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                                                                    EXHIBIT 10.1
                                                                  CONFORMED COPY

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                              ROCKFORD CORPORATION,

                                 as the Company

                                       and

                                     BUYERS,

                                as defined herein

                          SECURITIES PURCHASE AGREEMENT

                            Dated as of June 10, 2004

           4.5% Convertible Senior Subordinated Secured Notes due 2009
                      and Warrants to Purchase Common Stock

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                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of June 10, 2004, by and among Rockford Corporation, an Arizona corporation (the "Company"), and the Buyers listed on the Schedule of Buyers attached hereto as Exhibit A (individually, a "Buyer" and, collectively, the "Buyers").

                  THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

                  A. In accordance with the terms and conditions of this Agreement, the Company has agreed to issue and sell, and the Buyers have severally agreed to purchase in the aggregate, (i) Twelve Million Five Hundred Thousand United States Dollars ($12,500,000) principal amount of the Company's 4.5% Convertible Senior Subordinated Secured Notes due 2009 (such Convertible Senior Subordinated Secured Notes, substantially in the form attached as Exhibit A to the Indenture (as defined below), as such form of Note may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Notes"), which shall be convertible into shares of the common stock, $0.01 par value per share (the "Common Stock"), of the Company (as converted, the "Conversion Shares"), and (ii) Warrants (such Warrants, substantially in the form attached as Exhibit A to the Warrant Agent Agreement (as defined below), as such form of Warrant may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Buyer Warrants") to purchase 590,737 shares of Common Stock (as exercised, collectively, the "Buyer Warrant Shares"). The Notes will be issued pursuant to an Indenture, dated as of June 10, 2004 (the "Indenture") by and between the Company and BNY Western Trust Company, as trustee (the "Trustee"), substantially in the form attached hereto as Exhibit B. The Warrants will be issued pursuant to a Warrant Agent Agreement, dated as of June 10, 2004 (the "Warrant Agent Agreement") by and between the Company and BNY Western Trust Company, as warrant agent (the "Warrant Agent"), substantially in the form attached hereto as Exhibit C.

                  B. To induce Piper Jaffray & Co. ("Piper Jaffray") to act as exclusive placement agent with respect to the offering of the Notes and the Buyer Warrants (the "Offering"), the Company has agreed to issue Warrants (such Warrants, substantially in the form attached as Exhibit A to the Warrant Agent Agreement, as such form of Warrant may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Piper Jaffray Warrants" and, together with the Buyer Warrants, the "Warrants") to Piper Jaffray to purchase the number of shares of Common Stock set forth on the Schedule of Fees (the "Schedule of Fees") attached hereto as Exhibit D (as exercised, collectively, the "Piper Jaffray Warrant Shares", and together with the Buyer Warrant Shares, the "Warrant Shares").

                  C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit E (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Registration Rights Agreement") pursuant to which the Company has agreed to provide the Buyers and Piper Jaffray with the benefit of certain registration rights under the Securities Act of 1933, as amended, and the rules
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and regulations promulgated thereunder (the "Securities Act") and applicable state securities laws, on the terms and subject to the conditions set forth therein.

                  D. To induce the Buyers to enter into this Agreement, the Company and its wholly owned subsidiary, Audio Innovations, Inc. ("AII") have agreed to enter into a Security Agreement substantially in the form attached hereto as Exhibit F (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Security Agreement") among the Company, AII and BNY Western Trust Company, as collateral agent on behalf of the holders of the Notes ("Collateral Agent"), the Intercreditor Agreement (as defined in the Indenture) and such other documents required to grant a perfected security interest in the property of the Company and AII (collectively, with the Security Agreement, the "Security Documents"). The Notes are secured by the property so described in the Security Documents, subject to the limitations specified therein (the "Collateral").

                  NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

SECTION 1. PURCHASE AND SALE OF NOTES AND WARRANTS.

         (a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the conditions set forth in Sections 6 and 7 of this Agreement, the Company shall issue and sell to each Buyer, and each Buyer severally and not jointly agrees to purchase from the Company, the respective principal amount of Notes, together with the related Warrants, set forth opposite such Buyer's name on the Schedule of Buyers attached hereto as Exhibit A (the "Closing"). The Company shall issue to each Buyer One Thousand United States Dollars ($1,000) principal amount of the Notes and Warrants to purchase approximately 47.259 Warrant Shares for each One Thousand United States Dollars ($1,000) tendered by each such Buyer.

         (b) The Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., California time, on June 10, 2004, subject to the satisfaction (or waiver, to the extent permitted by applicable law) of the conditions set forth in Sections 6 and 7 of this Agreement. The Closing shall occur on the Closing Date at the offices of Steptoe & Johnson LLP, 201 E. Washington St., Suite 1600, Phoenix, Arizona 85004.

         (c) Form of Payment. On the Closing Date, (i) each Buyer shall pay the Company for the Notes and the related Warrants to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company's written wire instructions attached hereto on Schedule A, (ii) the Company shall reimburse each Buyer for its reasonable expenses to the extent required by Section 4(i) of this Agreement, and (iii) the Company shall issue to each Buyer properly authenticated Notes (in the denominations of not less than One Thousand United States Dollars ($1,000) as such Buyer shall reasonably request) representing the principal amount of Notes which such Buyer is then purchasing hereunder, along with Warrants representing the related number of Warrant Shares, duly executed on behalf of the Company and registered in the name of such Buyer.


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         SECTION 2. BUYER'S REPRESENTATIONS AND WARRANTIES. Each Buyer
represents and warrants to the Company with respect to only itself that as of the date hereof:

         (a) Investment Purpose. Such Buyer is acquiring the Notes and the Warrants for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Notes, the Conversion Shares, the Warrants and the Warrants Shares (collectively, the "Securities") for any minimum or other specific term and reserves the right to dispose of the Securities at any time; provided, further, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act as of the date of this Agreement and was not organized for the specific purpose of acquiring the Securities.

         (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein and in the applicable Note or Warrant in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

         (d) Information. Such Buyer believes it (i) has been furnished with or believes it has had full access to all of the information that it considers necessary or appropriate for deciding whether to purchase the Securities, including a copy of the Confidential Private Placement Memorandum, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall limit, modify, amend or affect the Company's representations and warranties contained in this Agreement or any other Transaction Document and the Buyer's right to rely thereon.

         (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         (f) Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement, the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without



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registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act. In that connection, such Buyer is aware of Rule 144 under the Securities Act and the restrictions imposed thereby.

         (g) Legends.

         (1) Such Buyer understands that, until two (2) years after the original issuance date of the Notes and the Warrants, any certificate evidencing such Notes and any certificate evidencing such Warrant (and all securities issued in exchange therefor or in substitution thereof, other than Common Stock, if any, issued upon conversion thereof (in the case of a Note) or upon exercise thereof (in the case of a Warrant), which shall bear the legend set forth in Section 2(g)(2) of this Agreement, if applicable) shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

         The Company may place the following legend on any Warrant or Note, as appropriate, held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

         The legends set forth above shall be removed and the Company shall issue a new Note or Warrant, as appropriate, of like tenor and aggregate principal amount or number of shares, as appropriate, and which shall not bear the restrictive legends required by this Section 2(g)(1), (i) if such Notes or Warrants, as appropriate, are registered for resale under the Securities Act and are transferred or sold pursuant to such registration, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Notes or Warrants, as appropriate, may be made without registration under the Securities Act, or (iii) upon expiration of the two-year period under Rule 144(k) of the Securities Act (or any successor rule) if the


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holder of the Securities has not been an "affiliate" (as defined in Rule
501(b) of Regulation D under the Securities Act) during the preceding three (3) months.

         (2) Such Buyer understands that any stock certificate representing Conversion Shares or Warrant Shares shall bear a legend in substantially the following form (unless (i) such Conversion Shares or Warrant Shares have been transferred or sold pursuant to an effective registration statement, (ii) such Conversion Shares or Warrant Shares, as appropriate, have been transferred or sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act, (iii) such Conversion Shares or Warrants Shares, as appropriate, may be transferred pursuant to Rule 144(k) under the Securities Act, or (iv) unless otherwise agreed by the Company in writing with written notice to the transfer agent):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

         The Company may instruct the transfer agent to place the following legend on any certificate evidencing shares of Common Stock held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                  The legends set forth above shall be removed and the Company shall issue the relevant Securities without such legends to the holder of the Securities upon which it is stamped, (i) if such Securities are registered for resale under the Securities Act and are transferred or sold pursuant to such registration, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) upon expiration of the two-year period under Rule 144(k) of the Securities Act (or any successor rule) if the holder of the Securities has not been an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months.

         (3) Such Buyer understands that, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year or three-month periods under Rule 144(k) (or the corresponding periods under any successor rule), (i) each reference in



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Sections 2(g)(1) and 2(g)(2) of this Agreement to "two (2) years" or the
"two-year period" and to "three (3) months" shall be deemed for all purposes of this Agreement to be references to such changed period or periods, and (ii) all corresponding references in the Notes and Warrants shall be deemed for all purposes to be references to the changed period or periods, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.

         (h) Authorization; Enforcement; Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         (i) Residency. Such Buyer is a resident of that country or state specified in its address on the Schedule of Buyers attached hereto as Exhibit A.

         (j) No Conflicts. The execution and performance of this Agreement and the Registration Rights Agreement do not conflict with any agreement to which such Buyer is a party or is bound thereby, any court order or judgment addressed to such Buyer, or the constituent documents of such Buyer.

         (k) Conversion/Exercise Limitation. (A) Subject to Buyer's election on the signature pages hereto to be governed by this Section 2(k)(A), each Buyer hereby agrees that in no event will it convert any of the Notes or exercise any of the Warrants in excess of the number of such Notes or Warrants, upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Buyer (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(k)(A)) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes and the exercise of such Warrants, would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion or exercise), it being the intent of the Company and the Buyers that no Buyer electing to be governed by this Section 2(k)(A) be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). To the extent that the limitation contained in this Section 2(k)(A) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Buyer's determination of whether the Notes are convertible and whether the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice (as that term is defined in the Note) or the Exercise Notice (as that term is defined in the Warrant) by the Buyer shall be deemed to be the Buyer's representation that the Notes or the Warrants specified therein are convertible or exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Buyer to convert the Notes or exercise the Warrants at such time as the conversion or exercise



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thereof will not violate the provisions of this Section 2(k)(A). Notwithstanding anything to the contrary, this Section 2(k)(A) shall not apply to a Buyer who has elected to opt out of the application of this Section by so indicating in the signature page.

         (B) Subject to Buyer's election on the signature pages hereto to be governed by this Section 2(k)(B), each Buyer hereby agrees that in no event will it convert any of the Notes or exercise any of the Warrants in excess of the number of such Notes or Warrants, upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such Buyer (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(k)(B)) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes and the exercise of such Warrants, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion or exercise), it being the intent of the Company and the Buyers that no Buyer electing to be governed by this Section 2(k)(B) be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 2(k)(B) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Buyer's determination of whether the Notes are convertible and whether the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice (as that term is defined in the Note) or the Exercise Notice (as that term is defined in the Warrant) by the Buyer shall be deemed to be the Buyer's representation that the Notes or the Warrants specified therein are convertible or exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Buyer to convert the Notes or exercise the Warrants at such time as the conversion or exercise thereof will not violate the provisions of this Section 2(k)(B). Notwithstanding anything to the contrary, this Section 2(k)(B) shall not apply to a Buyer who has elected to opt out of the application of this Section by so indicating in the signature page.

         (l) Additional Acknowledgement. Each Buyer acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, the Indenture, the Warrant Agent Agreement, the Security Agreement, the Intercreditor Agreement, the Notes, the Registration Rights Agreement and the Warrants, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Buyer, and that it is not acting in concert with any other Buyer in purchasing the Securities offered hereunder. The Buyers and, to its knowledge, the Company agree that the Buyers have not taken any actions that would make such Buyers to be deemed as members of a "group" for purposes of Section 13(d) of the Exchange Act.

         The Buyer's representations and warranties made in this Section 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Notes and Warrants pursuant to this Agreement complies with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company shall not rely on such representations and warranties for any other purpose.


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         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to Piper Jaffray and each of the Buyers that as of the date hereof:

         (a) Organization and Qualification. The Company and its Subsidiaries (as defined below) are corporations, partnerships or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate, limited liability company or partnership power and authorization to own their properties and to carry on their business as now being conducted. Copies of the Company's Articles of Incorporation and Bylaws, and all amendments thereto, have been filed as exhibits to the Company's SEC Documents (as defined in Section 3(f) of this Agreement), are in full effect and have not been modified. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, operations, results of operations or condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or
(iii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). "Subsidiary" means any entity in which the Company, directly or indirectly, owns or controls a majority of the ordinary voting power, capital stock or other equity or similar interests. The Company's "Subsidiaries" are set forth on Schedule 3(a).

         (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture, the Warrant Agent Agreement, the Security Documents, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5 of this Agreement) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue and sell the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance and repayment of the Notes, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, the issuance of the Warrants, the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants and the registration for resale of the Registrable Securities (as such term is defined in the Registration Rights Agreement), have been duly authorized by the Company's Board of Directors and no further consent or authorization is required of the Company's Board of Directors or shareholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as rights to indemnification and contribution may be limited by federal or state securities laws and policies underlying such laws and (ii) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium,



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liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         (c) AII has the requisite corporate power and authority to enter into and perform its obligations under the Security Documents. The execution and delivery of the Security Documents by AII and the consummation by it of the transactions contemplated thereby, have been duly authorized by AII's Board of Directors and no further consent or authorization is required of AII's Board of Directors or shareholders. The Security Documents have been duly executed and delivered by AII. The Security Documents constitute the valid and binding obligations of AII, enforceable against AII in accordance with their terms, except (i) as rights to indemnification and contribution may be limited by federal or state securities laws and policies underlying such laws and (ii) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         (d) Each of the Security Documents, when executed and delivered in accordance with its terms by each of the parties thereto, will create a valid and, where applicable, upon due filing and/or recording thereof in the proper public records and payment of all fees, taxes and other charges payable in connection therewith, perfected and enforceable security interest in the portion of the Collateral covered by such Security Document in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes, among others, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws relating to, or affecting generally, creditors' rights and remedies.

         (e) Upon the filing of all necessary Uniform Commercial Code ("UCC") financing statements in the proper filing offices and all other actions necessary to perfect a security interest in the portion of the Collateral that is not real property, fixtures or leases and rentals (collectively, the "Real Estate Collateral") and in which a security interest can be perfected by the filing of financing statements under Article 9 of the UCC as in effect in the applicable jurisdictions (the "UCC Collateral"), the security interests in the UCC Collateral granted to the Collateral Agent, for the benefit of the Trustee and the holders of the Notes, among others, will constitute valid and perfected security interests securing the Obligations (as such term is defined in the Security Agreement). As of the Closing Date, except for the filing of all necessary UCC financing statements in the proper filing offices, all other filings and other actions necessary to perfect the security interest in the UCC Collateral will have been duly made or taken and will be in full force and effect. All Collateral which is not UCC Collateral (other than Real Estate Collateral) is in the possession of the Senior Agent (as defined in the Intercreditor Agreement).

         (f) Capitalization. Except for any shares issuable upon exercise of options issued pursuant to employee benefit plans disclosed in the Company's SEC Documents, the capitalization of the Company is as described in the Company's SEC Documents. All of the Company's outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable and were issued in accordance with applicable federal and state securities laws. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed for trading on the Principal Market (as defined in Section 4(f) of this Agreement). Except for rights created pursuant to the Transaction Documents and as set forth in the SEC Documents, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances created by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries (other than any such options, warrants, scrip, rights, calls, commitments, securities, understandings and arrangement outstanding under plans disclosed in the SEC Documents); (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, except for the Loan and Security Agreement dated March 29, 2004, among the Company, Audio Innovations, Inc., Congress Financial Corporation (as Agent) and the lenders named therein (the "Senior Facility") and the Loan and Security Agreement dated March 29, 2004, among the Company, Audio Innovations, Inc., and Hilco Capital LP (the "Junior Facility");
(iv) there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility, except with respect to the Senior Facility or the Junior Facility (as to which any amounts due upon termination would be due in cash only and not in securities); (v) there are no financing statements securing obligations in any amounts greater than Fifty Thousand United States Dollars ($50,000), singly, or Two Hundred Fifty Thousand United States Dollars ($250,000) in the aggregate, filed in connection with the Company or any of its Subsidiaries except for those filed in respect of the Senior Facility and the Junior Facility; (vi) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act; (vii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (viii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (ix) the Company does not have any stock appreciation rights or "phantom" stock plans or agreements or any similar plan or agreement; (x) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; and (xi) the Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any person or entity the right to purchase any equity interest in the Company upon the occurrence of certain events.

         (g) Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Buyers, and shall not be subject to preemptive rights or other similar rights of shareholders of the Company. As of the Closing, at least 3,163,397 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(e) of this Agreement) will have been duly authorized and reserved for issuance upon conversion of the Notes and exercise of the Warrants. Upon conversion or issuance in accordance with the terms of the Notes or upon exercise or issuance in accordance with the terms of the Warrants, as applicable, the Conversion Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, other than any liens or encumbrances created by or imposed by the Buyers, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of each of the Buyers in this Agreement, the issuance by the Company of the Securities is exempt from registration under the Securities Act and applicable state securities laws.

         (h) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and in the case of the Security Documents, by AII, and the consummation by the Company, and (where applicable) AII, of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Company's Articles of Incorporation or Bylaws or AII's articles of incorporation or bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of any material term of or in default under its Articles of Incorporation, Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except (a) the default under the Junior Facility and cross-default under the Senior Facility, as disclosed in the SEC documents, or (b) where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Security Documents, as required under the Securities Act or as required by Blue Sky filings (but only to the extent that such filings may be made after the Closing), neither the Company nor AII is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other person or entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and copies of such consents, authorizations, orders, filings and registrations have been delivered to the Buyers. The Company is not in violation of the listing requirements of the Principal Market, and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. The Company and its Subsidiaries are not in violation of any covenants or other terms of its outstanding indebtedness for borrowed money, which could reasonably be expected to have a Material Adverse Effect, except for the default under the Junior Facility and cross-default under the Senior Facility, as disclosed in the SEC documents. The Company and its Subsidiaries are currently unaware of any facts or circumstances which might give rise to any of the foregoing events set forth in this paragraph.

         (i) SEC Documents; Financial Statements. Since January 1, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, (all of the foregoing filed prior to or on the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of the date of filing of such SEC Documents, each such SEC Document, as it may have been subsequently amended by filings made by the Company with the Commission prior to the date hereof, complied in all material respects with the requirements of the Exchange Act applicable to such SEC Document and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States ("GAAP"), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended. Ernst & Young LLP are independent accountants as required by the Exchange Act. The Company is not aware of any issues raised by the Commission with respect to any of the SEC Documents. No other written information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the Commission under the Exchange Act. Except for the issuance of the Notes and the Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is currently contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws and which has not been publicly disclosed. The Company has no reason to believe that its independent auditors will withhold their consent to the inclusion of their audit opinion concerning the Company's financial statements which shall be included in the Registration Statement (as such term is defined in the Registration Rights Agreement).

         (j) Absence of Litigation. Except as disclosed in the sections titled "Legal Proceedings" in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation ("Material Litigation") before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company or any of its Subsidiaries or any of the Company's or the Subsidiaries' officers or directors in their capacities as such that would have a Material Adverse Effect. The Company believes it has set aside on its books provisions reasonably adequate for the payment of all judgments, damages, costs, and expenses arising out of its pending Material Litigation and has appropriately accounted for such reserves under GAAP.

         (k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

         (l) Intellectual Property Rights. The Company and its Subsidiaries own, possess, license or can acquire or make use of on reasonable terms, adequate rights or licenses to use all trademarks, trade names, trade dress, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, technology licenses, approvals, governmental authorizations, trade secrets, and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct their respective businesses as now conducted and as currently contemplated to be conducted by them as described in the SEC Documents, except where the failure to currently own or possess Intellectual Property would not have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property rights of others, or of any development of similar or identical trade secrets or technical information by others. Except for the litigation matter disclosed in the SEC Documents, there is no claim, action or proceeding being made by the Company or its Subsidiaries regarding the Intellectual Property rights of the Company or its Subsidiaries or to the Company's knowledge, brought or currently threatened against the Company or its Subsidiaries regarding the Intellectual Property rights of or the use of any Intellectual Property by the Company or its Subsidiaries of any third party that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (m) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commensurate with similarly situated companies engaged in similar businesses as the Company and its Subsidiaries.

         (n) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (the "Permits"), except where the failure to possess such Permits would not have a Material Adverse Effect and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material modification of any such Permit.

         (o) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and all such tax returns are accurate and complete in all material respects, (ii) has paid all taxes and other governmental assessments and charges due with respect to the periods covered by such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books in accordance with GAAP, and (iii) has paid or set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. Except as disclosed in the SEC Documents, there are no unpaid taxes or assessments for tax deficiencies that are individually or in the aggregate material in amount claimed to be due by the taxing authority of any jurisdiction, and the Company knows of no basis for any such claim, and there are no audits in progress with respect to any tax returns, no extension of time is in force with respect to any date on which any tax return was or is to be filed, and no waiver or agreement is in force for the extension of time for the assessment or payment of any tax. Except as disclosed in the SEC Documents, all provisions for tax liabilities of the Company and each of its Subsidiaries have been disclosed in the Company's financial statements and made in accordance with GAAP consistently applied, and all liabilities for taxes of the Company and each of its Subsidiaries attributable to periods prior to or ending on the Closing Date have been adequately disclosed in the Company's financial statements.

         (p) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, the laws of the state of its incorporation or the laws of any other state which is applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership, voting (to the extent applicable) or disposition of the Securities.

         (q) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices

Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         (r) Confidential Private Placement Memorandum. The information supplied by the Company for inclusion or incorporation by reference in the Confidential Private Placement Memorandum dated as of June 10, 2004 (the "Confidential Private Placement Memorandum") in connection with the Offering does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Closing Date, any event with respect to the Company shall occur which is required to be described in the Confidential Private Placement Memorandum, such event shall be so described, and an appropriate amendment or supplement shall be prepared by the Company.

         (s) Transactions With Affiliates. Except as disclosed in the SEC Documents, other than the grant of stock options granted pursuant to the Company's employee benefit plans, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than in connection with the provision of services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, such that the transaction would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

         (t) Brokers and Finders. Except for fees payable to Piper Jaffray as placement agent, no brokers, finders or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

         (u) Absence of Certain Changes. Except as disclosed in the SEC Documents available on the EDGAR system, since December 31, 2003, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         (v) No Material Non-Public Information. Except for the issuance of the Securities and the transactions contemplated by this Agreement and the Company's intended use of the net proceeds from the sale of the Notes and Warrants to repay $4 million in junior debt the Company owes to Hilco Capital (which such information shall be fully disclosed in the Current Report on Form 8-K filed pursuant to Section 4(g)(1) hereof), the Company has not provided the Buyers with, and the Confidential Private Placement Memorandum does not contain, material non-public information.

         (w) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

         (x) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Buyer Warrant Shares issuable upon exercise of the Buyer Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement, the Indenture and the Notes and its obligation to issue the Buyer Warrant Shares upon exercise of the Buyer Warrants in accordance with this Agreement and the Buyer Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

         (y) Insolvency. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). For purposes of this Section 3(v), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total debt, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

         (z)  Employee Relations.

              (1) Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company, except that David Richards, Vice President of Information Technology, has notified the Company that he intends to retire effective Spring 2005. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

              (2) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (aa) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

         (bb) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

         (cc) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its material Subsidiaries as owned by the Company or such Subsidiary.

         (dd) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

         (ee) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

SECTION 4. COVENANTS.

         (a) Obligations. Each party shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

         (b) Form D and Blue Sky. The Company agrees to file timely a Form D with the Commission with respect to the Securities as required under Regulation D and to provide, upon request, a copy thereof to each Buyer. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all timely filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(b).

         (c) Reporting Status. With a view to making available to the Investors (as that term is defined in the Registration Rights Agreement) the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company shall: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (3) furnish to each Investor, so long as such Investor owns Registrable Securities (the "Reporting Period"), promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         (d) Use of Proceeds. The Company intends to use the net proceeds from the sale of the Notes and the Warrants as described in the Confidential Private Placement Memorandum.

         (e) Reservation of Shares. The Company shall take all actions necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock (the "Reservation Amount") needed to provide for the issuance of the Conversion Shares upon conversion of all of the Notes and the Warrant Shares upon exercise of all of the Warrants without regard to any limitations on conversions or exercise.

         (f) Listing. The Company shall promptly use its best efforts to secure the listing of all of the Conversion Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents. So long as any Securities are outstanding, the Company shall maintain the Common Stock's authorization for quotation or listing on The New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange, Inc. ("AMEX") or The Nasdaq National Market or SmallCap Market ("NASDAQ") (as applicable, the "Principal Market"). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

         (g) Filing of Form 8-K. On the Closing Date, the Company shall issue a press release announcing the transactions contemplated hereby. The Company shall use reasonable efforts within one Business Day after the public announcement of the transactions contemplated hereby to file (1) a Current Report on Form 8-K with the Commission furnishing as an exhibit to such Current Report on Form 8-K the press release announcing the signing of this Agreement after the issuance of such press release, and (2) a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K (i) this Agreement and the Exhibits hereto, (ii) the form of Note, (iii) the form of Warrant, (iv) the Registration Rights Agreement, (v) the form of Indenture, (vi) the form of Security Agreement, (vii) the form of Warrant Agent Agreement, and
(viii) the form of Intercreditor Agreement, each in the form required by the Exchange Act; provided, however, that the signature pages and all references to the names of the Buyers shall be redacted from the Transaction Documents filed as exhibits to such Current Report on Form 8-K and in any press release filed in connection with the transactions contemplated hereby. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are required by law to remain closed.

         (h) Expenses. Subject to Section 9(o) of this Agreement, at the Closing, the Company shall reimburse the Buyers for the Buyers' reasonable, documented, out-of-pocket expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, up to a maximum of $25,000, which amount shall be paid by the Company to the Buyers concurrently with the Company's receipt of the Purchase Price at the Closing and shall be allocated pro rata among the Buyers based on the respective principal amount of Notes set forth opposite such Buyer's name on the Schedule of Buyers attached hereto as Exhibit A.

         (i) Additional Securities. For so long as any Buyer beneficially owns any Securities, the Company will not issue any Notes or Warrants other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.

         (j) Tax Matters. For United States Federal income tax purposes, the Company and each Buyer agree (i) to treat the Notes as indebtedness, (ii) that $1,025,000 of the aggregate purchase price for the securities issued by the Company to the Buyers hereunder (assuming the sale of $12,500,000 of Securities) is attributable to the purchase of the Warrants, and (iii) to treat the Notes as having been issued for an aggregate purchase price of $11,475,000 (assuming the sale of $12,500,000 of Securities), such that the aggregate original issue discount that will accrue over the term of One Thousand Dollars ($1,000) principal amount of the Notes is $82. If the Company shall be required to withhold or deduct any tax or other governmental charge from any payment made hereunder or under any Note to any Buyer, then, subject to the last sentence of this Section 4(j), the Company shall pay to such Buyer such additional amounts as are necessary such that such Buyer actually receives the amount such Buyer would have received if no such withholding or deduction had been required. If any Buyer is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-United States Buyer"), such Buyer shall deliver to the Company either (a) two (2) copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or (b) in the case of a Non-United States Buyer claiming exemption from United States Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") with respect to payments of "portfolio interest", a certificate in form and substance reasonably acceptable to the Company representing that such Non-United States Buyer is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), together with Internal Revenue Service Form W-8 or W-9, as applicable, in all cases such forms and other documents being properly completed and duly executed by such Non-United States Buyer claiming complete exemption from United States Federal withholding tax on payments of interest by the Company (or accruals of original issue discount) under the Notes. In addition, each Buyer that is not otherwise exempt from "back-up withholding" shall deliver to the Company properly completed and duly executed Internal Revenue Service Form W-8 or W-9 indicating that such Buyer is subject to "back-up withholding" for United States Federal income tax purposes. The forms and other documents required to be delivered pursuant to the two preceding sentences shall be delivered within ten (10) days after the Closing Date. The Company shall not be required to pay any additional amounts (x) to any Non-United States Buyer in respect of United States Federal withholding tax or (y) to any Buyer in respect of United States Federal "back-up withholding" tax to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-United States Buyer or Buyer, as the case may be, to comply with the provisions of this Section 4(j).

         (k) Violation of Laws. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

      (l) Limits on Additional Issuances. The Company shall not, in any manner, until the later of (i) 180 days after the Closing or (ii) the date on which the Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective by the Commission (the "Effective Date"), issue or sell any Common Stock or rights, warrants or options to subscribe for or purchase Common Stock or any security directly or indirectly convertible into or exchangeable or exercisable for Common Stock (the "Equity Limitation"). The Equity Limitation shall not apply (i) to the issuance of Conversion Shares or Warrant Shares, as the case may be, pursuant to the Notes or the Warrants, (ii) to the issuance of securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, provided such securities, warrants and options are not amended after the date hereof, (iii) if holders representing a majority of the outstanding principal amount of the Notes give their prior written consent to such issuance or sale, (iv) if the issuance is pursuant to employee benefits plans approved by the Company's Board of Directors, (v) to the filing of a Registration Statement on Form S-8, (vi) if the securities are issued for consideration other than cash in connection with a bona fide business acquisition by the Company whether by merger, consolidation, purchase of assets, sale or exchange of stock or otherwise, or (vii) if the issuance is in connection with a (A) commercial banking arrangement, (B) equipment financing, (C) sponsored research, (D) collaboration, (E) technology licensing, (F) development agreement or (G) other strategic partnership; provided, however, that with respect to (C) through (G) hereof, the primary purpose of such transaction is not to raise equity capital.

      (m) CUSIP Numbers. The Company in issuing the Securities shall use "CUSIP" numbers (if then generally in use), and shall use such "CUSIP" numbers in notices to holders as a convenience to holders thereof; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice to such holders and that reliance may be placed only on other identification numbers printed on such Securities, and any such Company action referenced in such notice (including, without limitation, redemption or automatic conversion of Notes) shall not be affected by any defect in or omission of such numbers.

      (n) Accounting Matters. The Company shall use its reasonable best efforts to cause to be delivered to the Buyers a letter in form and substance reasonably acceptable to the Buyers and reasonably customary in scope and substance for comfort letters delivered by independent accountants in connection with offerings similar to the Offering.

      (o) Nonpublic Information. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide those Buyers listed on Schedule 4(p) with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyers; provided, however that the foregoing shall not restrict in any way the distribution of any information to any such Buyers by the Company or its Subsidiaries and its and each of their respective officers, directors, employees and agents (i) as reasonably required by the terms of the Transaction Documents or (ii) in connection with any request by or on behalf of the Company to waive, amend or modify any provision of the Transaction Documents.

      (p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Except as provided by the Transaction Documents, each Buyer shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

      (q) Action to Cure Default. On or before the fifth (5th) Business Day after the Closing Date, the Company shall cure the default under the Junior Facility and cross-default under the Senior Facility disclosed in the SEC documents.

      SECTION 5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agents, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of Piper Jaffray and each Buyer or their respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by Piper Jaffray or a Buyer to the Company upon conversion of the Notes or exercise of the Warrants, as applicable and in accordance with their respective terms (the "Irrevocable Transfer Agent Instructions"), substantially in the form attached hereto as Exhibit G. Prior to transfer or sale pursuant to a registration statement or Rule 144 under the Securities Act of the Conversion Shares and the Warrant Shares, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company represents and warrants that no instruction inconsistent with the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Securities shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Notes, the Indenture, the Security Agreement, the Intercreditor Agreement, the Warrants and the Registration Rights Agreement. Subject to the Indenture and the Warrant Agent Agreement, if a Buyer provides the Company with an opinion of counsel, in form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of the Securities has been made without registration under the Securities Act or that the Securities can be sold pursuant to Rule 144(k) without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, and provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      SECTION 6. CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE. The obligation of the Company to issue and sell the Notes and the Warrants to each respective Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing such Buyer with prior written notice thereof:

      (a) Transaction Documents. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

      (b) Payment of Purchase Price. Such Buyer shall have delivered to the Company the purchase price for the Notes and the Warrants being purchased by such Buyer at the Closing, by wire transfer of immediately available funds pursuant to the wire instructions attached hereto as Schedule A.

      (c) Representations and Warranties; Covenants. The representations and warranties of such Buyer shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)), and such Buyer shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

      SECTION 7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The several obligation of each Buyer hereunder to purchase its Notes and the Warrants from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

      (a) Transaction Documents. The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer. AII shall have executed the Security Agreement and the Intercreditor Agreement and delivered the same to such Buyer. The Trustee shall have executed and delivered the Indenture to the Company. The Warrant Agent shall have executed and delivered the Warrant Agent Agreement to the Company. The Collateral Agent shall have executed and delivered the Security Agreement to the Company. The Senior Agent (as defined in the Intercreditor Agreement), the Trustee and the Collateral Agent shall have executed and delivered the Intercreditor Agreement to the Company.

      (b) Financing Statements. The Collateral Agent shall have received all necessary UCC financing statements for filing in the proper filing offices and, upon the filing of all necessary UCC financing statements in the proper filing offices, the Collateral Agent, for the benefit of the Trustee and the holders of the Notes, shall have a valid and perfected security interest in the UCC Collateral securing the Obligations.

      (c) No Delisting of Common Stock. The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened either (A) in writing by the Commission or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

      (d) Representations and Warranties; Covenants. The representations and warranties of the Company shall be true, correct and complete in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 of this Agreement, in which case such representations and warranties shall be true, correct and complete without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true, correct and complete as of such date)) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect.

      (e) Opinion of Counsel. The Company shall have delivered to such Buyer the opinion of Steptoe & Johnson LLP, dated as of the Closing Date, in the form of Exhibit H attached hereto.

      (f) Delivery of Notes and Warrants. The Company shall have executed and delivered to such Buyer the Notes and the Warrants (in such denominations of not less than One Thousand United States Dollars ($1,000) as such Buyer shall reasonably request) for the Notes and the Warrants being purchased by such Buyer at the Closing.

      (g) Reservation of Common Stock. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, the number of shares of Common Stock equal to the Reservation Amount (as defined in Section 4(e) of this Agreement).

      (h) Irrevocable Transfer Agent Instructions. The Company shall have delivered the Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, to the Company's transfer agent.

      (i) Good Standing Certificates. The Company shall have delivered to Piper Jaffray (i) a certificate evidencing the incorporation and good standing of the Company in Arizona issued by the Arizona Corporation Commission as of a recent date; and (ii) a certificate of good standing

(or appropriate counterpart) from the appropriate governmental authority in each domestic jurisdiction in which Subsidiaries are incorporated or organized as of a recent date.

      (j) Secretary's Certificate. The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to
(i) adoption of the form of resolutions of the Board of Directors of the Company consistent with Section 3(b) of this Agreement and in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

      (k) Filings; Authorizations. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws, and shall have obtained all authorizations, approvals and permits necessary to consummate the transactions contemplated by the Transaction Documents and such authorizations, approvals and permits shall be effective as of the Closing Date.

      (l) No Injunctions. No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Transaction Documents, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

      (m) No Material Adverse Effect. Between the time of execution of this Agreement and the Closing Date, (i) no Material Adverse Effect shall occur or become known (whether or not arising in the ordinary course of business) and
(ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company.

      (n) Payment of Fees. The Company shall have satisfied its obligations under Section 9(p) of this Agreement.

      (o) Minimum Offering. The Company shall have confirmed in writing to the Buyers that it will be issuing at least an aggregate of $7,500,000 principal amount of Notes and Warrants to the Buyers on the Closing Date.

      (p) Comfort Letter. The Company's independent accountants shall have delivered to the Buyers a letter in form and substance reasonably acceptable to the Buyers and reasonably customary in scope and substance for comfort letters delivered by independent accountants in connection with offerings similar to the Offering.

      (q) No Stop Orders. No stop order or suspension of trading shall have been imposed by the Principal Trading Market, the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock.

      SECTION 8. INDEMNIFICATION.

      (a) Indemnification by the Company. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and Piper Jaffray's agreement to act as exclusive placement agent and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Piper Jaffray and each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (collectively, "Claims"), incurred by any Indemnitee as a result of, or arising out of, or relating to an untrue statement or alleged untrue statement of a material fact contained in the Confidential Private Placement Memorandum, or in any amendment or supplement thereto, or in any Blue Sky filings executed by the Company or based on any information furnished in writing by the Company and filed in any jurisdiction in order to qualify any or all of the Securities under (or obtain exemption from) the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims which is permissible under applicable law. Subject to Section 8(b) of this Agreement, the Company shall reimburse the Indemnitees, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with the investigating or defending any such Claim.

      (b) Procedures for Indemnification. Promptly after an Indemnitee has knowledge of any Claim as to which such Indemnitee reasonably believes indemnity may be sought or promptly after such Indemnitee receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnitee shall, if a Claim in respect thereof is to be made against the Company under this Section 8, deliver to the Company a written notice of such Claim, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Indemnitee and the Company; provided, further, that the Company shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnitee. In the case of an Indemnitee, the legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Securities to which the Claim relates. The Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such action or Claim by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Claim. The Company shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any Claim effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a full release from all liability in respect to such Claim, action and proceeding. The failure to deliver written notice to the Company as provided in this Agreement shall not relieve the Company of any liability to the Indemnitee under this Section 8, except to the extent that the Company is materially prejudiced in its ability to defend such action.

      (c) Survival of Representations and Warranties; Indemnification Obligations. The representations and warranties of the Buyers and the Company set forth herein and the obligations of the Company under this Section 8 shall survive the transfer of the Securities by the Indemnitees.

      SECTION 9. MISCELLANEOUS.

      (a) Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

      (b) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      (c) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (d) Entire Agreement. This Agreement, the Registration Rights Agreement, the Notes and the Warrants and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Registration Rights Agreement, the Notes and the

Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

      (e) Consents. All consents and other determinations required to be made by Buyers pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least a majority of the Conversion Shares and Warrant Shares, determined as if all of the Notes held by Buyers then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or on the exercise of the Warrants.

      (f) Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and Investors holding at least a majority of the Conversion Shares and Warrant Shares, determined as if all of the Notes held by Buyers then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on the conversion of the Notes or on the exercise of the Warrants. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any holder of any Securities to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is offered to all of the holders of such Securities.

      (g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; or (iii) one
(1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                                            Rockford Corporation
                                            600 South Rockford Drive
                                            Tempe, Arizona 85281
                                            Telephone: (480) 967-3565
                                            Facsimile: (480) 966-3639
                                            Attention: Mr. W. Gary Suttle

                           with a copy to:

                                            Steptoe & Johnson LLP
                                            201 E. Washington St., Suite 1600
                                            Phoenix, Arizona 85004
                                            Telephone: (602) 257-5200
                                            Facsimile: (602)257-5299
                                            Attention: Kevin Olson, Esq.

                           If to Piper Jaffray & Co.:

                                            Piper Jaffray & Co.
                                            345 California Street, Suite 2100
                                            San Francisco, California  94104
                                            Telephone: (415) 277-1500
                                            Facsimile: (415) 984-5121
                                            Attention: Mr. Brendan Dyson

                           with a copy to:

                                            Gibson, Dunn & Crutcher LLP
                                            1050 Connecticut Avenue NW
                                            Washington, DC 20036
                                            Telephone: (202) 955-8500
                                            Facsimile: (202) 467-0539
                                            Attention: Brian Lane, Esq.

                           If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto as Exhibit A, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

      (h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      (i) Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than Piper Jaffray.

      (j) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      (k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the outstanding principal amount of the Notes including by merger or consolidation, except pursuant to a Change of Control (as defined in the Notes) with respect to which the Company is in compliance with the terms of the Notes. Other than in connection with a sale pursuant to the Registration Rights Agreement, a Buyer may assign some or all of its rights and obligations hereunder without the consent of the Company; provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and provided, further, that such assignment shall be in connection with a transfer of all or a portion of the Notes and Warrants held by such Buyer and subject to the terms and conditions of the Warrants and Notes, as applicable.

      (l) Publicity. The Company and Piper Jaffray shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated by the Transaction Documents; provided, however, that neither the Company nor Piper Jaffray shall have the right to issue a press release referring to a Buyer or its affiliates without such Buyer's prior written consent. Piper Jaffray has the right to describe its services to the Company in connection with the Offering and to reproduce the Company's name and logo in Piper Jaffray's advertisements, marketing materials and equity research reports, if any, in the form previously approved by the Company and subject to the prior approval of the Company, which shall not be unreasonably withheld, such additional uses as Piper Jaffray may from time to time request.

      (m) Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 of this Agreement (and the nonbreaching party's failure to waive such unsatisfied conditions), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party, and the Company or Piper Jaffray, as the case may be, shall return any and all funds paid hereunder to the applicable Buyer no later than the close of business on the Business Day following such termination; provided, however, that if this Agreement is terminated pursuant to this Section 9(m), the Company shall remain obligated to reimburse any nonbreaching Buyer for the expenses described in
Section 4(i) of this Agreement.

      (n) Placement Agent. The Company acknowledges that it has engaged Piper Jaffray as placement agent in connection with the sale of the Notes and the Warrants and that the compensation of such agent is as set forth on the Schedule of Fees attached hereto as Exhibit D. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

      (o) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

      (p) Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents, or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      (q) Intercreditor Agreement. This Agreement and the delivery of the Collateral are subject to the terms and conditions of the Intercreditor Agreement (as defined in the Indenture). To the extent that any of the terms or conditions of this Agreement are inconsistent with the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement will control.

      IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                          "COMPANY"

                                          ROCKFORD CORPORATION


                                          By:    /s/ James M. Thomson
                                             -----------------------------------


ACKNOWLEDGED AND AGREED:


"PIPER JAFFRAY"

PIPER JAFFRAY & CO.

By:   David J. Fullerton
      -----------------------
       Its: Managing Director
           ------------------

                    [Signatures of Buyers on Following Page]

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                 "BUYER"



                                 ----------------------------------------------
                                        (print full legal name of Buyer)

                                 By:
                                    -------------------------------------------
                                    (signature of authorized representative)

                                 Name:
                                     ------------------------------------------

                                 Its:
                                     ------------------------------------------

                                 Buyer hereby elects to be subject to Section
                                 2(k)(A):


                                 By:
                                    -------------------------------------------
                                    (signature of authorized representative)

                                 OR

                                 Buyer hereby elects to be subject to Section
                                 2(k)(B):


                                 By:
                                    -------------------------------------------
                                      (signature of authorized representative)

                                    EXHIBIT A

                               SCHEDULE OF BUYERS

                                    EXHIBIT B

                                FORM OF INDENTURE

================================================================================

                          Rockford Corporation, Issuer

                           BNY WESTERN TRUST COMPANY,

                                   as Trustee

                                    INDENTURE

                            Dated as of June 10, 2004


           4.5% Convertible Senior Subordinated Secured Notes due 2009


================================================================================

                             CROSS-REFERENCE TABLE*

      Provisions of Trust Indenture Act of 1939 and Indenture, dated as of June 10, 2004, between Rockford Corporation and BNY Western Trust Company, as Trustee, providing for the 4.5% Convertible Senior Subordinated Secured Notes due 2009:

                    Section of the Act                           Section of Indenture
                    ------------------                           --------------------
310(a)(1) and (2)......................................                   8.9
310(a)(3) and (4)......................................                 N.A.**
310(b).................................................         8.8 and 8.10(b) and (d)
310(c).................................................                  N.A.
311(a).................................................                  8.13
311(b).................................................                  8.13
311(c).................................................                  N.A.
312(a).................................................             6.1 and 6.2(a)
312(b).................................................                 6.2(b)
312(c).................................................                 6.2(c)
313(a).................................................                 6.3(a)
313(b)(1)..............................................                  N.A.
313(b)(2)..............................................                 6.3(a)
313(c).................................................                 6.3(a)
313(d).................................................                 6.3(b)
314(a).................................................                   6.4
314(b).................................................                  17.4
314(c)(1) and (2)......................................                  18.5
314(c)(3)..............................................                  17.6.
314(d).................................................                  N.A.
314(e).................................................                  18.5
314(f).................................................                  N.A.
315(a), (c) and (d)....................................                   8.1
315(b).................................................                   7.8
315(e).................................................                   7.9
316(a)(1)..............................................                   7.7
316(a)(2)..............................................              Not required
316(a) (last sentence).................................                   9.4
316(b).................................................                  11.2

-------------------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**    N.A. means Not Applicable.

                                TABLE OF CONTENTS


                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE I DEFINITIONS......................................................................................          1

      Section 1.1          Definitions.....................................................................          1
      Section 1.2          Other Definitions...............................................................         10

ARTICLE II ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES...............................         11

      Section 2.1          Designation, Amount and Issue of Notes..........................................         11
      Section 2.2          Form of Notes...................................................................         11
      Section 2.3          Date and Denomination of Notes; Payments of Interest............................         12
      Section 2.4          Execution of Notes..............................................................         13
      Section 2.5          Exchange and Registration of Transfer of Notes; Restrictions on Transfer........         14
      Section 2.6          Mutilated, Destroyed, Lost or Stolen Notes......................................         27
      Section 2.7          Temporary Notes.................................................................         28
      Section 2.8          Cancellation of Notes Paid, Etc.................................................         29
      Section 2.9          CUSIP Numbers...................................................................         29

ARTICLE III OPTIONAL REDEMPTION OF NOTES...................................................................         29

      Section 3.1          Redemption Price................................................................         29
      Section 3.2          Notice of Redemption; Selection of Notes........................................         30
      Section 3.3          Payment of Notes Called for Redemption..........................................         31
      Section 3.4          Conversion Arrangement on Call for Redemption...................................         32

ARTICLE IV SUBORDINATION...................................................................................         33

      Section 4.1          Subordination to Senior Indebtedness............................................         33
      Section 4.2          No Payment if Default in Senior Indebtedness....................................         34
      Section 4.3          Payment upon Dissolution, Etc...................................................         35
      Section 4.4          Payments on Notes...............................................................         36
      Section 4.5          Certain Conversions Deemed Payment..............................................         36
      Section 4.6          Subrogation.....................................................................         36
      Section 4.7          Rights of Holders Unimpaired....................................................         37
      Section 4.8          Holders of Senior Indebtedness..................................................         37
      Section 4.9          Trustee Not Fiduciary for Holders of Senior Indebtedness........................         37
      Section 4.10         Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's
                           Rights..........................................................................         37

ARTICLE V PARTICULAR COVENANTS OF THE COMPANY..............................................................         38

      Section 5.1          Payment of Principal, Premium and Interest......................................         38
      Section 5.2          Maintenance of Office or Agency.................................................         39
      Section 5.3          Appointments to Fill Vacancies in Trustee's Office..............................         39

      Section 5.4          Provisions as to Paying Agent...................................................         40
      Section 5.5          Existence.......................................................................         41
      Section 5.6          Information Requirement.........................................................         41
      Section 5.7          Stay, Extension and Usury Laws..................................................         41
      Section 5.8          Compliance Certificate..........................................................         41
      Section 5.9          Further Instruments and Acts....................................................         42

ARTICLE VI NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE...................................         42

      Section 6.1          Noteholders Lists...............................................................         42
      Section 6.2          Preservation and Disclosure of Lists............................................         42
      Section 6.3          Reports by Trustee..............................................................         43
      Section 6.4          Reports by Company..............................................................         43

ARTICLE VII DEFAULTS AND REMEDIES..........................................................................         44

      Section 7.1          Events of Default...............................................................         44
      Section 7.2          Payments of Notes on Default; Suit Therefor.....................................         47
      Section 7.3          Application of Monies Collected by Trustee......................................         49
      Section 7.4          Proceedings by Noteholder.......................................................         50
      Section 7.5          Proceedings by Trustee..........................................................         50
      Section 7.6          Remedies Cumulative and Continuing..............................................         51
      Section 7.7          Direction of Proceedings and Waiver of Defaults by Majority of Noteholders......         51
      Section 7.8          Notice of Defaults..............................................................         51
      Section 7.9          Undertaking to Pay Costs........................................................         52
      Section 7.10         Delay or Omission Not Waiver....................................................         52

ARTICLE VIII CONCERNING THE TRUSTEE........................................................................         52

      Section 8.1          Duties and Responsibilities of Trustee..........................................         52
      Section 8.2          Reliance on Documents, Opinions, Etc............................................         54
      Section 8.3          No Responsibility for Recitals, Etc.............................................         55
      Section 8.4          Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.......         55
      Section 8.5          Monies to be Held in Trust......................................................         56
      Section 8.6          Compensation and Expenses of Trustee............................................         56
      Section 8.7          Officer's Certificate as Evidence...............................................         57
      Section 8.8          Conflicting Interests of Trustee................................................         57
      Section 8.9          Eligibility of Trustee..........................................................         57
      Section 8.10         Resignation or Removal of Trustee...............................................         57
      Section 8.11         Acceptance by Successor Trustee.................................................         59
      Section 8.12         Succession by Merger, Etc.......................................................         59
      Section 8.13         Limitation on Rights of Trustee as Creditor.....................................         60

ARTICLE IX CONCERNING THE NOTEHOLDERS......................................................................         60

      Section 9.1          Action by Noteholders...........................................................         60
      Section 9.2          Proof of Execution by Noteholders...............................................         60

      Section 9.3          Who Are Deemed Absolute Owners..................................................         61
      Section 9.4          Company-Owned Notes Disregarded.................................................         61
      Section 9.5          Revocation of Consents; Future Holders Bound....................................         61

ARTICLE X NOTEHOLDERS' MEETINGS............................................................................         62

      Section 10.1         Purpose of Meetings.............................................................         62
      Section 10.2         Call of Meetings by Trustee.....................................................         62
      Section 10.3         Call of Meetings by Company or Noteholders......................................         63
      Section 10.4         Qualifications for Voting.......................................................         63
      Section 10.5         Regulations.....................................................................         63
      Section 10.6         Voting..........................................................................         64
      Section 10.7         No Delay of Rights by Meeting...................................................         64

ARTICLE XI AMENDMENTS; SUPPLEMENTAL INDENTURES.............................................................         64

      Section 11.1         Amendments; Supplemental Indentures without Consent of Noteholders..............         64
      Section 11.2         Amendments; Supplemental Indentures with Consent of Noteholders.................         66
      Section 11.3         Effect of Amendments and Supplemental Indentures................................         67
      Section 11.4         Notation on Notes...............................................................         67
      Section 11.5         Evidence of Compliance of Amendment or Supplemental Indenture to be Furnished to
                           Trustee.........................................................................         67

ARTICLE XII CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE..............................................         68

      Section 12.1         Company May Consolidate, Etc....................................................         68
      Section 12.2         Successor Entity to be Substituted..............................................         68
      Section 12.3         Opinion of Counsel to be Given Trustee..........................................         69

ARTICLE XIII SATISFACTION AND DISCHARGE OF INDENTURE.......................................................         69

      Section 13.1         Discharge of Indenture..........................................................         69
      Section 13.2         Deposited Monies to be Held in Trust by Trustee.................................         70
      Section 13.3         Paying Agent to Repay Monies Held...............................................         70
      Section 13.4         Return of Unclaimed Monies......................................................         70
      Section 13.5         Reinstatement...................................................................         71

ARTICLE XIV NO RECOURSE AGAINST OTHERS.....................................................................         71

      Section 14.1         Indenture and Notes Solely Corporate Obligations................................         71

ARTICLE XV CONVERSION OF NOTES.............................................................................         71

      Section 15.1         Right to Convert................................................................         71
      Section 15.2         Exercise of Conversion Privilege; Issuance of Common Stock on Conversion........         72
      Section 15.3         Company Right to Force Automatic Conversion.....................................         74
      Section 15.4         Cash Payments in Lieu of Fractional Shares......................................         76
      Section 15.5         Conversion Price................................................................         76
      Section 15.6         Adjustment of Conversion Price..................................................         76

      Section 15.7         Effect of Reclassification, Consolidation, Merger or Sale.......................         83
      Section 15.8         Taxes on Shares Issued..........................................................         84
      Section 15.9         Reservation of Shares; Shares to be Fully Paid; Listing of Common Stock.........         84
      Section 15.10        Responsibility of Trustee.......................................................         86
      Section 15.11        Notice to Holders Prior to Certain Actions......................................         86

ARTICLE XVI REPURCHASE UPON A REPURCHASE EVENT.............................................................         87

      Section 16.1         Repurchase Right................................................................         87
      Section 16.2         Notices; Method of Exercising Repurchase Right, Etc.............................         88
      Section 16.3         Certain Definitions.............................................................         90

ARTICLE XVII COLLATERAL AND SECURITY DOCUMENTS.............................................................         91

      Section 17.1         Collateral and Security Documents...............................................         91
      Section 17.2         Application of Proceeds of Collateral...........................................         91
      Section 17.3         Possession, Use and Release of Collateral.......................................         92
      Section 17.4         Opinion of Counsel..............................................................         93
      Section 17.5         Further Assurances..............................................................         93
      Section 17.6         Trust Indenture Act Requirements................................................         93
      Section 17.7         Suits to Protect Collateral.....................................................         94
      Section 17.8         Purchaser Protected.............................................................         94
      Section 17.9         Powers Exerciseable by Receiver or Trustee......................................         94
      Section 17.10        Release upon Termination of Company's Obligations...............................         94
      Section 17.11        Limitation on Duty of Trustee in Respect of Collateral..........................         95
      Section 17.12        Authorization of Trustee........................................................         95

ARTICLE XVIII MISCELLANEOUS PROVISIONS.....................................................................         96

      Section 18.1         Provisions Binding on Company's Successors......................................         96
      Section 18.2         Official Acts by Successor Corporation..........................................         96
      Section 18.3         Addresses for Notices, Etc......................................................         96
      Section 18.4         Governing Law...................................................................         97
      Section 18.5         Evidence of Compliance with Conditions Precedent; Certificates to Trustee.......         98
      Section 18.6         Legal Holidays..................................................................         98
      Section 18.7         Trust Indenture Act.............................................................         98
      Section 18.8         Benefits of Indenture...........................................................         99
      Section 18.9         Table of Contents, Headings, Etc................................................         99
      Section 18.10        Authenticating Agent............................................................         99
      Section 18.11        Execution in Counterparts.......................................................        100
      Section 18.12        No Adverse Interpretation of Other Agreements...................................        100


         EXHIBIT A         Form of 4.5% Convertible Senior Subordinated Secured Note due 2009

         EXHIBIT B         Form of Conversion Notice

         EXHIBIT C         Form of Option to Elect Repayment Upon a Repurchase Event

         EXHIBIT D         Form of Certificate of Transfer

         EXHIBIT E         Form of Certificate of Exchange

         EXHIBIT F         Form of Transfer Letter of Representations

      INDENTURE dated as of June 10, 2004 between Rockford Corporation, an Arizona corporation (hereinafter sometimes called the "Company", as more fully set forth in Section 1.1), and BNY Western Trust Company, a California banking corporation, as trustee (hereinafter sometimes called the "Trustee", as more fully set forth in Section 1.1).

                              W I T N E S S E T H:

      WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 4.5% Convertible Senior Subordinated Secured Notes due 2009 (hereinafter sometimes called the "Notes"), in an aggregate principal amount not to exceed Twelve Million, Five Hundred Thousand United States Dollars ($12,500,000) and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

      WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect repayment upon a Repurchase Event, and a form of conversion notice and transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

      WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and to make this Indenture a valid agreement of the Company according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Definitions

      144A Global Note: The term "144A Global Note" means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      Affiliate: The term "Affiliate" of any specified Person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Applicable Procedures: The term "Applicable Procedures" shall mean, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

      AII: The term "AII" shall mean Audio Innovations, Inc., a wholly-owned Subsidiary of the Company.

      Board of Directors: The term "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it hereunder (to the extent permitted by applicable law).

      Board Resolution: The term "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      Business Day: The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in Los Angeles and the City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

      Close of business: The term "close of business" means 5 p.m. (New York City time).

      Collateral: The term "Collateral" has the meaning set forth in the Security Agreement.

      Collateral Agent: The term "Collateral Agent" means the Trustee in its capacity as Collateral Agent under the Security Agreement, together with any other successor collateral agent.

      Commission: The term "Commission" shall mean the Securities and Exchange Commission.

      Common Stock: The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, which is not subject to redemption by the Company and which entitles the holder thereof to vote generally for the election of directors. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      Company: The term "Company" shall mean Rockford Corporation, an Arizona corporation, and subject to the provisions of Article XII, shall include its successors and assigns.

      Conversion Shares: The term "Conversion Shares" means all shares of Common Stock into which the Notes are convertible pursuant to Article XV of this Indenture.

      Corporate Trust Office: The term "Corporate Trust Office," or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 700 S. Flower Street - Suite 500, Los Angeles, CA 90017.

      Custodian: The term "Custodian" shall mean the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      Default: The term "default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

      Definitive Note: The term "Definitive Note" shall mean a certificated Note registered in the name of the holder thereof and issued in accordance with
Section 2.5, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      Depositary: The term "Depositary" shall mean, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company, its nominees, and their respective successors.

      Designated Senior Debt: The term "Designated Senior Debt" shall mean (i) any Senior Indebtedness consisting of indebtedness for borrowed money which, at the time of determination, has an aggregate principal amount of at least Two Million United States Dollars. ($2,000,000) if the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company or any Subsidiary is a party) expressly provides that such indebtedness shall be "Designated Senior Debt" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of the holders of such Senior Indebtedness to exercise the rights of holders of Designated Senior
Debt) and (ii) the Senior Facility. If any payment made to any holder of any Designated Senior Debt with respect to such Designated Senior Debt is rescinded or must otherwise be returned by such holder upon the insolvency, bankruptcy or reorganization of the Company or any Subsidiary or otherwise, the reinstated indebtedness of the Company or such subsidiary arising as a result of such rescission or return shall constitute Designated Senior Debt effective as of the date of such rescission or return.

      EBITDA: The term "EBITDA" shall mean for any fiscal period, as applicable, of the Company, the sum of operating income of the Company and its Subsidiaries on a consolidated basis, excluding any non-recurring or special items, plus depreciation and amortization expense deducted therefrom, all as determined in accordance with GAAP as calculated by the Company's chief financial officer consistent with the information presented in the financial statements of the Company filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or provided to the Trustee in accordance with Section 6.4(b) hereof.

      Equity Interests: The term "Equity Interests" shall mean capital stock or warrants, options or other rights to subscribe for, acquire or receive capital stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock).

      Event of Default: The term "Event of Default" shall mean any event specified in Section 7.1, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

      Exchange Act: The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      First Priority Lien Obligations: The term "First Priority Lien Obligations" means the (i) the indebtedness and other obligations under the Senior Facility and (ii) any obligations under any other agreements evidencing Senior Indebtedness secured by a first priority Lien on any assets or properties of the Company and its Subsidiaries. First Priority Lien Obligations shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Senior Facility or other First Priority Lien Obligation whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Priority Lien Obligations (whether by or on behalf of any borrower, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

      First Priority Liens: The term "First Priority Liens" means all Liens that secure the First Priority Lien Obligations.

      GAAP: The term "GAAP" means generally accepted accounting principles in the United States as in effect on the date of this Indenture, applied on a consistent basis.

      Global Notes: The term "Global Notes" shall mean, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, issued in accordance with Section 2.2, 2.5(c)(iv) or 2.5(e)(ii).

      Global Note Legend: The term "Global Note Legend" shall mean the legend set forth in Section 2.5(h)(iii), which is required to be placed on all Global Notes issued under this Indenture.

      IAI Global Note: The term "IAI Global Note" shall mean the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes held by Institutional Accredited Investors or Individual Accredited Investors.

      Indenture: The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

      Individual Accredited Investor: The term "Individual Accredited Investor" shall mean an individual "accredited investor" as defined in Rule 501(a) (5) or
(6) of Regulation D under the Securities Act.

      Indirect Participant: The term "Indirect Participant" shall mean a Person who holds a beneficial interest in a Global Note through a Participant.

      Institutional Accredited Investor: The term "Institutional Accredited Investor" shall mean an institutional "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or any entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3), (5), (6) or (7) under the Securities Act.

      Intercreditor Agreement: The term "Intercreditor Agreement" means that certain Intercreditor Agreement, dated June 10, 2004, among the Company, AII, the Collateral Agent and the Senior Agent.

      Junior Facility: The term "Junior Facility" shall mean that certain Loan and Security Agreement dated March 29, 2004, among the Company, Audio Innovations, Inc., and Hilco Capital LP.

      Junior Liens: The term "Junior Liens" means the Liens on the Collateral granted by the Company and AII to secure the payment and performance of all or any Obligations, and all replacements, renewals and other modifications of such Liens.

      Lien: The term "Lien" means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

      Liquidated Damages: The term "Liquidated Damages" means all liquidated damages then owing pursuant to Section 2(f) of the Registration Rights Agreement and Section 15.2.

      Note or Notes: The terms "Note" or "Notes" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

      Noteholder or holder: The terms "Noteholder" or "holder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

      Obligations: The term "Obligations" shall have the meaning assigned thereto in the Security Agreement.

      Officer's Certificate: The term "Officer's Certificate", when used with respect to the Company, shall mean a certificate signed by one of the President, the Chief Executive Officer, Chief Financial Officer, Executive or Senior Vice President or any Vice President, that is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 18.5 if and to the extent required by the provisions of such Section.

      Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 18.5 if and to the extent required by the provisions of such Section.

      Outstanding: The term "outstanding," when used with reference to Notes, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

            (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Notes, or portions thereof, for the payment, or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that if such Notes are to be redeemed, as the case may be, prior to the maturity thereof, notice of such redemption shall have been given as provided in Section 3.2, or provision satisfactory to the Trustee shall have been made for giving such notice;

            (c) Notes paid pursuant to Section 2.6 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course; and

            (d) Notes converted into Common Stock pursuant to Article XV and Notes deemed not outstanding pursuant to Section 3.2.

      Participant: The term "Participant" shall mean, with respect to the Depositary, a Person who has an account with the Depositary.

      Person: The term "Person" shall mean an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

      Predecessor Note: The term "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

      Private Placement Legend: The term "Private Placement Legend" shall mean the legend set forth in Section 2.5(h)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      QIB: The term "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

      Registration Rights Agreement: The term "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of June 10, 2004, among the Company, Piper Jaffray & Co. and the Buyers as defined therein, as such agreement may be amended from time to time.

      Representative: The term "Representative" shall mean (a) the indenture trustee or other trustee, agent or representative for holders of Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

      Responsible Officer: The term "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      Restricted Definitive Note: The term "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      Restricted Global Note: The term "Restricted Global Note" shall mean a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that bear the Private Placement Legend.

      Rule 144: The term "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

      Rule 144A: The term "Rule 144A" shall mean Rule 144A promulgated under the Securities Act.


      Second Priority Lien: The term "Second Priority Lien" shall mean the Junior Liens and Liens that secure obligations under any other agreements evidencing indebtedness secured by a second priority Lien on any assets or properties of the Company.

      Securities Act: The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      Securities Purchase Agreement: The term "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of June 10, 2004, among the Company and the parties listed on the Schedule of Buyers attached thereto as Exhibit A, as such agreement may be amended from time to time.

      Security Agreement: The term "Security Agreement" means that certain Security Agreement, dated as of June 10, 2004, among the Company, AII and the Collateral Agent, granting, among other things, a second priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and Noteholders, as amended, modified, restated, supplemented or replaced from time to time.

      Security Documents: The term "Security Documents" means, collectively, the Security Agreement, the Intercreditor Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the Trustee and the Noteholders, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

      Security Interests: The term "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the Noteholders.

      Senior Agent: The term "Senior Agent" shall mean Congress Financial Corporation (Western), in its capacity as collateral agent for the Senior Facility, together with any other successor collateral agent.

      Senior Facility: The term "Senior Facility" means the senior credit facility under that certain Loan and Security Agreement dated March 29, 2004, among the Company, Audio Innovations, Inc., Senior Agent and the lenders named therein, together with the documents now or hereafter related thereto (including without limitation, any guarantee agreements and any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, increasing the amount of, or otherwise restructuring all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

      Senior Liens: The term "Senior Liens" means the Liens on the Collateral granted by the Company or AII to secure the payment of any First Priority Lien Obligations, and all replacements, renewals and other modifications of such Liens.

      Shelf Registration Statement: The term "Shelf Registration Statement" means the Shelf Registration Statement contemplated by the Registration Rights Agreement.

      Subsidiary: The term "Subsidiary" means a Person more than 50% of the outstanding voting stock or Equity Interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      Transaction Documents: The term "Transaction Documents" shall mean the Securities Purchase Agreement, the Registration Rights Agreement, the Notes, the Warrants, the Warrant Agent Agreement, the Indenture, the Security Documents and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the Securities Purchase Agreement.

      Trust Indenture Act: The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 11.3 and 15.7; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

      Trustee: The term "Trustee" shall mean BNY Western Trust Company and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

      Unrestricted Global Note: The term "Unrestricted Global Note" shall mean a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.

      Unrestricted Definitive Note: The term "Unrestricted Definitive Note" shall mean one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      Warrants: The term "Warrants" shall mean the warrants to purchase shares of Common Stock issued pursuant to the Securities Purchase Agreement and all warrants issued in exchange, transfer or replacement thereof.

Section 1.2 Other Definitions

                                                                                           Defined in
                                  Term                                                       Section
                                  ----                                                     ----------
"Additional Conversion Payment"                                                               15.1
"Additional Repurchase Payment"..........................................                     16.1
"Additional Securities"..................................................                  15.6(d)
"Agent Members"..........................................................                   2.2(b)
"Authentication Order"...................................................                      2.1
"Automatic Conversion Date"..............................................                     15.3
"Change in Control"......................................................                  16.3(e)
"Closing Price"..........................................................               15.6(e)(1)
"Company Conversion Provisional Payment".................................                     15.3
"Company Notice".........................................................                  16.2(a)
"Continuing Director"....................................................                  16.3(c)
"Conversion Date"........................................................                     15.2
"Conversion Notice"......................................................                     15.2
"Conversion Price".......................................................                     15.5
"Current Market Price"...................................................               15.6(e)(2)
"fair market value"......................................................               15.6(e)(4)
"Interest Payment Date"..................................................                      2.3
"non-electing share".....................................................                     15.7
"Note Register"..........................................................                   2.5(a)
"Note Registrar".........................................................                   2.5(a)
"Payment Blockage Notice"................................................                      4.2
"Payment Blockage Period"................................................                      4.2
"Payment Default"........................................................                      4.2
"Proceeding".............................................................                   4.3(a)
"record date"............................................................                      2.3
"Record Date"............................................................               15.6(e)(4)
"Reference Period".......................................................                  15.6(d)
"Repurchase date"........................................................                     16.1
"Repurchase Event".......................................................                  16.3(d)
"Repurchase Price".......................................................                     16.1
"Restricted Securities"..................................................                2.5(h)(i)
"Senior Indebtedness"....................................................                      4.1
"Statutory Exchange".....................................................                     15.7
"Termination of Trading".................................................                  16.3(f)
"Trading Day"............................................................               15.6(e)(5)
"Trigger Event"..........................................................                  15.6(d)
"Vice President".........................................................                      2.1
"Voting Stock"...........................................................                  16.3(e)

      Section 1.3 Rules of Construction

      All other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article I include the plural as well as the singular.

                                   ARTICLE II

        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

      Section 2.1 Designation, Amount and Issue of Notes

      The Notes shall be designated as "4.5% Convertible Senior Subordinated Secured Notes due 2009." Notes not to exceed the aggregate principal amount of Twelve Million, Five Hundred Thousand United States Dollars ($12,500,000) upon the execution of this Indenture, or (except pursuant to Sections 2.5, 2.6, 3.3, 15.2 and 16.2) from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the written order of the Company (the "Authentication Order"), signed by the Company's (a) President, Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title, a "Vice President") and (b) Chief Financial Officer, Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

      Section 2.2 Form of Notes

            (a) Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto), which is incorporated in and made a part of this Indenture. Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect purchases, conversions and redemptions. Any endorsement of a Global Note to reflect the amount of any decrease or increase in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.5.

            The Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.

            Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

            The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            (b) Members of, or Participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.


            Date and Denomination of Notes; Payments of Interest

      The Notes shall be issuable in registered form without coupons in denominations of One Thousand United States Dollars ($1,000) principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication, and shall bear interest on the principal sum outstanding from time to time under the Note, at the rate per annum specified in the title of the form of Note attached as Exhibit A hereto, accrued from the date of issuance of the Note and payable semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing December 15, 2004, as specified on the face of the form of Note attached as Exhibit A hereto.

      Interest on the Notes shall be deemed to have commenced accruing on June 10, 2004.

      The Person in whose name any Note, or portion thereof (or its Predecessor
Note) is registered at the close of business on any record date with respect to any Interest Payment Date (including any Note that is converted after the record date and on or before the Interest Payment Date) shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the record date and on or prior to such Interest Payment Date; provided that, in the case of any Note, or portion thereof, called for redemption or converted pursuant to Article III or

Article XV on a redemption date or conversion date, as applicable, or repurchased by the Company pursuant to Article XVI on a repurchase date, during the period from the close of business on the record date to the close of business on the Business Day next preceding the following Interest Payment Date, interest shall not be paid to the Person in whose name the Note, or portion thereof, is registered on the close of business on such record date, and the Company shall have no obligation to pay interest on such Note or portion thereof except to the extent required to be paid upon such redemption, conversion or repurchase in accordance with Article III, Article XV or Article XVI. Interest may, at the option of the Company, be paid by check mailed to the address of such Person on the Note Register; provided that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), interest on such holder's Notes shall be paid by wire transfer in immediately available funds to any bank located in the United States in accordance with the wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from Trustee) at least five (5) Business Days prior to the applicable record date. The term "record date" with respect to any Interest Payment Date shall mean the 4th day of the month in which the Interest Payment Date shall occur, whether or not such date is a Business Day. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Any accrued and unpaid interest which is not paid within five (5) Business Days of the Interest Payment Date on which such payment of interest was due shall bear interest at the rate of 12% per annum from such Interest Payment Date until the same is paid in full (or, if less, the maximum interest rate then permitted by applicable law) (the "Default Interest").

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, the Default Interest, to the Persons who are holders on a subsequent special record date. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

      Section 2.3 Execution of Notes

      The Notes shall be signed in the name and on behalf of the Company by the facsimile signature of its President, its Chief Executive Officer, or any of its Vice Presidents, and attested by the facsimile signature of its Chief Financial Officer, Treasurer or its Assistant Treasurer, or Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder thereof is entitled to the benefits of this Indenture.

      In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

      Section 2.4 Exchange and Registration of Transfer of Notes; Restrictions
                  on Transfer

            (a) Note Register. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to
      Section 5.2 being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.2.

            (b) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
      2.6 and 2.7. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.5(b) or Section 2.6 or 2.7, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.5(b), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.5(c) or (d).

            (c) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note.
            Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.5(c)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests
            in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.5(c)(i) above, the transferor of such beneficial interest must deliver to the Note Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.5(l).

                  (iii) Transfer of Beneficial Interests to Another Restricted
            Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.5(c)(ii) above and the Note Registrar receives the following:

                        (A) if the transferee will take delivery in the form of
                  a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof; and

                        (B) if the transferee will take delivery in the form of
                  a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications and certificates and Opinion of Counsel required by item (2) thereof, if applicable.

                  (iv) Transfer of Beneficial Interests in a Restricted Global
            Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the transfer complies with the requirements of Section 2.5(c)(ii) above and

                        (A) such transfer is effected pursuant to a registration
                  statement filed in accordance with the Registration Rights Agreement; or

                        (B) the Note Registrar receives the following:

                              (1) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof; or

                              (2) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B)
            above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.1, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph
            (B) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (d)   Transfer or Exchange of Beneficial Interests for
      Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to
            Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to
                  a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(a) thereof;

                        (D) if such beneficial interest is being transferred to
                  an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                        (E) if such beneficial interest is being transferred to
                  the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(b) thereof; or

                        (F) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(c) thereof;

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(l), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.5(d) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.5(d)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Notes to
            Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such transfer is effected pursuant to a registration
                  statement filed in accordance with the Registration Rights Agreement; or

                        (B) the Note Registrar receives the following:

                              (1) if the holder of such beneficial interest in a
                        Restricted Global Notes proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(b) thereof; or

                              (2) if the holder of such beneficial interest in a
                        Restricted Global Notes proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (3) thereof;

            and, in each such case set forth in this subparagraph (B), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to
            Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global

            Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.5(c)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(l), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive
            Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.5(d)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.5(d)(iii) shall not bear the Private Placement Legend.

            (e) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in
            Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

                        (A) if the holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item
                  (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(a) thereof;

                        (D) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) and (C) above, a certificate to the effect set forth in

                  Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                        (E) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(b) thereof; or

                        (F) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2)(c) thereof;

            the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) such transfer is effected pursuant to a registration
                  statement filed in accordance with the Registration Rights Agreement; or

                        (B) the Note Registrar receives the following:

                              (1) if the holder of such Restricted Definitive
                        Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(c) thereof; or

                              (2) if the holder of such Restricted Definitive
                        Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (3) thereof;

            and, in each such case set forth in this subparagraph (B), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.5(e)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from an Unrestricted
            Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(A), (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.1, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.

            (f) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder's compliance with the provisions of this Section 2.5(f), the Note Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.5(f).

                  (i) Restricted Definitive Notes to Restricted Definitive
            Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A
                  under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof; and

                        (B) if the transfer will be made pursuant to any other
                  exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive
            Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) any such transfer is effected pursuant to a
                  registration statement filed in accordance with the Registration Rights Agreement; or

                        (B) the Note Registrar receives the following:

                              (1) if the holder of such Restricted Definitive
                        Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(d) thereof; or

                              (2) if the holder of such Restricted Definitive
                        Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (3) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive
            Notes. A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

            (g) General Provisions Relating to Transfers and Exchanges.

            Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

            No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

            None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding the mailing of the notice of redemption or (b) any Notes called for redemption or, if a portion of any Note is selected or called for redemption, such portion thereof selected or called for redemption or (c) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (d) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in connection with a Repurchase Event.

            All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any agent or the Company shall be affected by notice to the contrary.

            The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.1.

            (h) Legends.

                  (i) Private Placement Legend on the Notes. Every Note that bears or is required under this Section 2.5(h)(i) to bear the legend set forth in this Section 2.5(h)(i) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.5(h)(ii), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.5(h)(i) (including the legend set forth below), unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.5(h)(i) and 2.5(h)(ii), the term "transfer" encompasses any sale, transfer or other disposition (excluding any pledge unless or until any foreclosure on such pledge) whatsoever of any Restricted Security.

                  Subject to Section 5 of the Securities Purchase Agreement,
            until two (2) years after the original issuance date of any Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.5(h)(ii), if applicable) shall bear a legend in substantially the following form (unless such Note has been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or the Note has been transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

                  The Company may, but is not obligated to, instruct the Trustee to place the following legend on any Note held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

                  Any Note (or security issued in exchange or substitution
            therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.5, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.5(h)(i).

                  (ii) Private Placement Legend on Stock Certificate. Until two
            (2) years after the original issuance date of any Note, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or the Notes from which such Common Stock was converted were transferred pursuant to a registration statement that has been declared effective under the Securities Act and which was effective at the time of such transfer, or the Common Stock has been transferred pursuant to an exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the Trustee and any transfer agent for the Common Stock):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

                  The Company may, but is not obligated to, instruct the
            transfer agent for the Company's Common Stock to place the following legend on any certificate evidencing shares of Common Stock held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

                  Any such Common Stock as to which such restrictions on
            transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.5(h)(ii).

                  (iii) Global Note Legend.  Each Global Note shall bear a
            legend in substantially the following form:

            THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(b) OF THE INDENTURE,
            (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.8 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            (i) Resale of Notes Purchased by the Company or an Affiliate. Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor rule), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

            (j) Changes in Law. Notwithstanding any provision of Section 2.5 to the contrary, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officer's Certificate and Opinion of Counsel provided for in this Section 2.5(j), (i) each reference in
      Section 2.5(h)(i) to "two (2) years" shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in
      Section 2.5(h)(ii) to "two (2) years" shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the then-applicable securities law, the Company shall provide to the Trustee an Officer's Certificate and Opinion of Counsel informing the Trustee of the effectiveness of such amendment and the effectiveness of the foregoing changes to Sections 2.5(h)(i) and 2.5(h)(ii) and the Notes. The provisions of this Section 2.5(j) will not be effective until such time as the Opinion of Counsel and Officer's Certificate have been received by the Trustee hereunder. This Section 2.5(j) shall apply to successive amendments to Rule 144(k) (or any successor rule) changing the holding period thereunder.

            (k) Limitation on Trustee's Duties. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            (l) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.8. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      Section 2.5 Mutilated, Destroyed, Lost or Stolen Notes

      In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their reasonable satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

      The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Once any substitute Note has been issued pursuant to this Section 2.6, the original Note being replaced by such substitute Note shall automatically be deemed canceled. In case any Note which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as will be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence reasonably satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Note and of the ownership thereof.

      Every substitute Note issued pursuant to the provisions of this Section
2.6 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

      Section 2.6 Temporary Notes

      Pending the preparation of definitive Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Global Notes or the Definitive Notes, as the case may be, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes or Global Notes. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Definitive Notes and Global Notes and thereupon any or all temporary Notes may be surrendered in exchange for the applicable replacement Note, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Definitive Notes or Global Notes, as the case may be. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes or Global Notes, as the case may be, authenticated and delivered hereunder.

      Section 2.7 Cancellation of Notes Paid, Etc.

      All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Note Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall dispose of canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

      Section 2.8 CUSIP Numbers

      The Company in issuing the Notes shall use "CUSIP" numbers and the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

      Section 2.10 Calculation of Original Issue Discount

      The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE III

                          OPTIONAL REDEMPTION OF NOTES

      Section 3.1 Redemption Price

      From and after June 10, 2007, the Company may, at its option, redeem all or any part of the Notes, upon notice as set forth in Section 3.2, and the Company shall pay each holder of Notes redeemed a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption; provided that, to the extent that the Shelf Registration Statement is required by the terms of the Registration Rights Agreement to remain effective as of the date that notice of redemption is provided in accordance with Section 3.2, the Shelf Registration Statement is effective and available during the 30 day period prior to the giving of such notice and at all times from the date of such notice until the redemption date.

      Section 3.2 Notice of Redemption; Selection of Notes

      In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.1, it shall fix a date for redemption, and it, or at its request (which must be received by the Trustee at least ten (10) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least thirty
(30) and not more than ninety (90) days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note Register (provided that if the Company shall give such notice, it shall also give such notice, and notice of the aggregate amount of Notes to be redeemed, to the Trustee). Such notice shall be irrevocable. Notice shall be mailed by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

      Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the "CUSIP" number or numbers of such Notes, the date fixed for redemption, the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock will expire, which shall be the close of business on the redemption date. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any
Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

      On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 1:00 p.m. New York City time, on such date. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust.

      If fewer than all the Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officer's Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Notes to be redeemed, and the Company, or at its request, the Trustee in the name of and at the expense of the Company, shall give the holders at least thirty (30) days' notice in advance of the date fixed for redemption as to the aggregate principal amount of Notes to be redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof), on a pro rata basis or by lot. If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as is possible) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted as a whole or in part before the mailing of the notice of redemption.

      Upon any redemption of less than all Notes, the Company and the Trustee may (but need not) treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as not outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

      Section 3.3 Payment of Notes Called for Redemption

      If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, and interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price and interest accrued to, but excluding, said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease at the close of business on the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, the said Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price and interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an Interest Payment Date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3.

      Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

      Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of optional redemption during the continuance of a default in payment of interest or premium on the Notes or of any Event of Default of which, in the case of any Event of Default other than under Section 7.1(a), a Responsible Officer of the Trustee has actual knowledge. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

      Section 3.4 Conversion Arrangement on Call for Redemption

      In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price and interest accrued to the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the redemption price of such Notes and interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers to such Noteholders. If such an agreement is entered into, a copy of which, certified as true and correct by the Secretary or Assistant Secretary of the Company will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XV) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                   ARTICLE IV

                                  SUBORDINATION

      Section 4.1 Subordination to Senior Indebtedness

      The Company covenants and agrees, and each holder of a Note, by his or her acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article IV and to the extent and in the manner hereinafter set forth in this Article IV, the indebtedness represented by the Notes and the payment of the principal amount, Conversion Price, and interest thereon, Company Conversion Provisional Payment, Additional Conversion Payment, redemption price for Notes called for redemption in accordance with
Section 3.2, the Repurchase Price and Additional Repurchase Payment, if any, with respect to Notes submitted for repurchase in accordance with Section 16.1, liquidated damages, fees, expenses or any other amounts in respect of each and all of the Notes are hereby expressly made subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. "Senior Indebtedness" means the principal of, and premium, if any, and interest on, reimbursement obligations, fees, costs and expenses in connection with and other amounts accrued or due on or in connection with (i) all indebtedness of the Company for monies borrowed, including, without limitation, (x) commercial paper and accounts receivable sold or assigned by the Company, and (y) indebtedness secured by a mortgage, security interest or other lien on an asset, that is (A) existing on such asset at the time of its acquisition, or (B) given to secure all or part of the purchase price of such asset, (ii) all obligations of the Company evidenced by any notes, debentures, bonds or other instruments issued to banks, trust companies, insurance companies, other financial institutions and other entities that in the ordinary course of business make loans, (iii) all obligations of the Company under any interest or currency swap agreements, hedging agreements, cap, floor and collar agreements, spot and forward contracts and other similar agreements, (iv) obligations in respect of letters of credit, bank guarantees and bankers acceptances, (v) obligations of the Company as lessee under leases of personal property (whether or not required to be capitalized under GAAP), (vi) obligations secured by a mortgage, pledge, security interest, lien or encumbrance affecting title to any of the Company's assets, whether or not the Company is directly liable or has guaranteed such obligations, (vii) obligations consisting of the balance of the deferred or unpaid purchase price of assets, (viii) principal of, and interest on any indebtedness or obligations of others of the kinds described in (i) through
(vii) above assumed or guaranteed in any manner by the Company, and (ix) deferrals, renewals, increases, extensions, refinancings and refundings of, or amendments, modifications, restatements or supplements to, any such indebtedness or obligations described in (i) through (vii) above, in each case unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that the same is not senior in right of payment to the Notes. Senior Indebtedness includes, with respect to the foregoing, interest accruing on or after the filing of any petition in any bankruptcy or similar proceeding or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding. Notwithstanding the foregoing, "Senior Indebtedness" with respect to any Note shall not include (a) indebtedness of the Company evidenced by the other Notes, which shall rank equally and ratably with such Note, (b) indebtedness of the Company to any Subsidiary of the Company other than indebtedness arising by reason of guarantees by the Company of indebtedness of any such subsidiary to a Person that is not such a Subsidiary, (c) any liability for Federal, state, local or other taxes owed or owing by the Company, (d) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (e) any indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in right of payment to any other indebtedness or obligation of the Company or (f) any obligation with respect to any shares, interest, rights to purchase, warrants, options, participations or other equivalents of, or interests in, the equity of the Company or any Subsidiary or Affiliate, including any preferred stock or other preferred equity. For purposes of this
Section 4.1, all references to indebtedness or obligations of the Company shall be deemed to include any such indebtedness or obligations of the Subsidiaries.

      Section 4.2 No Payment if Default in Senior Indebtedness

      No payment on account of principal of, premium, if any, or interest on the Notes (including, but not limited to, the redemption price for Notes called for redemption in accordance with Section 3.2, the Repurchase Price and Additional Repurchase Payment, if any, with respect to Notes submitted for repurchase in accordance with Section 16.1, the Conversion Price, the Company Conversion Provisional Payment, Additional Conversion Payment and any other payment payable with respect to the Notes pursuant to the provisions of this Indenture) shall be made, and no Notes shall be redeemed or purchased directly or indirectly by the Company (or any of its Subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness) (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or (ii) the Company shall have received notice (a "Payment Blockage Notice") from the holder or holders of Designated Senior Debt or their Representative that there exists under such Designated Senior Debt a default, which shall not have been cured or waived, permitting the holder or holders thereof to declare such Designated Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of (a) the date such default shall have been cured or waived, or (b) the 180th day immediately following the Company's receipt of such Payment Blockage Notice.

      The Company shall resume payments on and distributions in respect of the Notes, including any past scheduled payments of the principal of (and premium, if any) and interest on such Notes to which the holders of the Notes would have been entitled but for the provisions of this Section 4.2 in the case of a Payment Default, on the date upon which such Payment Default is cured or waived or ceases to exist. In addition, notwithstanding clauses (i) and (ii), unless the holders of Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt or there is a Payment Default, the Company shall resume payments on the Note after the end of each Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period.

      Section 4.3 Payment upon Dissolution, Etc.

            (a) In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a "Proceeding"), each holder of a Note, by his or her acceptance thereof, agrees that such holder shall, upon request of a holder of Senior Indebtedness, and at such holder's own expense take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all their claims in any Proceeding, and the Noteholders shall not waive any claim in any Proceeding without the written consent of such holder. If the Trustee or the holder of a Note does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in this paragraph
      (a) of Section 4.3 at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

            (b) The Trustee and the holders of the Notes shall retain the right to vote and otherwise act with respect to the claims under their Notes (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided that the Trustee or any holder of the Notes shall not vote with respect to any such plan or take any other action in any way so as to (i) contest the validity of any Senior Facility or any collateral therefor or guaranties thereof, (ii) contest the relative rights and duties of any of the lenders under or the Representatives of the Senior Facility established in any instruments or agreement creating or evidencing the Senior Facility with respect to any of such collateral or guaranties, or (iii) contest the Trustee's and the holders' obligations and agreements set forth in this Section 4.3.

            (c) Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full before any holders of the Notes shall be entitled to receive or, if received, to retain any payment or distribution on account of the Notes, and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which any holders of the Notes would be entitled except for the provisions of this Article IV shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by any holders of the Notes who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their Representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to any holders of the Notes.

      Section 4.4 Payments on Notes

      Subject to Section 4.3, the Company may make regularly scheduled payments of the principal of, and any interest or premium on, the Notes, if at the time of payment, and immediately after giving effect thereto, (i) there exists no Payment Default or Payment Blockage Period and (ii) the Company is permitted to make payments under Section 4.3.

      Section 4.5 Certain Conversions Deemed Payment

      For the purposes of this Article IV only (a) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article XV shall not be deemed to constitute a payment of distribution on account of the principal of or interest on Notes or on account of the purchase or other acquisition of Notes, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.3), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section 4.5, the term "junior securities" means (i) shares of any stock of any class of the Company, or (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article IV. Nothing contained in this Article IV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders, the right, which is absolute and unconditional, of the holder of any Note to convert such Note in accordance with Article XV.

      Section 4.6 Subrogation

      Subject to payment in full in cash of all Senior Indebtedness, the rights of the holders of the Notes (together with the holders of any other indebtedness of the Company that is subordinated in right of payment to payment in full of all Senior Indebtedness, that is not subordinated in right of payment to the Notes, and that by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on the Notes shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holders of the Notes would be entitled except for the subordination provisions of this Article IV shall, as between the holders of the Notes and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

      Section 4.7 Rights of Holders Unimpaired

      The provisions of this Article IV are and are intended solely for the purposes of defining the relative rights of the holders of the Notes and the holders of Senior Indebtedness and nothing in this Article IV shall impair, as between the Company and any holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal thereof (and premium, if any) and interest thereon, in accordance with the terms of the Notes.

      Section 4.8 Holders of Senior Indebtedness

      These provisions regarding subordination will constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders have agreed in writing thereto. The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any of the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provisions of this Article IV, (i) increase the amount of, change the manner, terms or place of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend, modify, restate or supplement the same, (ii) sell, exchange or release any collateral mortgaged, pledged or otherwise securing the Senior Indebtedness, (iii) release any Person liable in any manner for the Senior Indebtedness and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

      Section 4.9 Trustee Not Fiduciary for Holders of Senior Indebtedness

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article IV or otherwise. With respect to the holders of Senior Indebtedness, no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

      Section 4.10 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article IV with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

      Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6.

      Section 4.11 Proceeds Held in Trust

      In the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) prohibited by the provisions of Section 4.2 or Section 4.3 shall be received by the Trustee of the holders of the Notes before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to, or to be held as collateral for, the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

      Section 4.12 Blockage of Remedies.

      During any Payment Default or any Payment Blockage Period, if an Event of Default has occurred under this Indenture, neither the Trustee nor any of the holders of the Notes will commence or join with any creditor of the Company or any of its Subsidiaries in asserting or commencing any proceedings to collect or enforce its rights hereunder or take any action to foreclose or realize upon the indebtedness hereunder for a period beginning on the date of such Event of Default and ending on the first to occur of (i) of the date that is 180 days following the date of such Event of Default or (ii) the date such Payment Default is cured, waived or ceases to exist or the date such Payment Blockage Period ends, as the case may be.

      Section 4.13 Prior Notice of Acceleration.

      The holders of the Notes agree, solely for the benefit of the lenders under the Senior Facility, not to declare the unpaid principal amount of any Note to be due and payable pursuant to Section 7.1 unless the Representative of the Senior Facility shall have received not less than five (5) Business Days' prior written notice from the Company, the Trustee or any holder of the Notes of such declaration of acceleration. The Company, forthwith upon receipt of any such declaration of acceleration, shall send a copy thereof to the Representative of the Senior Facility.

                                   ARTICLE V

                       PARTICULAR COVENANTS OF THE COMPANY

      Section 5.1 Payment of Principal, Premium and Interest

      The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Liquidated Damages paid pursuant to Section 15.2, if any, shall be paid within ten (10) Business Days of the date from which such liquidated damages accrued pursuant to Section 15.2. Liquidated Damages on the Notes paid pursuant to Section 2(f) of the Registration Rights Agreement, if any, shall be paid at the times and in the manner provided therein. Each installment of interest on the Notes due on any semi-annual Interest Payment Date may be paid by mailing checks for the interest payable to or upon the written order of the holders of Notes entitled thereto as they shall appear on the Note Register, provided that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder from time to time to the Trustee and paying agent (if different from Trustee) at least five (5) Business Days prior to the applicable record date.

      Section 5.2 Maintenance of Office or Agency

      The Company will maintain in Los Angeles, California, an office or agency where the Notes may be presented for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which may be the Corporate Trust Office of the Trustee. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Los Angeles, California, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby initially designates the Trustee as paying agent, Note Registrar, Custodian and conversion agent and the office or agency of the Trustee in Los Angeles, California (which initially shall be BNY Western Trust Company, located at 700 S. Flower Street - Suite 500, Los Angeles, CA 90017,
Attention: Corporate Trust Administration, as one such office or agency of the Company for each of the aforesaid purposes.

      So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.

            Appointments to Fill Vacancies in Trustee's Office

      The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

      Section 5.3 Provisions as to Paying Agent

            (a) If the Company shall appoint a paying agent other than the Trustee or if the Trustee shall appoint such a paying agent, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.4:

                  (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest (including Liquidated Damages, if any) on the Notes (whether such sums have been paid to it by the Company or by any other Person) in trust for the benefit of the holders of the Notes;

                  (2) that it will give the Trustee notice of any failure by the
            Company (or by any other Person) to make any payment of the principal of and premium, if any, or interest (including Liquidated Damages, if any) on the Notes when the same shall be due and payable; and

                  (3) that at any time during the continuance of an Event of
            Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

            The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the paying agent by 10:00 a.m., New York City time, on such date.

            (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest (including Liquidated Damages, if any) so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other Person) to make any payment of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Notes when the same shall become due and payable.

            (c) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

            (d) Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.4 is subject to Sections 13.3 and 13.4.

      Section 5.4 Existence

      Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

      Section 5.5 Information Requirement

      Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof, in each case which continue to be Restricted Securities, in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock from such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and it will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request in connection with qualification of such sale for exemption from registration under Rule 144A.

      Section 5.6 Stay, Extension and Usury Laws

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

      Section 5.7 Compliance Certificate

      The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2004) an Officer's Certificate, signed by the principal executive, principal financial officer or principal accounting officer of the Company, stating whether or not to the best of such person's knowledge the signers know of any default or Event of Default that occurred during such period. Such Officer's Certificate shall describe in reasonable detail the default or Event of Default, if any, and its status.

      The Company shall deliver to the Trustee, as soon as possible and in any event within three (3) Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer's Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

      Section 5.8 Further Instruments and Acts

      Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      .

                                   ARTICLE VI

          NOTEHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

      Section 6.1 Noteholders Lists

      The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each June 1 and December 1 in each year beginning with December 1, 2004 and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

      Section 6.2 Preservation and Disclosure of Lists

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 6.1 upon receipt of a new list so furnished.

            (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

            (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

      Section 6.3 Reports by Trustee

            (a) After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to holders of Notes such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of this Indenture deliver to holders a brief report, dated as of such May 15 which complies with the provisions of such Section 313(a).

            (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed, if any, and with the Company. The Company will promptly notify the Trustee as soon as practicable when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

      Section 6.4 Reports by Company

            (a) After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.

            (b) During any period in which the Company is not subject to Section 13 or 15(d) under the Exchange Act, the Company will deliver to the Trustee (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company for such quarter; provided that the foregoing statements and reports shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to the preceding paragraph of this Section 6.4. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                                  ARTICLE VII

                              DEFAULTS AND REMEDIES

      Section 7.1 Events of Default

      In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

            (a) the Company shall default in the payment when due of (i) any installment of interest or Liquidated Damages as provided in Section 15.2 upon any of the Notes, and such default shall continue for thirty (30) calendar days after the due date thereof, (ii) the principal of and premium (including, without limitation, the Additional Conversion Payment or Company Conversion Provisional Payment), if any, on any of the Notes either at maturity or in connection with any conversion, redemption, by declaration or otherwise, or (iii) the Repurchase Price and Additional Repurchase Amount, if any, in respect of any Note on the repurchase date therefor in accordance with the provisions of Article XVI; or

            (b) failure on the part of the Company duly to observe or perform any other of the covenants on the part of the Company in the Notes or in this Indenture (other than default in performance of a covenant that is specifically dealt with elsewhere in this Section) including, without limitation, (i) failure by the Company to deliver shares of Common Stock required to be delivered upon conversion of a Note in accordance with
      Article XV within thirty (30) Business Days of such Conversion Date, or
      (ii) failure on the part of the Company to provide a written notice of a Repurchase Event in accordance with Section 16.2, and the continuance of such failure for a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of not less than 20% in aggregate principal amount of the outstanding Notes at the time outstanding determined in accordance with Section 9.4; or

            (c) failure on the part of the Company or any Subsidiary to make any payment at maturity, including any applicable grace period, in respect of indebtedness of, or guaranteed or assumed by, the Company or any Subsidiary, in a principal amount then outstanding in excess of Two Million United States Dollars ($2,000,000), and the continuance of such failure for a period of fifteen (15) days after there shall have been given, by registered or certified mail, to the Company by the Trustee (provided, however, that the Trustee will not be deemed to have knowledge of such nonpayment unless either

      (1) a Responsible Officer of the Trustee has actual knowledge of such nonpayment or (2) the Trustee has received written notice thereof from the Company, from any holder of the Notes, from the holder of any such indebtedness or from the trustee under the agreement or instrument relating to such indebtedness) or to the Company and a Responsible Officer of the Trustee by the holders of not less than 20% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default and requiring the Company to cause such default to be cured or waived and stating that such notice is a "Notice of Default" hereunder; or

            (d) default on the part of the Company or any Subsidiary with respect to any Indebtedness of, or guaranteed or assumed by, the Company or any Subsidiary, which default results in the acceleration of indebtedness in a principal amount then outstanding in excess of Two Million United States Dollars ($2,000,000), and such indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled for a period of fifteen (15) days after there shall have been given, by registered or certified mail, to the Company by the Trustee (provided, however, that the Trustee will not be deemed to have knowledge of such default unless either (1) a Responsible Officer of the Trustee has actual knowledge of such default or (2) the Trustee has received written notice thereof from the Company, from any holder of the Notes, from the holder of any such Indebtedness or from the trustee under the agreement or instrument relating to such Indebtedness) or to the Company and a Responsible Officer of the Trustee by the holders of not less than 20% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; provided, however, that for a period of five (5) Business Days following the Closing Date (as defined in the Securities Purchase Agreement), this section shall not apply with respect to the default under the Junior Facility (and related cross default under the Senior Facility) as disclosed in the Securities Purchase Agreement that is one of the Transaction Documents; or

            (e) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

            (f) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

            (g) any of the representations or warranties made by the Company herein or in the Transaction Documents shall be false or misleading in any material respect at the time made and such condition (to the extent capable of being cured) shall continue uncured for a period of ten (10) Business Days after there shall have been given, by registered or certified mail, to the Company and a Responsible Officer of the Trustee by the holders of not less than 20% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default and requiring the Company to cause such default to be cured or waived and stating that such notice is a "Notice of Default" hereunder; or

            (h) the Company shall fail to duly observe or perform any of the covenants on the part of the Company in the Transaction Documents (other than the Notes and this Indenture), and such failure shall continue for thirty (30) days after there shall have been given, by registered or certified mail, to the Company and a Responsible Officer of the Trustee by the holders of not less than 20% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default and requiring the Company to cause such default to be cured or waived and stating that such notice is a "Notice of Default" hereunder; or

            (i) unless all the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by the Company or AII In the performance of the Security Documents, or the occurrence of any event, which adversely affects the enforceability, validity, perfection or priority of the Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by the Company or AII of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or AII for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 20% in aggregate principal amount of the Notes then outstanding, a written notice specifying such occurrence and requiring the Company to cause such default to be cured or waived and stating that such notice is a "Notice of Default" hereunder.

then, and in each and every such case (other than an Event of Default specified in Section 7.1(e) or (f) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, and unless the Event of Default shall have been waived in writing in accordance with the provisions of Section 7.7, either the Trustee or the holders of not less than 20% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, on all the Notes and the interest accrued thereon (including Liquidated Damages to the extent accrued and unpaid) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in
Section 7.1(e) or (f) occurs and is continuing with respect to the Company, the principal of all the Notes and the interest accrued thereon (including Liquidated Damages to the extent accrued and unpaid) shall be immediately due and payable. In addition to the foregoing, upon an Event of Default, the rate of interest on the Notes shall, be increased by five percent (5%) per annum (i.e., from 4.5% to 9.5% per annum), or if less, increased to the maximum interest rate then permitted by applicable law. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to the interest on the Notes. Notwithstanding the foregoing if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to
Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such acceleration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee, within three (3) Business Days of becoming aware thereof, of any default or Event of Default and shall deliver to the Trustee a statement specifying such default or Event of Default and the action the Company has taken, is taking or proposes to take with respect thereto.

      In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been instituted.

      Section 7.2 Payments of Notes on Default; Suit Therefor

      The Company covenants that (a) in case default shall be made in the payment by the Company of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by declaration under this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Notes to the registered holders, whether or not the Notes are overdue.

      In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

      In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (including Liquidated Damages, if any) owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

      All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

      In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

      Section 7.3 Application of Monies Collected by Trustee

      Any monies collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

            First: To the payment of all amounts due the Trustee under Section 8.6;

            Second: To the payment of all Senior Indebtedness to the extent required by Article IV;

            Third: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

            Fourth: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

            Fifth: To the payment of the remainder, if any, to the Company.

      Section 7.4 Proceedings by Noteholder

      Subject to the last two paragraphs of this Section 7.4, no holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 20% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as may be reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of and premium, if any, and interest (including Liquidated Damages to the extent accrued but unpaid) on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

      Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, such holder's rights of conversion as provided herein.

      Section 7.5 Proceedings by Trustee

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

      Section 7.6 Remedies Cumulative and Continuing

      Except as provided in the last paragraph of Section 2.6, all powers and remedies given by this Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

      Section 7.7 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders

      The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provisions hereof which under Article XI cannot be modified or amended without the consent of all affected holders of Notes then outstanding. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      Section 7.8 Notice of Defaults

      The Trustee shall, within ninety (90) days after the Trustee obtains knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults actually known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest (including Liquidated Damages to the extent accrued but unpaid) on any of the Notes, including without limiting the generality of the foregoing any default in the payment of any Repurchase Price or in the payment of any amount due in connection with any redemption of Notes, then in any such event the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

      Section 7.9 Undertaking to Pay Costs

      All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 20% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or interest (including Liquidated Damages to the extent accrued but unpaid) on any Note (including, but not limited to, the redemption price or Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XV.

      Section 7.10 Delay or Omission Not Waiver

      No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

      Section 8.1 Duties and Responsibilities of Trustee

      The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trust Indenture Act. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

            (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

                  (1) the duties and obligations of the Trustee shall be
            determined solely by the Trust Indenture Act and the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

                  (2) in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (c) the Trustee shall not be liable to any Noteholder with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

            (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      Section 8.2 Reliance on Documents, Opinions, Etc.

      Except as otherwise provided in Section 8.1:

            (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

            (c) the Trustee may consult with counsel of its selection, and any advice of such counsel or Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel if such counsel was selected with due care;

            (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

            (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to the Trustee from the Noteholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

            (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under the Security Documents either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

            (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (h) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

            (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

            (j) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

      Section 8.3 No Responsibility for Recitals, Etc.

      The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

      Section 8.4 Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes

      The Trustee, any paying agent, any conversion agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent or Note Registrar.

      Section 8.5 Monies to be Held in Trust

      Subject to the provisions of Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

      Section 8.6 Compensation and Expenses of Trustee

      The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee or any predecessor Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, damages, claims, liability or expense, including taxes (other than those based upon, measured by or determined by the income of the Trustee), incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a holder or any other Person) of liability in the premises. The obligations of the Company under this
Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Sections 4.3 and 7.5, funds held in trust herewith for the benefit of the holders of particular Notes prior to the date of the accrual of such unpaid compensation or indemnifiable claim. The obligation of the Company under this Section 8.6 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The indemnification provided in this Section 8.6 shall extend to the officers, directors, agents and employees of the Trustee.

      When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

      Section 8.7 Officer's Certificate as Evidence

      Except as otherwise provided in Section 8.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee, and such Officer's Certificate, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

      Section 8.8 Conflicting Interests of Trustee

      If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

      Section 8.9 Eligibility of Trustee

      There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (together with its corporate parent) of at least Fifty Million United States Dollars ($50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

      Section 8.10 Resignation or Removal of Trustee

            (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of Notes at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

            (b) In case at any time any of the following shall occur:

                  (1) the Trustee shall fail to comply with Section 8.8 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

                  (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

            (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may, at the expense of the Company, petition any court of competent jurisdiction for an appointment of a successor trustee.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

            (e) If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

      Section 8.11 Acceptance by Successor Trustee

      Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.6.

      No successor trustee shall accept appointment as provided in this Section
8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

      Upon acceptance of appointment by a successor trustee as provided in this
Section 8.11, the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

      Section 8.12 Succession by Merger, Etc.

      Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

      In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      Section 8.13 Limitation on Rights of Trustee as Creditor

      If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                   ARTICLE IX

                           CONCERNING THE NOTEHOLDERS

      Section 9.1 Action by Noteholders

      Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

      Section 9.2 Proof of Execution by Noteholders

      Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Noteholders' meeting shall be proved in the manner provided in Section 10.6.

      Section 9.3 Who Are Deemed Absolute Owners

      The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest (including Liquidated Damages to the extent accrued but unpaid) on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

      Section 9.4 Company-Owned Notes Disregarded

      In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to
Section 8.1, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes listed therein are not outstanding for the purpose of any such determination.

      Section 9.5 Revocation of Consents; Future Holders Bound

      At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                   ARTICLE X

                              NOTEHOLDERS' MEETINGS

      Section 10.1 Purpose of Meetings

      A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

            (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VII;

            (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

            (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2;

            (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law; or

            (5) to take any other action authorized by this Indenture or under applicable law.

      Section 10.2 Call of Meetings by Trustee

      The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

      Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

      Section 10.3 Call of Meetings by Company or Noteholders

      In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

      Section 10.4 Qualifications for Voting

      To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or
(b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

      Section 10.5 Regulations

      Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

      The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

      Subject to the provisions of Section 9.4, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each One Thousand United States Dollars ($1,000) principal amount of Notes held or represented by such Noteholder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

      Section 10.6 Voting

      The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

      Any record so signed and verified shall be conclusive evidence of the matters therein stated.

      Section 10.7 No Delay of Rights by Meeting

      Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or implicitly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE XI

                       AMENDMENTS; SUPPLEMENTAL INDENTURES

      Section 11.1 Amendments; Supplemental Indentures without Consent of Noteholders

      The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time amend or supplement this Indenture and the Security Documents or the Notes without notice to or the consent of any Holder for one or more of the following purposes:

            (a) to make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.6;

            (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

            (c) to evidence the succession of another corporation, limited liability company, partnership or trust to the Company, or successive successions, and the assumption by the successor corporation, limited liability company, partnership or trust of the covenants, agreements and obligations of the Company pursuant to Article XII;

            (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, including without limitation any reduction of the Conversion Price, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

            (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

            (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the holders of the Notes;

            (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

            (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

            (i) add any additional assets as Collateral; or

            (j) release Collateral from the Liens under this Indenture and the Security Documents when permitted or required by this Indenture or the Security Documents and to otherwise give effect to Section 17.3.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder; provided, however, the Trustee shall not be obligated to and may, in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Any amendment or supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

      Section 11.2 Amendments; Supplemental Indentures with Consent of
Noteholders

      With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 9.4), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time amend or supplement, the Notes, the Security Documents or this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment or supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Repurchase Event, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.6, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or modify this paragraph, without the consent of the holders of all Notes then outstanding; provided, further, however, that any amendment or supplemental indenture that disproportionately affects the rights of a Noteholder or a class of Noteholder shall require the prior consent of such Noteholder or the prior consent of Noteholders holding a majority of the principal amount of Notes then held by such class, as applicable.

      Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such amendment or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in is discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.

      It shall not be necessary for the consent of the Noteholders under this
Section 11.2 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

      Section 11.3 Effect of Amendments and Supplemental Indentures

      Any amendment or supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in effect; provided that this Section 11.3 shall not require such amendment or supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgement by any party to such amendment or supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any amendment or supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      Section 11.4 Notation on Notes

      Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such amendment or supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

      Section 11.5 Evidence of Compliance of Amendment or Supplemental Indenture to be Furnished to Trustee

      The Trustee, subject to the provisions of Sections 8.1 and 8.2, shall receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any amendment or supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.


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
                                   ARTICLE XII

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

      Section 12.1 Company May Consolidate, Etc.

      The Company shall not, directly or indirectly, consolidate with or merge with or into any other Person or sell, lease, convey or transfer all or substantially all its assets, whether in a single transaction or a series of related transactions, to any Person or group of affiliated Persons unless:

            (a) either (i) in the case of a merger or consolidation that does not involve a transfer of all or substantially all of the Company's properties and assets, the Company is the surviving entity or (ii) in case the Company shall consolidate with or merge into another Person or sell, lease, convey or transfer all or substantially all of its properties and assets, whether in a single transaction or a series of related transactions, to any Person, the Person formed by such consolidation or into which the Company is merged, or the Person which acquires by sale, conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on all of the Notes as applicable, and the performance or observance of every covenant of this Indenture and the Security Documents on the part of the Company to be performed or observed and shall have provided for the applicable conversion rights set forth in Section 15.6 and the repurchase rights set forth in Article XVI;

            (b) immediately after giving effect to such transaction, no Event of Default, and no event that after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

            (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article XII and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Article IX.

      Section 12.2 Successor Entity to be Substituted

      In case of any such consolidation, merger, sale, conveyance or lease in accordance with Section 12.1, and, where required in accordance with Section 12.1(a) upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest (including Liquidated Damages, if any) on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of Rockford Corporation any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the Person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XII may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

      In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

      Section 12.3 Opinion of Counsel to be Given Trustee

      The Trustee, subject to Sections 8.1 and 8.2, shall receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article XII.

                                  ARTICLE XIII

                     SATISFACTION AND DISCHARGE OF INDENTURE

      Section 13.1 Discharge of Indenture

      When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest (including Liquidated Damages, if any) due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and premium, if any, and interest on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel as required by Section 18.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

      Section 13.2 Deposited Monies to be Held in Trust by Trustee

      Subject to Section 13.4, all monies deposited with the Trustee pursuant to
Section 13.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

      Section 13.3 Paying Agent to Repay Monies Held

      Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

      Section 13.4 Return of Unclaimed Monies

      Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two (2) years after the date upon which the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

      Section 13.5 Reinstatement

      If (i) the Trustee or the paying agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.2; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

                                   ARTICLE XIV

                           NO RECOURSE AGAINST OTHERS

      Section 14.1 Indenture and Notes Solely Corporate Obligations

      No direct or indirect partner, employee, incorporator, shareholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates, shall have any personal liability in respect of the obligations of the Company under the Notes or this Indenture by reason of his, her or its status as such partner, employee, incorporator, shareholder, director or officer. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                                   ARTICLE XV

                               CONVERSION OF NOTES

      Section 15.1 Right to Convert

      Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at the holder's option, at any time following the date of original issuance of the Notes and prior to the close of business on June 10, 2009 (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as provided in the fifth paragraph of Section 15.2 and Section 3.4, at the close of business on the last Business Day prior to the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof), to convert the principal amount of any such Note, or any portion of such principal amount which is One Thousand United States Dollars ($1,000) or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section
15.2. If a Conversion Notice (as defined below) is delivered prior to June 10, 2007 and within ninety (90) days following a Repurchase Event, the Company shall make an additional payment in cash to each holder of Notes with respect to the Notes converted, in an amount equal to $135 per each One Thousand United States Dollars ($1,000) principal amount of the Note (the "Additional Conversion Payment"), less the amount of any interest actually paid on the Note prior to the repurchase date (and, if the Note is converted between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment Date). A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article XV. A Note with respect to which a holder has delivered a notice in accordance with Section 16.2 regarding such holder's election to require the Company to repurchase such holder's Notes following the occurrence of a Repurchase Event may be converted in accordance with this Article XV only if such holder withdraws such repurchase notice by delivering a written notice of withdrawal to the Company prior to the close of business on the last Business Day prior to the day fixed for repurchase.

      Section 15.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion

      In order to exercise the conversion privilege with respect to any Definitive Note, the holder of such Definitive Note then registered on the books of the Company shall (i) deliver a written notice, in the form of the conversion notice attached hereto as Exhibit B, or a facsimile thereof (the "Conversion Notice"), to the Trustee, the Company (with a copy to the Company's legal counsel) and the transfer agent at Equiserve Trust Company, N.A., 1 North State Street, 11th Floor, Chicago, Illinois 60602, telephone (312) 499-7032, facsimile
(312) 499-7065, Attention: Tammie Marshall, of such holder's election to convert, which notice shall specify that all of such Note shall be converted or the portion thereof to be converted (which shall be One Thousand United States Dollars ($1,000) or an integral multiple thereof) and the name or names (with address) in which the shares of Common Stock which shall be issuable on such conversion shall be issued, (ii) if such Note or portion thereof is surrendered for conversion during the period from the close of business on the Business Day preceding the record date for any Interest Payment Date through the close of business on the Business Day next preceding such Interest Payment Date, pay by wire transfer of immediately available funds or other method acceptable to the Company, an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted (unless such Note or portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Noteholders in accordance with Section 3.2 or shall have become due prior to such Interest Payment Date as a result of a Repurchase Event); provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes, (iii) pay by wire transfer of immediately available funds or other method acceptable to the Company the transfer taxes, if any, required pursuant to Section 15.7, and (iv) surrender the Definitive Note to be converted in whole or in part to a common carrier for overnight delivery to the Company as soon as practicable following such date (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to the Definitive
Note in the case of its loss, theft or destruction). Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and a Participant's interest in a Global Note may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time. Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer (including a broker's letter regarding compliance with the prospectus delivery requirement, if applicable) in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

      The Company shall use its best efforts to, within three (3) Business Days after the Conversion Date (as defined below) with respect to any Note, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted)
(a)(i) in the case of a public resale of the Common Stock issuable upon such conversion, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission system or (ii) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of full shares of Common Stock to which the holder shall be entitled upon such conversion, and (b) deliver to such holder a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.4 and the Additional Conversion Payment, if any (which payment, if any, shall be paid no later than five (5) Business Days after the Conversion Date). In case any Note of a denomination greater than One Thousand United States Dollars ($1,000) shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

      Subject to Article IV, if the Company shall not have delivered the number of shares of Common Stock issued upon conversion of Notes by any holder within five (5) Business Days after the Conversion Date with respect to such Notes, the Company shall pay Liquidated Damages to such holder at the rate of one-half percent (0.5%) per month of the outstanding principal amount of Notes so converted by such holder.

      The conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof) (such date, the "Conversion Date"), and the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered. For purposes of determining satisfaction of the requirement set forth above with respect to the Conversion Date for any Note, any facsimile required to be sent shall be deemed to have been sent on a given day if such facsimile was received before 1:00 p.m., New York City time, on such date, to the number listed above (unless a different number is specified in a notice filed with the Trustee and mailed by the Trustee, at the Company's expense, to each holder of the Notes at such holder's address appearing in the Note Register, as provided for in Section 2.5 of this Indenture) and a confirmation of transmission of such facsimile is obtained.

      The Company shall pay in cash, on any Note or portion thereof surrendered for conversion during the period from the close of business on any Interest Payment Date to which interest has been fully paid through the close of business on the Business Day preceding the record date for the next such Interest Payment Date, accrued and unpaid interest, if any, on the Note or portion thereof surrendered for conversion to, but excluding, the date of conversion, and Liquidated Damages, if any. Subject to Article IV, any such payment of interest shall be made with respect to such Note within ten (10) Business Days after the Conversion Date. Notwithstanding the foregoing, any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any Interest Payment Date through the close of business on the Business Day next preceding such Interest Payment Date shall (unless such Note or portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Noteholders in accordance with
Section 3.2 or shall have become due prior to such Interest Payment Date as a result of a Repurchase Event) be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. Nothing in this Section 15.2 shall affect the right of a holder in whose name any Note is registered at the close of business on a record date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Indenture and the Note. Except as provided in this Section 15.2, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.

      Section 15.3 Company Right to Force Automatic Conversion

      The Company may, at its option, automatically convert all or a portion of the Notes (an "Automatic Conversion") at any time prior to June 10, 2007 if the Closing Price (as defined in Section 15.6(e)) per share of the Common Stock has exceeded two hundred and twenty five percent (225%) of the Conversion Price then in effect for at least fifteen (15) Trading Days within a period of twenty (20) consecutive Trading Days ending five (5) Trading Days prior to the date the Automatic Conversion Notice (defined below) specifying the date (the "Automatic Conversion Date") on which an Automatic Conversion will become effective is sent to all holders of Notes, provided that either (x) a registration statement covering the resale of the Conversion Shares is effective and available for use from the date of the Automatic Conversion Notice (as defined below) through and including the earlier of the Automatic Conversion Date or the last date on which the registration statement is required to be kept effective under the terms of the Registration Rights Agreement, or (y) the Conversion Shares issuable upon the Automatic

Conversion may be sold pursuant to Rule 144 under the Securities Act. Subject to
Article IV, if the Automatic Conversion Date is prior to June 10, 2007, the Company shall make an additional payment in cash to each holder of Notes with respect to the Notes converted, in an amount equal to $135 per each One Thousand United States Dollars ($1,000) principal amount of the Note (the "Company Conversion Provisional Payment"), less the amount of any interest actually paid on the Note prior to the Automatic Conversion Date (and, if the Note is converted between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment Date).

      Unless the Company shall have theretofore called for redemption all of the Notes then outstanding, if the Company elects to convert all or a portion of the Notes pursuant to this Section 15.3, the Company, or at its request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice (the "Automatic Conversion Notice") of the Automatic Conversion not more than thirty (30) days but not less than five (5) days before the Automatic Conversion Date to such holders at their last addresses as they shall appear upon the Notes Register. Such notice shall be irrevocable. Notice shall be mailed by first class mail. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure to duly give such notice to the holder of any Notes designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the automatic conversion of any other Notes.

      Each Automatic Conversion Notice shall state:

            (a) The Automatic Conversion Date,

            (b) the CUSIP number(s) of the Note(s) to be automatically converted,

            (c) The place or places where such Notes are to be surrendered for conversion, and

            (d) The Conversion Price then in effect.

      In case the Notes are to be converted in part only, the Automatic Conversion Notice shall state the portion of the principal amount thereof to be converted and shall state that on and after the Automatic Conversion Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unconverted portion thereof will be issued.

      If any of the foregoing provisions or other provisions of this Section are inconsistent with applicable law, such law shall govern.

      In the event of an Automatic Conversion, the Company shall issue and deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of the Notes or, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's balance account with the

Depositary through its Deposit Withdrawal Agent Commission system, along with
(i) any cash in respect of any fractional shares of Common Stock otherwise issuable upon conversion (as provided in Section 15.4), and (ii) the Company Conversion Provisional Payment, if any, for payment to the holder as promptly after the Automatic Conversion Date as practicable in accordance with the provisions of this Section 15.3.

      All Notes subject to the Automatic Conversion shall be delivered to the Company to be canceled. Failure to deliver such Notes shall not affect their automatic cancellation.

      Section 15.4 Cash Payments in Lieu of Fractional Shares

      No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall calculate and pay a cash adjustment in lieu of such fractional share at the current market value thereof to the holder of Notes. For purposes of this Section 15.4, the current market value of a share of Common Stock shall be the Closing Price (determined as provided in Section 15.6(e)) on the first Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

      Section 15.5 Conversion Price

      The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article XV.

      Section 15.6 Adjustment of Conversion Price

      The Conversion Price shall be adjusted from time to time by the Company as follows:

            (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 15.6(e)) fixed for such determination and (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Conversion Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 15.6(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 15.6(e)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which (i) the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which (ii) the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

            (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 15.6(a) applies) or evidences of its indebtedness or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 15.6(c) and (2) dividends and distributions paid exclusively in cash

      (except as set forth in Section 15.6(e), (the foregoing hereinafter in this Section 15.6(d) called the "Additional Securities")), unless the Company elects to reserve such Additional Securities for distribution to the Noteholders upon conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Additional Securities which such holder would have received if such holder had converted its Notes into Common Stock immediately prior to the Record Date (as defined in Section 15.6(e)) for such distribution of the Additional Securities then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (i) the numerator shall be the Current Market Price (determined as provided in Section 15.6(e)) on such date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (ii) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Common Stock such holder would have received had such holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.6(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 15.6(e) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Noteholder.

            In the event that the Company implements a new shareholder rights plan, such rights plan shall provide that upon conversion of the Notes the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan as if the holders had converted the Notes prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion. Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 15.6(d).

            Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.6(d) (and no adjustment to the Conversion Price under this Section 15.6(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitles the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 15.6(d), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

            For purposes of this Section 15.6(d) and Sections 15.6(a) and (c), any dividend or distribution to which this Section 15.6(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.6(a) or 15.6(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 15.6(c) applies (and any Conversion Price reduction required by this Section 15.6(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 15.6(a) and (c) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 15.6(a) and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 15.6(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 15.6(a).

            In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 15.7 applies or as part of a distribution referred to in Section 15.6), then immediately after the close of business on the Record Date for the distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) such combined amount and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one (1) share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such holder would have received had such holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

            (e) For purposes of this Section 15.6, the following terms shall have the meaning indicated:

                  (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                  (2) "Current Market Price" shall mean the average of the daily
            Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that
            (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.6(a), (b), (c) or (d) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.6(a), (b), (c) or (d) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Company's Board of Directors in a manner consistent with any determination of such value for purposes of Section 15.6(d), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 15.6, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section
            15.6 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange, as applicable, is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, a Business Day.

            (f) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 15.6(a), (b), (c) or (d), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            (g) To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holder of each Note at his last address appearing on the Note Register provided for in Section
      2.5 a notice of the reduction at least five (5) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

            (h) No adjustment in the Conversion Price shall be required under this Section 15.6 unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Section 15.6 (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XV shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

            (i) Subject to Section 15.6(f), whenever the Conversion Price is adjusted as provided in this Section 15.6, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officer's Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.5, within twenty

      (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

            (j) In any case in which this Section 15.6 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.4.

            (k) For purposes of this Section 15.6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      Section 15.7 Effect of Reclassification, Consolidation, Merger or Sale

      Subject to the provisions of Article XVI, if any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any statutory exchange as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a "Statutory Exchange"), or (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 15.7 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XV. If, in the case of any such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock include shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Notes as the Company's Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article XVI herein.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at his address appearing on the Note Register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section 15.7 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

      If this Section 15.7 applies to any event or occurrence, Section 15.6 shall not apply.

      Section 15.8 Taxes on Shares Issued

      The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 15.9 Reservation of Shares; Shares to be Fully Paid; Listing of Common Stock

      The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock needed to provide for the issuance of Common Stock upon conversion of all of the Notes and upon exercise of all the Warrants without regard to any limitations on conversions or exercise.

      The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon conversion of the Notes above the Conversion Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Notes and (iii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the conversion of all of the Notes and exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purpose of issue upon such exercise.

      The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

      The Company is obligated to register the Notes and the shares of Common Stock issuable upon conversion of the Notes for resale under the Securities Act pursuant to the Registration Rights Agreement. The Notes and the shares of Common Stock issuable upon conversion of the Notes shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of Notes shall be entitled to all of the benefits afforded to a holder of Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of a Note, agrees and shall agree to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

      The Company shall use commercially reasonable efforts to promptly secure the listing of the shares of Common Stock issuable upon conversion of a Note upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon conversion of such Note) and shall use commercially reasonable efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the conversion of all then outstanding Notes; and the Company shall use commercially reasonable efforts to list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon conversion of the Notes if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 15.9.

      Section 15.10 Responsibility of Trustee

      The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine whether a supplemental indenture need be entered into under Section 15.7 or the correctness of any provisions contained in any supplemental indenture entered into pursuant to such section relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.7 or to any adjustment to be made with respect thereto, but, subject to the provisions of
Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

      Section 15.11 Notice to Holders Prior to Certain Actions

      In case:

            (a) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

            (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

            (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note Register, provided for in
Section 2.5 of this Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

      Section 15.12 Holder Not Deemed a Shareholder

      Except as otherwise specifically provided herein, prior to a Noteholder's receipt of Common Stock upon conversion of a Note, the Noteholder shall not be entitled, as such, to any rights of a shareholder of the Company, including, without limitation, the right to vote or to consent to any action of the shareholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive dividends or other distributions, or to receive any notice of meetings of shareholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company. In addition, nothing contained in this Indenture shall be construed as imposing any liabilities on such holder to purchase any securities (upon conversion of a Note or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

                                   ARTICLE XVI

                       REPURCHASE UPON A REPURCHASE EVENT

      Section 16.1 Repurchase Right

      If, at any time prior to June 10, 2009 there shall occur a Repurchase Event (as defined in Section 16.3), then each holder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Notes, or any portion thereof (in principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof), on the date (the "repurchase date") that is forty (40) calendar days after the date of the Company Notice (as defined in Section 16.2(a) below) of such Repurchase Event (or, if such 40th day is not a Business Day, the next succeeding Business Day). If the Repurchase Event occurs (i) prior to or on June 10, 2006, such repurchase shall be made in cash at a price equal to one hundred and fifteen percent (115%) of the principal amount of Notes such holder elects to require the Company to repurchase, (ii) after June 10, 2006 but prior to or on June 10, 2008, such repurchase shall be made in cash at a price equal to 110% of the principal amount of Notes such holder elects to require the Company to repurchase and (iii) after June 10, 2008, but prior to or on June 10, 2009, such repurchase shall be made in cash at a price equal to 105% of the principal amount of Notes such holder elects to require the Company to repurchase, together, in each case, with accrued interest, if any, to the applicable repurchase date (the "Repurchase Price"). If the repurchase date is prior to June 10, 2007, the Company shall make an additional payment in cash to each holder of Notes with respect to the Notes repurchased, in an amount equal to $135 per each One Thousand United States Dollars ($1,000) principal amount of the Note (the "Additional Repurchase Payment"), less the amount of any interest actually paid on the Note prior to the repurchase date (and, if the Note is repurchased between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment Date). Notwithstanding anything in this Article XVI to the contrary, if a redemption date pursuant to Article III shall occur prior to any repurchase date established pursuant to a Company Notice under Section 16.2, provided that the Company shall have deposited or set aside an amount of money sufficient to redeem such Notes as set forth in Section 3.2 on or before such repurchase date, all such Notes shall be redeemed pursuant to Article III and the repurchase rights hereunder shall have no effect.

      Section 16.2 Notices; Method of Exercising Repurchase Right, Etc.

            (a) Unless the Company shall have theretofore called for redemption all of the outstanding Notes and deposited or set aside an amount of money sufficient to redeem such Notes on the redemption date as set forth in
      Section 3.2, on or before the tenth (10th) calendar day following the occurrence of a Repurchase Event, the Company or, at the written request of the Company, the Trustee, shall mail to all holders of record of the Notes a notice (the "Company Notice") in the form as prepared by the Company of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee. The Company Notice shall contain the following information:

                  (1) a brief description of the Repurchase Event;

                  (2) the repurchase date;

                  (3) the CUSIP number(s) of the Note(s) subject to the
            repurchase right;

                  (4) the date by which the repurchase right must be exercised;

                  (5) the last date by which the election to require repurchase, if submitted, must be revoked;

                  (6) the Repurchase Price and the Additional Repurchase Amount,
            if any;

                  (7) a description of the procedure which a holder must follow to exercise a repurchase right; and

                  (8) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where Notes may be surrendered for conversion.

      No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

      If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

            (b) To exercise a repurchase right, a holder shall deliver to the Trustee on or before the close of business on the thirty-fifth (35th) day after the Company Notice was mailed (i) written notice to the Company (or agent designated by the Company for such purpose) of the holder's exercise of such right in substantially the form attached hereto as Exhibit C (the "Repurchase Notice"), which Repurchase Notice shall set forth the name of the holder, the principal amount of the Notes to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Election of repurchase by a holder shall be revocable at any time prior to, but excluding, the repurchase date, by delivering written notice to that effect to the Trustee prior to the close of business on the Business Day prior to the repurchase date.

            (c) If the Company fails to repurchase on the repurchase date any Notes (or portions thereof) as to which the repurchase right has been properly exercised, then the principal of such Notes shall, until paid, bear interest to the extent permitted by applicable law from the repurchase date at the rate borne by the Note and each such Note shall be convertible into Common Stock in accordance with this Indenture (without giving effect to Section 16.2(b)) until the principal of such Note shall have been paid or duly provided for.

            (d) Any Note that is to be repurchased only in part shall be surrendered to the Trustee duly endorsed for transfer to the Company and accompanied by appropriate evidence of genuineness and authority satisfactory to the Company and the Trustee duly executed by, the holder thereof (or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

            (e) On or prior to 1:00 p.m., New York City time on the Repurchase Date, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.4) the Repurchase Price and Additional Repurchase Amount, if any, in cash for payment to the holder on the repurchase date.

            (f) If the Company is unable to repurchase on the repurchase date all of the Notes (or portions thereof) as to which the repurchase right has been properly exercised, the aggregate amount of Notes the Company may repurchase shall be allocated pro rata among each Note (or portion thereof) surrendered for repurchase, based on the principal amount of such Note, in proportion to the aggregate amount of Notes surrendered for repurchase.

            (g) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled in accordance with the provisions of Section 2.8.

      Section 16.3 Certain Definitions

      For purposes of this Article XVI:

            (a) The term "beneficial owner" shall be determined in accordance with Rule 13d-3 and 13d-5, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act.

            (b) The term "person" or "group" shall include any syndicate or group which would be deemed to be a "person" under Section 13(e) and 14(d) of the Exchange Act as in effect on the date of the original execution of this Indenture.

            (c) The term "Continuing Director" means at any date a member of the Company's Board of Directors (i) who was a member of such board on the date of the Securities Purchase Agreement or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed. (Under this definition, if the Board of Directors of the Company as of the date of this Indenture were to approve a new director or directors and then resign, no Change in Control would occur even though all of the current members of the Board of Directors would thereafter cease to be in office).

            (d) The term "Repurchase Event" means a Change in Control or a Termination of Trading.

            (e) A "Change in Control" shall be deemed to have occurred when (i) any "person" or "group" (as such terms are used in Sections 13(e) and 14(d) of the Exchange Act) is or becomes the beneficial owner of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the "Voting Stock"); (ii) approval by the shareholders of the Company of any plan or proposal for the liquidation, dissolution or winding up of the Company; (iii) the Company (A) consolidates with or merges into any other corporation or any other corporation merges into the Company, and in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged into other assets or securities as a result, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (B) conveys, transfers or leases all or substantially all of its assets to any Person (other than a wholly-owned subsidiary as a result of which the Company becomes a holding company); or (iv) any time Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided that a Change in Control shall not be deemed to have occurred if at least ninety percent (90%) of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of (and the capital stock into which the Notes would be convertible consists of) shares of capital stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

            (f) A "Termination of Trading" shall have occurred if the Common Stock of Rockford shall not be authorized for quotation or listing on The New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange, Inc. ("AMEX") or The Nasdaq National Market or SmallCap Market ("NASDAQ").

                                  ARTICLE XVII

                        COLLATERAL AND SECURITY DOCUMENTS

                       Collateral and Security Documents.


      In order to secure the due and punctual payment of the Notes, the Company and AII have entered into the Security Agreement and the other Security Documents to create the Junior Liens on the Collateral in accordance with the terms thereof. Pursuant to the provisions of the Security Agreement, the other Security Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the Senior Liens in accordance with the terms of the Security Agreement and the other Security Documents.

            (a) Each Holder of a Note, by accepting such Note, agrees to all the terms and provisions of the Security Agreement and the other Security Documents.

            (b) The Collateral Agent is hereby authorized and directed to enter into the Security Documents, and to execute such agreements as attorney-in-fact on behalf of the holders, and take any and all actions required or permitted by the terms hereof and thereof.

            Application of Proceeds of Collateral.

      Upon any realization upon the Collateral by the Collateral Agent, the proceeds thereof shall be applied in accordance with the terms of the Security Documents and the terms hereof.

            Possession, Use and Release of Collateral.


            (c) Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents, the Company and AII will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

            (d) Each holder, by accepting such Note, acknowledges that (i) so long as any First Priority Lien Obligations (or any commitments or letters of credit in respect thereof) are outstanding, the holders of First Priority Lien Obligations shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to the Collateral, and (ii) the Trustee or holders will not be entitled to take any action whatsoever with respect to the Collateral and the holders of the First Priority Lien Obligations may, without the consent of the holders or the Trustee, take, or cause to be taken, actions with respect to the Collateral (including the release of the Senior Liens on the Collateral). If at any time or from time to time Collateral that also secures the First Priority Lien Obligations is released or otherwise disposed of pursuant to the terms of the relevant governing documents, as applicable, such Collateral securing the Notes shall be automatically released or disposed of; provided, however, that if an Event of Default under this Indenture exists as of the date on which the First Priority Lien Obligations are repaid in full, the Collateral securing the Notes shall not be released until such Event of Default and all other Events of Default shall have been cured or otherwise waived except to the extent such Collateral was disposed of in order to repay the First Priority Lien Obligations. Each holder of a Note, by accepting such Note, directs the Collateral Agent to take such actions as directed by the holders of the First Priority Lien Obligations in accordance with this Section 17.3.

            (e) At such time as (i) the First Priority Lien Obligations have been paid in full in cash in accordance with the terms thereof, and all commitments and letters of credit thereunder have been terminated, or (ii) the holders of the First Priority Lien Obligations have released their Senior Liens on all or any portion of the Collateral, the Junior Liens on the Collateral shall also be automatically released to the same extent; provided, however, that (x) in the case of clause (i) of this sentence, if an Event of Default under this Indenture exists as of the date on which the First Priority Lien Obligations are repaid in full or terminated as described in clause (i), the Junior Liens on the Collateral shall not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter, the Trustee (acting at the direction of the holders of a majority of outstanding principal amount of Notes) shall have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Junior Liens shall be released when such Event of

      Default and all other Events of Default under this Indenture cease to exist), or (y) in the case of clause (ii) of this sentence, if the First Priority Lien Obligations (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the Notes shall then be secured by a Junior Lien on such Collateral, to the same extent provided pursuant to the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral. If the Company subsequently enters into a new Senior Facility or other First Priority Lien Obligations that are secured by assets of the Company and/or its Subsidiaries of the type constituting Collateral, then the Notes shall be secured at such time by a Junior Lien on the collateral securing such First Priority Lien Obligations (to the extent such assets are of the type that constitute Collateral) to the same extent (in all material respects) as then in effect immediately prior to the release of the Liens on the Collateral.

            (f) Notwithstanding the provisions set forth in this Section 17.3, the Company and its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents and this Indenture.

                  Opinion of Counsel

      So long as the Security Documents have not been terminated in accordance with the terms thereof, the Company shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the TIA, on the Closing Date and thereafter, at least annually, within 30 days of June 1 of each year (commencing with June 1, 2004), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture or any Security Document as is necessary to maintain the Security Interests, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Security Interests.

                  Further Assurances

      Upon the reasonable request of the Collateral Agent, the Company and AII shall, each at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Security Interests, as are reasonably necessary to perfect, preserve or protect the Collateral Agent's Security Interest in the Collateral.

                  Trust Indenture Act Requirements

      The release of any Collateral from the Junior Lien of any of the Security Documents or the release of, in whole or in part, the Junior Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Junior Liens are released pursuant to the applicable Security

Documents and pursuant to the terms hereof. Each holder of the Notes acknowledges that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. So long as any First Priority Lien Obligations are outstanding, the Company and the Guarantor shall comply with TIA Section 314(d) relating to the release of property or securities from the Junior Lien hereof but only to the extent required by the TIA.

                  Suits to Protect Collateral

      The Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the holders of the Notes).

                  Purchaser Protected

      In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article XVII, be under obligation to ascertain or inquire into the authority of the Company or AII, as applicable, to make any such sale or other transfer.

                  Powers Exercisable by Receiver or Trustee

      In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XVII upon the Company or AII, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or AII, as applicable, or of any officer or officers thereof required by the provisions of this Article XVII.

                  Release upon Termination of Company's Obligations

      In the event that the Company delivers an Officers' Certificate and Opinion of Counsel certifying that (a) its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article XIII, or (b) the Company's average monthly EBITDA for any twelve consecutive months commencing with the month ending June 30, 2004 has been positive, the Trustee shall (i) execute, deliver and authorize such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or AII, as applicable, may reasonably request to evidence the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the holders of the Notes.

                  Limitation on Duty of Trustee in Respect of Collateral


                  (g) Beyond the exercise of reasonable care in the custody
            thereof, the Trustee shall have no duty under this Indenture as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

                  (h) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company or the Collateral Agent.

                  Authorization of Trustee

      The Trustee is hereby authorized to enter into, or cause any co-collateral agent to enter into, any Security Document or any other document necessary or appropriate in connection with any such Security Document. The Trustee shall have no duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States ("Foreign Collateral") but shall to the extent required to create Liens on the Foreign Collateral, or on part thereof, for the benefit of the holders and at the specific request of the Issuer, appoint for and on behalf of the holders one of more co-collateral agents to act on behalf of the holders with respect to such Foreign Collateral.

                  Intercreditor Agreement Controls

      Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Trustee pursuant to this Indenture and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement will govern.

                                  ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

      Section 18.1 Provisions Binding on Company's Successors


      All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

      Section 18.2 Official Acts by Successor Corporation


      Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

      Section 18.3 Addresses for Notices, Etc.


      Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company and any notice, direction, request or demand hereunder to or upon the Trustee or to or upon any Noteholder shall be deemed to have been sufficiently given or made, for all purposes (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidence by mechanically or electronically generated receipt by the sender's facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers of such communications shall be:

     If to the Company:

                        Rockford Corporation
                        600 South Rockford Drive
                        Tempe, Arizona 85281
                        Telephone:        (480) 967-3565
                        Facsimile:        (480) 966-3639
                        Attention:        Mr. W. Gary Suttle
                                          President and Chief Executive Officer

     If to the Trustee:

                        BNY Western Trust Company
                        700 S. Flower Street - Suite 500

                        Los Angeles, CA  90017
                        Attention: Corporate Trust Administration
                        Facsimile:  213-630-6298


     If to a Noteholder:


                        At the address and facsimile number of such Noteholder, as set forth on the Note Register, which shall initially include the information set forth in the Securities Purchase Agreement regarding notices.

      The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. The Trustee shall use reasonable commercial efforts to provide any notice of default, notice of redemption and notice of conversion to each holder by facsimile, if and to the extent such holder's facsimile number is set forth in the Note Register.

      Failure to give a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is given or made in the manner provided above, it is duly given or made, whether or not the addressee receives it.

      Section 18.4 Governing Law; Jurisdiction; Jury Trial


      This Indenture and each Note shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the internal laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Indenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Indenture shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Indenture in that jurisdiction or the validity or enforceability of any provision of this Indenture in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION

HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED
HEREBY.

      Section 18.5 Evidence of Compliance with Conditions Precedent; Certificates to Trustee


      Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that in the opinion of the person executing such Officer's Certificate all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been satisfied.

      Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied or waived.

      Section 18.6 Legal Holidays

      In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

      Section 18.7 Trust Indenture Act

      This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that this
Section 18.7 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

      Section 18.8 Benefits of Indenture

      Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Note Registrar and their successors hereunder, the holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 18.9 Table of Contents, Headings, Etc.


      The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 18.10 Authenticating Agent

      The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.6, 2.7 and 3.3, as fully for all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.9.

      Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

      Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Notes as the names and addresses of such holders appear on the Note Register.

      The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services.

      The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section 18.10 shall be applicable to any authenticating agent.

      Section 18.11 Execution in Counterparts

      This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      Section 18.12 No Adverse Interpretation of Other Agreements


      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      IN WITNESS WHEREOF, all of the parties hereto have caused this Indenture to be duly signed as of the date first written above.

                                            ROCKFORD CORPORATION



                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Attest:


------------------------------
Name:
Title:


                                            BNY WESTERN TRUST COMPANY
                                               as Trustee

                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:












                          [SIGNATURE PAGE TO INDENTURE]

                                                                       EXHIBIT A

       FORM OF 4.5% CONVERTIBLE SENIOR SUBORDINATED SECURED NOTE DUE 2009

                       ----------------------------------



                              ROCKFORD CORPORATION

                             [FORM OF FACE OF NOTE]

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH RESTRICTED NOTE.]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

[THE COMPANY MAY, BUT IS NOT OBLIGATED TO, INSTRUCT THE TRUSTEE TO PLACE THE FOLLOWING PARAGRAPH ON THE FACE OF EACH NOTE HELD BY OR TRANSFERRED TO AN "AFFILIATE" (AS DEFINED IN RULE 501(B) OF REGULATION D UNDER THE SECURITIES ACT) OF THE COMPANY:]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE.]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.8 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                              ROCKFORD CORPORATION

           4.5% Convertible Senior Subordinated Secured Note due 2009

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR U.S. FEDERAL INCOME TAX PURPOSES. ROCKFORD CORPORATION WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER HEREOF INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY, AMOUNT OF ORIGINAL ISSUE DISCOUNT AND, AS APPROPRIATE, THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE, UPON THE WRITTEN REQUEST OF SUCH HOLDER DIRECTED TO ROCKFORD CORPORATION AT 600 SOUTH ROCKFORD DRIVE, TEMPE, ARIZONA 85281,
ATTN.: CHIEF FINANCIAL OFFICER.

No. _____                                                       $_______________



CUSIP No. 77316PAA9



      Rockford Corporation, a corporation duly organized and validly existing under the laws of the State of Arizona (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ____________________, or registered assigns, the principal sum of ___________ United States Dollars on June 10, 2009 and to pay interest on said principal sum semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing December 15, 2004, at the rate per annum specified in the title of this Note, accrued from June 10, 2004. The interest so payable on any June 15 or December 15 will be paid to the person in whose name this Note, or portion thereof (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the 4th day of the month in which the Interest Payment Date shall occur, whether or not such date is a Business Day; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note (including Liquidated Damages, if any) shall be made at the office or agency of the Company maintained for that purpose, which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided further, however, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from the Trustee) at least five (5) Business Days prior to the applicable record date.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving a holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                                       ROCKFORD CORPORATION





                                                       -------------------------
                                                       [Name, Title]



Attest:




-------------------------------------
[Name, Title]





TRUSTEE'S CERTIFICATE OF AUTHENTICATION

BNY Western Trust Company,

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.



Dated:



By:
   -------------------------------------
           Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                              ROCKFORD CORPORATION

           4.5% Convertible Senior Subordinated Secured Note due 2009

      This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.5% Convertible Senior Subordinated Secured Notes due 2009 (herein called the "Notes"), limited to the aggregate principal amount of Twelve Million, Five Hundred Thousand United States Dollars, ($12,500,000) all issued or to be issued under and pursuant to an Indenture dated as of June10, 2004 (herein called the "Indenture"), between the Company and BNY Western Trust Company (herein called the "Trustee"), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. All capitalized terms used herein without definition shall have the meaning set forth in the Indenture.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Liquidated damages paid pursuant to Section 15.2 of the Indenture, if any, shall be paid within ten (10) Business Days of the date from which such liquidated damages accrued pursuant to Section 15.2. Liquidated Damages on the Notes paid pursuant to Section 2(f) of the Registration Rights Agreement, if any, shall be paid at the times and in the manner provided therein.

      The Indenture contains provisions permitting the Company and the Trustee in certain limited circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute amendments to the Indenture or supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment or supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Repurchase Event, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.7, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

      It is also provided in the Indenture that the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due, (ii) a failure by the Company to convert any Notes into Common Stock or
(iii) a default in respect of a covenant or provisions of the Indenture which under Article XI thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by a holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether any notation thereof is made upon this Note or such other Notes.

      The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness as set forth in Article IV of the Indenture.

      Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The Notes are issuable in registered form without coupons in denominations of One Thousand United States Dollars ($1,000) principal amount and integral multiples thereof. At the office of Trustee or the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

      (1) From and after June 10, 2007, the Company may, at its option, redeem all or any part of the Notes, upon notice as set forth in the Indenture, and the Company shall pay each holder of Notes redeemed a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

      If such notice of redemption has been given as provided in the Indenture, the Notes or portion of Notes called for redemption shall, unless converted into Common Stock pursuant to the terms of the Indenture, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price and interest accrued to, but excluding, the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Notes at the redemption price and interest accrued to, but excluding, said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4 of the Indenture, to be entitled to any benefit or security under the Indenture, and the holders of such Notes shall have no right in respect of such Notes except the right to receive the redemption price and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in such notice, such Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price and interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an Interest Payment Date, then the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 of the Indenture.

      The Notes are not subject to redemption through the operation of any sinking fund.

      Upon the occurrence of a "Repurchase Event," the Noteholder has the right, at such holder's option, to require the Company to repurchase all or any portion of such holder's Notes or any portion thereof (in the principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof) on the 40th calendar day (or, if such 40th day is not a Business Day, the next succeeding Business Day) after notice of such Repurchase Event at a price equal to (i) 115% of the principal amount of Notes such holder elects to require the Company to repurchase, if the Repurchase Event occurs prior to or on June 10, 2006, (ii) 110% of the principal amount of Notes such holder elects to require the Company to repurchase, if the Repurchase Event occurs after June 10, 2006 but prior to or on June10, 2008 and (iii) 105% of the principal amount of the Notes such holder elects to require the Company to repurchase if the Repurchase Event occurs after June 10, 2008, but prior to or on June 10, 2009, together, in each case, with accrued interest to the date fixed for repurchase; provided that if such repurchase date is an Interest Payment Date, then the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 of the Indenture. If the repurchase date is prior to June 10, 2007, the Company shall make an additional payment in cash to each holder of Notes with respect to the Notes repurchased, in an amount equal to $135 per each One Thousand United States Dollars ($1,000) principal amount of the Note, less the amount of any interest actually paid on the Note prior to the repurchase date (and, if the Note is repurchased between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment Date). The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Repurchase Event and of the repurchase right arising as a result thereof on or before the fifth (5th) Business Day after the occurrence of such Repurchase Event. If a redemption date pursuant to Article III of the Indenture shall occur prior to any repurchase date established pursuant to a Company Notice under Section 16.2 of the Indenture, provided that the Company shall have deposited or set aside an amount of money sufficient to redeem such Notes as set forth in Section 3.2 of the Indenture on or before such repurchase date, all such Notes shall be redeemed pursuant to Article III of the Indenture and the repurchase rights under Article XVI of the Indenture shall have no effect.

      Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on June 10, 2009 (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as otherwise provided in the Indenture, at the close of business on the Business Day next preceding the date fixed for redemption unless the Company shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is One Thousand United States Dollars ($1,000) or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $5.29 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. If a conversion notice is delivered prior to June 10, 2007 and within ninety (90) days following a Repurchase Event, the Company shall make an additional payment in cash to each holder of Notes with respect to the Notes converted, in an amount equal to $135 per each One Thousand United States Dollars ($1,000) principal amount of the Note (the "Additional Conversion Payment"), less the amount of any interest actually paid on the Note prior to the repurchase date (and, if the Note is converted between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment Date). The Company shall pay in cash, on this Note or portion thereof surrendered for conversion during the period from the close of business on any Interest Payment Date to which interest has been fully paid through the close of business on the Business Day preceding the record date for the next such Interest Payment Date, accrued and unpaid interest, if any, to, but excluding, the date of conversion. Any such payment of interest shall be made with ten (10) Business Days after the Conversion Date. Notwithstanding the foregoing, if this Note shall be surrendered for conversion during the period from the close of business on any record date for any Interest Payment Date through the close of business on the Business Day next preceding such Interest Payment Date, the holder (unless the Note or the portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Noteholders in accordance with Section 3.2 of the Indenture or shall have become due prior to such Interest Payment Date as a result of a Repurchase Event) must, at the time of conversion of the Note, pay by wire transfer of immediately available funds or other funds acceptable to the Company, an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

      The Company may, at its option, automatically convert all or a portion of the Notes (an "Automatic Conversion") at any time prior toJune 10, 2007 if the Closing Price (as defined in the Indenture) per share of the Common Stock has exceeded two hundred and twenty five percent (225%) of the Conversion Price then in effect for at least fifteen (15) Trading Days within a period of twenty (20) consecutive Trading Days ending five (5) Trading Days prior to the date the Company gives to all holders of Notes a notice specifying the date on which an Automatic Conversion will become effective, provided that either (x) a registration statement covering the resale of the Conversion Shares is effective and available for use from the date of the notice of Automatic Conversion through and including the earlier of the date on which the Automatic

Conversion becomes effective or the last date on which the registration statement is required to be kept effective under the terms of the Registration Rights Agreement, or (y) the shares of Common Stock issuable upon the Automatic Conversion may be sold pursuant to Rule 144 under the Securities Act. If the effective date of an Automatic Conversion is prior to June 10, 2007, the Company shall make an additional payment in cash to each holder of Notes with respect to the Notes converted, in an amount equal to $135 per each One Thousand United States Dollars ($1,000) principal amount of the Note (the "Company Conversion Provisional Payment"), less the amount of any interest actually paid on the Note prior to the effective date of the Automatic Conversion (and, if the Note is converted between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment Date).

      Unless the Company shall have theretofore called for redemption all of the Notes then outstanding, if the Company elects to convert all or a portion of the Notes pursuant to its Automatic Conversion right, the Company, or at its request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of the Automatic Conversion not more than thirty (30) days but not less than five (5) days before the date of effectiveness of the Automatic Conversion as set forth in the Indenture. In case the Notes are to be converted in part only, the notice shall state the portion of the principal amount thereof to be converted and shall state that on and after the effective date of the Automatic Conversion, upon surrender of such Note, a new Note or Notes in principal amount equal to the unconverted portion thereof will be issued.

      In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price and interest accrued to the date fixed for redemption, of such Notes.

      [INCLUDE EITHER OF THE FOLLOWING PARAGRAPHS ONLY BASED UPON HOLDER'S ELECTION UNDER SECTION 2(k) OF THE SECURITIES PURCHASE AGREEMENT] [Conversion Limitation. The holder hereby agrees that in no event will it convert any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the holder that the holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the holder's determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the holder shall be deemed to be the holder's representation that the Notes specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this paragraph.]

      [Each holder hereby agrees that in no event will it convert any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such holder
(other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the holder that the holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the holder's determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the holder shall be deemed to be the holder's representation that the Notes specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this paragraph. ]

      Upon due presentment for registration of transfer of this Note and any other documents as may be required to be delivered by the Indenture at the office or agency of the Company which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the requirements and limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Registrar may deem and treat a registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof (including Liquidated Damages to the extent accrued but unpaid), or on account hereof, for the conversion hereof and for all other purposes; and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, such registered holder for the time being shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable on this Note.

      No direct or indirect partner, employee, incorporator, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates, shall have any personal liability in respect of the obligations of the Company under this Note by reason of his, her or its status as such partner, employee, incorporator, stockholder, director or officer. The holder hereof by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                  UNIF GIFT MIN ACT -



                                                _____________________________ Custodian
                                                            (Cust)

TEN ENT - as tenants by the entireties          _____________________________
                                                            (Minor)

JT TEN - as joint tenants with right
of survivorship and not as tenants              Uniform Gifts to Minors Act ___________
in common
                                                                               (State)



Additional abbreviations may also be used though not in the above list.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                    Amount of decrease       Amount of increase              Principal Amount       Signature of authorized
Date of Exchange   in Principal Amount of   in Principal Amount of           of this Global Note        officer of Trustee
                     this Global Note         this Global Note          following such decrease         or Note Custodian
                                                                               (or increase)



                                                                       EXHIBIT B

                           [FORM OF CONVERSION NOTICE]

Rockford Corporation
600 South Rockford Drive
Tempe, Arizona  85281
Attention:  Chief Financial Officer

BNY Western Trust Company
700 S. Flower Street - Suite 500
Los Angeles, CA  90017
Attention: Corporate Trust Administration

Fax:  213-630-6298



      The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is One Thousand United States Dollars ($1,000) principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

      If you want the shares issuable on conversion of this Note credited to your balance account with The Depositary Trust Company through its Deposit Withdrawal Agent Commission system, check the box: [ ]

Dated: __________________________

                                                --------------------------------

                                                --------------------------------
                                                Signature(s)

---------------------------------
Signature Guarantee

      Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and loan
associations and credit unions) with
membership in an
approved signature guarantee medallion
program pursuant to Securities and
Exchange Commission Rule 17Ad-15 if
shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

      Fill in for registration of shares
if to be issued, and Notes if to be
delivered, other than to and in the name of the registered holder:

---------------------------------
(Name)

---------------------------------
(Street Address)

---------------------------------
(City, State and Zip Code)

Please print name and address

                                    Principal amount to be converted (if less \ than all): $______,000

                                    -------------------------------------------
                                    Social Security or Other Taxpayer
                                    Identification Number

                                                                       EXHIBIT C

                       [FORM OF OPTION TO ELECT REPAYMENT
                            UPON A REPURCHASE EVENT]


Rockford Corporation
600 South Rockford Drive
Tempe, Arizona 85281

Attention:  Chief Financial Officer

BNY Western Trust Company
700 S. Flower Street - Suite 500
Los Angeles, CA  90017
Attention: Corporate Trust Administration

Fax:  213-630-6298


      The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Rockford Corporation (the "Company") as to the occurrence of a Repurchase Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is One Thousand United States Dollars ($1,000) principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued interest (including Liquidated Damages, if any) to, but excluding, such date, to the registered holder hereof.

Dated: ________________________


                                        ---------------------------------------

                                        ---------------------------------------
                                        Signature(s)

                                        ---------------------------------------
                                        Social Security or Other Taxpayer
                                        Identification Number

                                        Principal amount to be repaid (if less
                                        than all):  $______,000


                                        NOTICE: The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the
                                        Note in
                                        every particular without alteration or
                                        enlargement or any change whatever.

                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF TRANSFER

Rockford Corporation
600 South Rockford Drive
Tempe, Arizona 85281
Attention:  Chief Financial Officer

BNY Western Trust Company
700 S. Flower Street - Suite 500
Los Angeles, CA  90017
Attention: Corporate Trust Administration

Fax:  213-630-6298




      Re: 4.5% Convertible Senior Subordinated Secured Notes due 2009

      Reference is hereby made to the Indenture, dated as of June 10, 2004 (the "Indenture"), among Rockford Corporation, as issuer (the "Company"), and BNY Western Trust Company (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.

      The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      2. CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR RULE 144.



      The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

            (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

            (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

            (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

      3. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                                 [Insert Name of Transferor]



                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:


Dated:  _______________________


----------------------------------------
Signature Guarantee


      Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and loan
associations and credit unions) with
membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]


      (a)   a beneficial interest in the:


            (i)   144A Global Note (CUSIP _________), or

            (ii)  IAI Global Note (CUSIP _________); or


      (b)   a Restricted Definitive Note.



2.    After the Transfer the Transferee will hold:

                                   [CHECK ONE]

      (a)   a beneficial interest in the:


            (i)   144A Global Note (CUSIP _________), or

            (ii)  IAI Global Note (CUSIP _________); or


            (iii) Unrestricted Global Note (CUSIP _________); or

      (b)   a Restricted Definitive Note; or

      (c)   an Unrestricted Definitive Note,


      in accordance with the terms of the Indenture.

                                                                       EXHIBIT E

                         FORM OF CERTIFICATE OF EXCHANGE

Rockford Corporation
600 South Rockford Drive
Tempe, Arizona 85281
Attention:  Chief Financial Officer

BNY Western Trust Company
700 S. Flower Street - Suite 500
Los Angeles, CA  90017
Attention: Corporate Trust Administration

Fax:  213-630-6298




      Re: 4.5% Convertible Senior Subordinated Secured Notes due 2009

                               (CUSIP 77316PAA9])

      Reference is hereby made to the Indenture, dated as of June 10, 2004 (the "Indenture"), among Rockford Corporation, as issuer (the "Company"), and BNY Western Trust Company (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.



            (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
      Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.



            (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's

      Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ----------------------------------------
                                          [Insert Name of Transferor]


                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:
Dated:  ______________________

----------------------------------------
Signature Guarantee


      Signature(s) must be guaranteed by
an eligible Guarantor Institution
(banks, stock brokers, savings and loan
associations and credit unions) with
membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

                                                                       EXHIBIT F

                   FORM OF TRANSFER LETTER OF REPRESENTATIONS

                           (TO BE DELIVERED BY HOLDER

                     UPON CERTAIN TRANSFERS OF NOTES WITHOUT

                        EFFECTIVE REGISTRATION STATEMENT)

      We are delivering this letter in connection with the sale or transfer to us of Notes (as defined in the Indenture, dated as of June 10, 2004, between Rockford Corporation, an Arizona corporation (the "Company") and BNY Western Trust Company, a California banking corporation (the "Trustee")) other than pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the "Securities Act").

      We hereby confirm that:

      (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),(2), (3), (5), (6), (7) or (8) under the Securities Act;


      (ii) any purchase or receipt of the Notes by us will be for investment purposes and for our own account, not as a nominee or agent;


      (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing or receiving the Notes;


      (iv) we do not have need for liquidity in our investment in the Notes, we have the ability to bear the economic risks of our investment in the Notes for an indefinite period of time and we are able to afford the complete loss of our investment in the Notes;


      (v) we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction, and we have no present intention of selling, granting any participation in, or otherwise distributing the same;


      (vi) we have had access to such information regarding the Company necessary in order for us to make an informed decision and any such information which we have requested have been made available for us or our attorney, accountant, or advisor; and

      (vii) we or our attorney, accountant, or advisor have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the business, management and financial affairs of the Company and the terms and conditions of the acquisition by us of the Notes and all such questions have been answered to our full satisfaction, and we have acquired sufficient information about the Company to make an informed and knowledgeable decision to acquire the Notes.

      We understand that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) in accordance with an exemption from the registration requirements of the Securities Act, (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We agree that we will furnish the Company and the Trustee an opinion of counsel, if the Company so requests, that the foregoing restrictions on transfer have been complied with. We understand that the Trustee will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company, including an opinion of counsel if the Company so requests, that the foregoing restrictions on transfer have been complied with.

      We acknowledge that the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.





                                     ------------------------------------------
                                     (Name)

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Address:

                                    EXHIBIT C

                         FORM OF WARRANT AGENT AGREEMENT

    ====================================================================



                              ROCKFORD CORPORATION

                                       and

                   BNY WESTERN TRUST COMPANY, as Warrant Agent


                         -------------------------------


                             WARRANT AGENT AGREEMENT

                            Dated as of June 10, 2004

   =====================================================================

                             WARRANT AGENT AGREEMENT

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SECTION 1.   Appointment of Warrant Agent.............................     2

SECTION 2.   Warrant Certificates.....................................     2

SECTION 3.   Execution of Warrant Certificates........................     2

SECTION 4.   Registration.............................................     3

SECTION 5.   Registration of Transfers and Exchanges..................     3

SECTION 6.   Terms and Release of Warrants............................     4

SECTION 7.   Reservation of Warrant Shares............................     5

SECTION 8.   Notices to Warrant holders...............................     5

SECTION 9.   Merger, Consolidation or Change of Name of Warrant Agent.     6

SECTION 10.  Warrant Agent............................................     7

SECTION 11.  Change of Warrant Agent..................................    10

SECTION 12.  Notices to Company and Warrant Agent.....................    10

SECTION 13.  Supplements and Amendments...............................    11

SECTION 14.  Successors...............................................    11

SECTION 15.  Termination..............................................    12

SECTION 16.  Governing Law............................................    12

SECTION 17.  Benefits of This Agreement...............................    12

SECTION 18.  Counterparts.............................................    12


EXHIBIT A    Form of Warrant Certificate

      WARRANT AGENT AGREEMENT dated as of June 10, 2004 between Rockford Corporation, an Arizona corporation (the "COMPANY"), and BNY Western trust Company, a California banking corporation, as Warrant Agent (the "WARRANT AGENT").

      WHEREAS, the Company has entered into a Securities Purchase Agreement dated June 10, 2004 (the "Securities Purchase Agreement") by and between the Company and the buyers listed in Exhibit A to the Securities Purchase Agreement pursuant to which the Company proposes to issue warrants to purchase common stock of the Company, as hereinafter described (the "WARRANTS"), which in the aggregate initially entitle the holders thereof to purchase 649,810 shares of Common Stock of the Company (the "COMMON STOCK" and with the Common Stock issuable on exercise of the Warrants being referred to herein as the "WARRANT SHARES"). Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Warrant Certificate (as defined below).

      WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the transfer, exchange and exercise of Warrants and other matters as provided herein;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

      SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Warrant Agent(s) as it may deem necessary or desirable upon ten (10) days' prior written notice to the Warrant Agent. The Warrant Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Warrant Agent(s).

      SECTION 2. WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "WARRANT CERTIFICATES") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto. The Warrant Certificates are hereby made a part of this Agreement and the terms and conditions set forth therein are hereby incorporated herein.

      SECTION 3. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or a Vice President. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, or a Vice President and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, or a Vice President, notwithstanding the fact that at the time the Warrant Certificates shall be transferred or disposed of he or she shall have ceased to hold such office.

      In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall be transferred or disposed of by the Company, such Warrant Certificates nevertheless may be transferred or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agent Agreement any such person was not such officer.

      Each Warrant Certificate shall be dated the date such Warrant Certificate was authorized to be transferred by the Company.

      SECTION 4. REGISTRATION. The Warrant Agent, on behalf of the Company, shall hold any unregistered Warrants.

      The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

      SECTION 5. REGISTRATION OF TRANSFERS AND EXCHANGES. The Warrant Agent shall from time to time, subject to the limitations and on the terms and conditions set forth in the Warrant Certificates, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in its customary manner.

      Subject to the terms of the Warrant Certificates, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its principal corporate trust office, which is currently located at the address listed in Section 12 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any holder desiring to exchange a Warrant Certificate shall deliver a written request to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in its customary manner.

      The Warrant Agent is hereby authorized to transfer, in accordance with the provisions of this Section 5, the new Warrant Certificates required pursuant to the provisions of this Section 5.

      SECTION 6. TERMS AND EXERCISE OF WARRANTS. A Warrant may be exercised, subject to the terms and conditions therein, upon surrender to the Company at the principal corporate trust office of the Warrant Agent, which is currently located at the address listed in Section 12 hereof.

      The Warrant Agent may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

      The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders with reasonable prior written notice during normal business hours at its corporate trust office, which is currently located at the address listed in Section 12 hereof.

      SECTION 7. RESERVATION OF WARRANT SHARES. The Warrant Agent shall have no duty to verify availability of any shares of Common Stock set aside pursuant to
Section 4(b) of the Warrant Certificates. The Company will keep a copy of this Agreement on file with the Transfer Agent (used hereinafter as such term is defined in the Warrant Certificates) and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in
Section 2 of the Warrant Certificates. The Company will furnish such Transfer Agent a copy of all notices filed with the Warrant Agent pursuant to Section 8 hereof.

      SECTION 8. NOTICES TO WARRANT AGENT. The Company shall cause to be filed with the Warrant Agent a copy of every notice or other communication sent to the registered holders of the Warrant Certificates pursuant to the Warrant Certificates promptly upon delivery of any such notice or communication to the registered holders of the Warrant Certificates.

      SECTION 9. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 11 of this Agreement.

      SECTION 10. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Warrant Agent) upon the following terms and conditions, all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

      (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

      (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

      (c) The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

      (d) In the absence of bad faith on its part, the Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

      (e) The Company agrees to pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the administration and execution of this Agreement as the Company and the Warrant Agent shall agree in writing and to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement (including reasonable fees and expenses of its counsel) and to indemnify the Warrant Agent (and any predecessor Warrant Agent) and save it harmless against any and all claims (whether asserted by the Company, a holder or any other person), damages, losses, expenses (including taxes other than taxes based on the income of the

Warrant Agent), liabilities, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or willful misconduct. The provisions of this Section 10(e) shall survive the expiration of the Warrants and the termination of this Agreement.

      (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity reasonably satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

      (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

      (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the Warrant Agent was negligent in ascertaining the pertinent facts. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

      (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

      (j) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent shall have any liability to any holder of a Warrant Certificate or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

      (k) Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

      (l) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

      (m) In addition to the foregoing, the Warrant Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of the election attached hereto unless the Warrant Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

      SECTION 11. CHANGE OF WARRANT AGENT. The Warrant Agent may at any time resign as Warrant Agent upon written notice to the Company. If the Warrant Agent shall resign or become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate or the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised

Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. If a Successor Warrant Agent shall not have been appointed within thirty (30) days of such removal, the Company may appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after the expiration of the thirty (30) day period during which the holders of a majority of the unexercised Warrants could appoint a successor Warrant Agent, then the registered holder of any Warrant Certificate or the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent, upon payment of all fees and expenses due it and its agents and counsel, shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
Section 11, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

      SECTION 12. NOTICES TO COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

            Rockford Corporation
            600 South Rockford Drive
            Tempe, Arizona  85281
            Attention:  Mr. W. Gary Suttle
                        Title: President and Chief Executive Officer

      In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal corporate trust office of the Warrant Agent.

      Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

            BNY Western Trust Company
            700 S. Flower Street - Suite 500
            Los Angeles, CA  90017
            Attention: Corporate Trust Administration

            Fax:  213-630-6298

      SECTION 13. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 13, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Warrant Agent must be obtained in connection with any supplement or amendment which alters the rights or duties of the Warrant Agent. The Company and the Warrant Agent may amend any provision herein with the consent of the holders of a majority of the unexercised Warrants.

      SECTION 14. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 15. TERMINATION. This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise. The provisions of Section 15 hereof shall survive such termination.

      SECTION 16. GOVERNING LAW AND JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the internal laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      SECTION 17. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

      SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 19. CONFLICTING TERMS. In the event of any inconsistency or conflict between the Warrants and this Agreement, the terms, conditions and provisions of the Warrants shall govern and control.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                    ROCKFORD CORPORATION


                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:

                                    BNY WESTERN TRUST COMPANY, as
                                    Warrant Agent

                                    By:
                                       ---------------------------------------

                      EXHIBIT A TO WARRANT AGENT AGREEMENT

                                 FORM OF WARRANT

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH RESTRICTED
WARRANT:]

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

[THE COMPANY SHALL PLACE THE FOLLOWING PARAGRAPH ON THE FACE OF EACH WARRANT HELD BY OR TRANSFERRED TO AN "AFFILIATE" (AS DEFINED IN RULE 501(B) OF REGULATION D UNDER THE SECURITIES ACT) OF THE COMPANY:]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                              ROCKFORD CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:       [__]                           Number of Shares:  [_________]

CUSIP No.:  [___________]                         (subject to adjustment)

Date of Issuance:  June 10, 2004

      Rockford Corporation, an Arizona corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ________________, the registered holder hereof or its permitted assigns is entitled, subject to the terms and conditions set forth below, to purchase from the Company upon surrender of this Warrant (as defined below), at any time or times on or after the date hereof, but not after 5:00 p.m., Eastern Standard Time, on the Expiration Date (as defined below), _________________ fully paid nonassessable shares of Common Stock (as defined below) of the Company at the Exercise Price per share provided in Section 1(c) of this Warrant, subject to adjustment as provided below. Capitalized terms used herein but not defined shall have the same meanings assigned to them in the Securities Purchase Agreement dated as of June 10, 2004, by and between the Company and the parties listed on the Schedule of Buyers attached thereto as Exhibit A (as such agreement may be amended, supplemented and modified from time to time as provided in such agreement, the "Securities Purchase Agreement").

      This Warrant (as defined below) is one of a series of Warrants issued in connection with the transactions described in (i) the Securities Purchase Agreement and (ii) certain other related documents and agreements including, without limitation, the Transaction Documents (as defined in the Securities Purchase Agreement). The Warrant Shares (as defined below) issued upon exercise of this Warrant and the holder hereof and thereof shall be entitled to all of the rights and privileges set forth in the Transaction Documents. The Warrants are issued under and pursuant to a Warrant Agent Agreement dated as of June 10, 2004 (herein called the "Warrant Agent Agreement"), between the Company and BNY Western Trust Company (herein called the "Warrant Agent").

SECTION 1. DEFINITIONS. The following terms as used in this Warrant shall have the following meanings:

      (a) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York and Los Angeles are required by law or executive order to remain closed.

      (b) "Common Stock" means (i) the common stock, $0.01 par value per share, of the Company, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

      (c) "Exercise Price" shall be equal to $5.75, subject to further adjustment as hereinafter provided.

      (d) "Expiration Date" means June 10, 2009 or, if such date does not fall on a Business Day or on a Trading Day, then the next Business Day.

      (e) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a joint stock company, a trust, an unincorporated organization or association and a government or any department or agency thereof.

      (f) "Principal Market" means The Nasdaq National Market ("NASDAQ") or if the Common Stock is not traded on NASDAQ, then the principal securities exchange or trading market for the Common Stock.

      (g) "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of June 10, 2004, among the Company, Piper Jaffray & Co. and the initial purchasers of the

Notes and the Warrants as such agreement may be amended, supplemented and modified from time to time in a writing signed by all of the signatories thereto.

      (h) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      (i) "Shelf Registration Statement" means the Shelf Registration Statement contemplated by the Registration Rights Agreement.

      (j) "Trading Day" shall mean (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on a Principal Market or admitted for trading or quotation, a Business Day.

      (k) "Warrant" means this Warrant and the other warrants to purchase shares of Common Stock issued pursuant to the Securities Purchase Agreement and all warrants issued in exchange, transfer or replacement thereof.

      (l) "Warrant Shares" means all shares of Common Stock issuable upon exercise of the Warrants.

SECTION 2.  EXERCISE OF WARRANT.

      (a) Subject to the terms and conditions hereof, including the early termination of this Warrant pursuant to Section 3(b) of this Warrant, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 5:00 p.m., Eastern Time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the "Exercise Notice"), to the Company at the principal corporate trust office of the Warrant Agent and to the Company's designated transfer agent (the "Transfer Agent"), of such holder's election to exercise all or a portion of this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Warrant Agent of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or delivery of a certified check or bank draft payable to the order of the Warrant Agent or wire transfer of immediately available funds or (B) notification to the Company at the principal corporate trust office of the Warrant Agent and to the Transfer Agent that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e) of this Warrant), and (iii) the surrender of this Warrant to a common carrier for overnight delivery to the Warrant Agent as soon as practicable following such date (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction, or an affidavit of lost Warrant, in accordance with Section 11); provided, however, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of
Section 8 of this Warrant shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall use its best efforts on or before the third Business Day, but in no event later than the fifth Business Day (the "Warrant Share Delivery Date") following the date of receipt by the Warrant

Agent of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction, or an affidavit of lost Warrant, in accordance with Section 11) (the "Exercise Delivery Documents"), (A) in the case of a public resale of such Warrant Shares, at the holder's request, to credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system or (B) to issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determination or arithmetic calculation to the holder via facsimile within two (2) Business Days after receipt of the holder's Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Exercise Price or arithmetic calculation of the number of Warrant Shares within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Exercise Price or the Closing Price (as defined in Section 9(f) of this Warrant) to an independent, reputable investment banking firm selected jointly by the Company and the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside auditor. The Company shall cause the investment banking firm or the auditor, as the case may be, to perform the determination or calculation and notify the Company and the holder of the results no later than ten (10) Business Days from the time it receives the disputed determination or calculation. Such investment banking firm's or auditor's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error. All fees and expenses of such determinations shall be borne solely by the Company.

      (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable but in no event later than five (5) Business Days after any exercise (the "Warrant Delivery Date") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

      (c) Notwithstanding anything contained in this Warrant to the contrary, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates which evidence such fractional shares. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented. In lieu of any fractional shares, there shall be paid to the holder an amount of cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 2(c) of this Warrant, the current market value of a share of Common Stock shall be the Closing Price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise or if not listed on a Principal Market, then as determined in good faith by a majority of the Company's Board of Directors, whose determination shall be final, binding and conclusive.

      (d) If the Company shall fail for any reason or for no reason (except in the case of a dispute as to the Exercise Price or the Closing Price which is being resolved in accordance with Section 2(a) of this Warrant) to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder's or its designee's balance account with DTC, in accordance with Section 2 of this Warrant, for such number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) of this Warrant, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date if such exercise is not timely effected and/or each day after the Warrant Delivery Date if such Warrant is not delivered, as the case may be, an amount equal to one-half percent (0.5%) per month multiplied by the product of
(I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Warrant Delivery Date and to which such holder is entitled, the number of shares of Common Stock issuable upon exercise of the Warrant as of the Warrant Delivery Date and (II) the Closing Price of the Common Stock on the Warrant Share Delivery Date, in the case of failure to deliver Common Stock, or on the Warrant Delivery Date, in the case of failure to deliver a Warrant, provided that if the Common Stock is not listed on a Principal Market, then the Closing Price shall be as determined in good faith by a majority of the Company's Board of Directors, whose determination shall be final, binding and conclusive.

      (e) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant as to all or a portion of the Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

                  Net Number = (A x B) - (A x C)
                               -----------------
                                       B

For purposes of the foregoing formula:

            A= the total number of shares with respect to which this Warrant is then being exercised.

         B= the Closing Price of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice.

         C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

         (f) [INCLUDE THE FOLLOWING PARAGRAPH ONLY IF HOLDER HAS ELECTED TO BE GOVERNED BY SECTION 2(k)(A) OF THE SECURITIES PURCHASE AGREEMENT:]

         [The registered holder hereby agrees that in no event will it exercise any of the Warrants in excess of the number of such Warrants upon the exercise of which (x) the number of shares of Common Stock beneficially owned by such holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on exercise analogous to the limitation contained in this Section 2(f)) plus (y) the number of shares of Common Stock issuable upon the exercise of such Warrants, would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such exercise), it being the intent of the Company and the holder that the holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this
Section 2(f) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the registered holder's determination of whether the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Exercise Notice by the holder shall be deemed to be the holder's representation that the Warrants specified therein are exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise the Warrants at such time as the exercise thereof will not violate the provisions of this Section 2(f).]

[INCLUDE THE FOLLOWING PARAGRAPH ONLY IF HOLDER HAS ELECTED TO BE GOVERNED BY
SECTION 2(k)(B) OF THE SECURITIES PURCHASE AGREEMENT:]

         [The registered holder hereby agrees that in no event will it exercise any of the Warrants in excess of the number of such Warrants upon the exercise of which (x) the number of shares of Common Stock beneficially owned by such holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on exercise analogous to the limitation contained in this Section 2(f)) plus (y) the number of shares of Common Stock issuable upon the exercise of such Warrants, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such exercise), it being the intent of the Company and the holder of Warrants that the holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this Section 2(f) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the registered holder's determination of whether the Warrants are exercisable pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Exercise Notice by the holder shall be deemed to be the holder's representation that the Warrants specified therein are exercisable pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise the Warrants at such time as the exercise thereof will not violate the provisions of this Section 2(f).]

SECTION 3. DATE; DURATION; EARLY TERMINATION OF WARRANTS.

         (a) The date of this Warrant is June 10, 2004 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect at 5:00 pm, Eastern Standard Time, on the Expiration Date or the Termination Date (as defined below), if applicable, as the case may be, except that notwithstanding any other provisions hereof, the provisions of Section 8(c) of this Warrant shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         (b) If at any time after December 15, 2007 if (1) the Closing Price per share of the Common Stock has exceeded two hundred and twenty five percent (225%) of the Exercise Price then in effect for any fifteen (15) Trading Days within a period of twenty (20) consecutive Trading Days (the "Determination Period") and (2) either (x) a shelf registration statement covering resales of the Common Stock issuable upon exercise of the Warrants is effective and available for use at all times during the period beginning thirty (30) days prior to the Notice Date (as defined below) and ending on the Termination Date, and is expected to remain effective and available for use until at least the earlier of thirty (30) days following the Termination Date or the last date on which the shelf registration statement is required to be kept effective under the terms of the Registration Rights Agreement or (y) the Warrant Shares issuable upon a Cashless Exercise may be sold pursuant to Rule 144 under the Securities Act, then the Company may, at its option, terminate the Warrants. By following the procedures set forth below, the Company may exercise this right of termination only if, within ten (10) days following the Determination Period, the Company shall mail or cause to be mailed a notice of such termination (the "Termination Notice," and the date such Termination Notice is mailed, the "Notice Date") to the holder of the Warrant at the address set forth for such holder in Section 12 of this Warrant. Such notice shall be irrevocable. The Company shall mail the Termination Notice by first class mail and contemporaneously issue a press release through PRNewswire or Bloomberg Financial Markets containing substantially the same information as the Termination Notice described below. Each Termination Notice shall specify the CUSIP number of the Warrant, the Termination Date, that the Warrants may not be exercised after 5:00 p.m., Eastern Standard Time, on the Termination Date and the current Exercise Price.

         If all of the conditions described in the preceding paragraph have been met, and if no Event of Default (as that term is defined in the Indenture) shall have occurred and be continuing under the Indenture, dated as of June 10, 2004 between the Company and BNY Western Trust Company , as trustee, any Warrant not exercised before the close of business on the ninetieth (90th) day after the mailing date of the Termination Notice (such ninetieth (90th) day, the "Termination Date") shall automatically be deemed exercised in a Cashless Exercise in accordance with Section 2(e) and the Company will deliver the number of Warrant Shares to the holder upon receipt of a completed

Exercise Notice along with the original copy of the Warrant for cancellation (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction, or an affidavit of lost Warrant, in accordance with Section 11).

SECTION 4. COVENANTS AS TO COMMON STOCK. The Company hereby covenants and agrees as follows:

         (a) Issuance of Warrants and Warrant Shares. This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will, upon issuance, be, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to preemptive rights or other similar rights of shareholders of the Company. All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment hereof or Cashless Exercise in accordance with the terms hereof, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

         (b) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company will take all actions reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred five percent (105%) of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares upon exercise of all of the Warrants without regard to any limitations on conversions or exercise.

         (c) Listing. The Company shall promptly use reasonable efforts to secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall use reasonable efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock issuable from time to time upon the exercise of this Warrant; and the Company shall use reasonable efforts to list on the Principal Market or automated quotation system, as the case may be, and shall use reasonable efforts to maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such Principal Market or automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

         (d) Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation and available for the purpose of issue upon such exercise.

         (e) Obligations Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company's assets or other similar transactions.

SECTION 5. TAXES.

         (a) The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

         (b) Notwithstanding any other provision of this Warrant or any other Transaction Document, for income tax purposes, any assignee or transferee shall agree that the Company and the Company's Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States Federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company's reasonable satisfaction that it is exempt from such requirement.

SECTION 6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, prior to the exercise of the Warrants represented hereby, the holder of this Warrant shall not be entitled, as such, to any rights of a shareholder of the Company, including, without limitation, the right to vote or to consent to any action of the shareholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

SECTION 7. COMPLIANCE WITH SECURITIES LAWS.

         (a) The holder of this Warrant, by the acceptance hereof, represents and warrants that (i) it is acquiring this Warrant and (ii) upon exercise of this Warrant will acquire the Warrant Shares then issuable upon exercise thereof for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and was not organized for the specific purpose of acquiring the Warrants or Warrant Shares.

         (b) This Warrant and all the Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws or any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

         THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

         In addition, any Warrants or Warrant Shares held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities
Act) of the Company shall be stamped or imprinted with a legend substantially in the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

The legends set forth above shall be removed and the Company shall direct the Agent (in the case of Warrants) to issue a new Warrant or Warrant(s) of like tenor and exercisable for the same number of Warrant Shares, or the Transfer Agent (in the case of Warrant Shares) to issue a certificate or certificates representing Warrant Shares, as appropriate, without such legends to the holder of the Warrant(s) or Warrant Shares upon which they are stamped, (i) if such Warrant(s) or Warrant Shares are registered for resale under the Securities Act and are transferred or sold pursuant to such registration, (ii) if, pursuant to a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Warrant(s) or Warrant Shares may be made without registration under the Securities Act, or (iii) if the holder of the Securities has not been an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) during the preceding three (3) months, upon expiration of the two- (2) year period under Rule 144(k) promulgated under the Securities Act (or any successor rule). In the event Rule 144(k) (or any successor rule) is amended to change the two- (2) year or three- (3) month periods, the reference(s) in the preceding sentence shall be deemed to be a reference to such changed period(s), provided that such change shall not become effective if it is otherwise prohibited by, or would otherwise cause a violation of, the then applicable federal securities laws. The Company shall not require such opinion of counsel for the sale of Warrant(s) or Warrant Shares in accordance with Rule 144 of the Securities Act, provided the seller provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144.

SECTION 8. OWNERSHIP AND TRANSFER.

         (a) The Company shall cause the Warrant Agent to maintain at its principal corporate trust office (or such office or agency of the Company as it the Company may designate by notice to the holder hereof), a register for this Warrant (the "Warrant Register"), in which the Warrant Agent shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

         (b) This Warrant and all rights hereunder shall be assignable and transferable by the holder hereof without the consent of the Company upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B attached hereto) at the principal corporate trust office of the Warrant Agent (or such office or agency of the Company as the Company may designate in writing to the holder hereof).

         (c) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement. The Warrant Shares shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees and shall agree to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

SECTION 9. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES ISSUABLE. The Exercise Price, the number of Warrant Shares issuable upon the exercise of each Warrant and the number of

Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9.

         (a) In case the Company shall hereafter pay a dividend in shares of Common Stock, or make a distribution of shares of Common Stock, to all holders of the outstanding Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 9(f) of this Warrant) fixed for such determination and (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Exercise Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 9(a) of this Warrant is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 9(f) of this Warrant) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect at the opening of business on the date after such Record Date by a fraction (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Company's Board of Directors.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 9(a) of this Warrant applies) or evidences of its indebtedness or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 9(c) of this Warrant and (2) dividends and distributions paid exclusively in cash (except as set forth in Sections 9(e) and 9(f) of this Warrant (the foregoing hereinafter in this Section 9(d) called the "Securities")), unless the Company elects to reserve such Securities for distribution to the holders upon exercise of the Warrants so that any such holder converting Warrants will receive upon such exercise, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had exercised its Warrants into Common Stock immediately prior to the Record Date for such distribution of the Securities, then, in each such case, the Exercise Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction (i) the numerator of which shall be the Current Market Price (as defined in Section 9(f) of this Warrant) on such date less the fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and
(ii) the denominator of which shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon conversion of a Warrant (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Warrant (or portion thereof) immediately prior to such Record Date.

         In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared. If the Company's Board of Directors determines the fair market value of any distribution for purposes of this Section 9(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 9(f) of this Warrant to the extent possible, unless the Company's Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the holders.

         In the event that the Company implements a new shareholder rights plan, such rights plan shall provide that upon exercise of the Warrants the holders will receive, in addition to the Common Stock issuable upon such exercise, the rights issued under such rights plan (as if the holder had exercised the Warrant prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of exercise). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 9(d).

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 9(d) (and no adjustment to the Exercise Price under this Section 9(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Exercise Price under this Section 9(d), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Exercise Price shall be readjusted as if such rights and warrants had never been issued.

         For purposes of this Section 9(d) and Sections 9(a) and (c) of this Warrant, any dividend or distribution to which this Section 9(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 9(a) or (c) of this Warrant applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 9(c) of this Warrant applies (and any Exercise Price reduction required by this Section 9(e) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price reduction required by Sections 9(a) and (c) of this Warrant with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of
Section 9(a) of this Warrant and as "the date fixed for the determination of shareholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 9(c) of this Warrant and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 9(a) of this Warrant.

         (e) Subject to the provisions of Section 9(i), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10 of this Warrant applies or as part of a distribution referred to in Section 9(d) of this Warrant), the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount of such cash distributed to all holders of its Common Stock, and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder shall have the right to receive upon exercise of a Warrant (or any portion thereof) the amount of cash such holder would have received had such holder exercised such Warrant (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

         (f) For purposes of this Section 9, the following terms shall have the meanings indicated:

                  (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, whose determination shall be conclusive.

                  (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Section 9(a), (b), (c), (d) or (e) of this Warrant occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Exercise Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to
Section 9(a), (b), (c), (d) or (e) of this Warrant occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Exercise Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Company's Board of Directors in a manner consistent with any determination of such value for purposes of Section 9(d) of this Warrant, whose determination shall be conclusive) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective. Notwithstanding the foregoing, whenever successive adjustments to the Exercise Price are called for pursuant to this
Section 9, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 9 and to avoid unjust or inequitable results as determined in good faith by the Company's Board of Directors.

                  (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Company's Board of Directors or by statute, contract or otherwise).

         (g) The Company may make such reductions in the Exercise Price, in addition to those required by Section 9(a), (b), (c), (d) or (e) of this Warrant, as the Company's Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         (h) To the extent permitted by applicable law, the Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during such period and the Company's Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Exercise Price is reduced pursuant to the preceding sentence, the Company shall mail or cause to be mailed to the holder of each Warrant at his last address in the Warrant Register a notice of the reduction at least five (5) days prior to the date the reduced Exercise Price is to take effect, and such notice shall state the reduced Exercise Price and the period during which it will be in effect.

         (i) No adjustment in the Exercise Price shall be required under this
Section 9 unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 9(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock.

         (j)  Notice to Holders of Warrants Prior to Certain Actions.  In case:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exercise Price pursuant to this Section 9; or

                  (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                  (3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change from par value to no par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale and transfer of all or substantially all of the assets of the Company; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall mail or cause to be mailed to the holder at such address appearing in the Warrant Register as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In addition, whenever the Exercise Price is adjusted as provided in this Section 9, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder of each Warrant at his last address in the Warrant Register within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

         (k) In any case in which this Section 9 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fractions of shares of Common Stock pursuant to Section 2(c) of this Warrant.

         (l) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (m) Upon each adjustment of the Exercise Price pursuant to this Section 9, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. The adjustment pursuant to this Section 9(m) to the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made each time an adjustment of the Exercise Price is made pursuant to this Section 9 (or would be made but for Section 9(k) of this Warrant).

SECTION 10. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock

(other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any statutory exchange, as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (such transaction, a "Statutory Exchange"), or (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall issue a replacement Warrant providing that such Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon exercise of such Warrants (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available for issuance upon exercise of all such Warrants) immediately prior to such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, that holders of Common Stock who were entitled to vote or consent to such transaction had as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 10, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, combination, Statutory Exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such replacement Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 of this Warrant. If, in the case of any such reclassification, change, consolidation, merger, combination, Statutory Exchange, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock shall include shares of stock or other securities and assets of a corporation other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidate, merger, combination, Statutory Exchange, sale or conveyance, then such replacement Warrant shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holder of the Warrants as the Company's Board of Directors shall reasonably consider necessary by reason of the foregoing. The Exercise Price for the stock and other securities, property and assets (including cash) so receivable upon such event shall be an amount equal to the Exercise Price immediately prior to such event. The Company shall mail or cause to be mailed such replacement Warrant to each holder of Warrants, at such holder's address appearing in the Warrant Register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such replacement Warrant.

The above provisions of this Section 10 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 10 applies to any event or occurrence, Section 9 of this Warrant shall not apply.

SECTION 11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), cause the Warrant Agent to issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. In every case, the applicant for a replacement Warrant shall furnish to the Company such security or indemnity as may be reasonably required by the Company to save it harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of the applicant's Warrant and of the ownership thereof. Upon the issuance of any replacement Warrant, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

SECTION 12. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; or (iii) one
(1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company as provided for below. The addresses and facsimile numbers for such communications shall be:

                      If to the Company:

                               Rockford Corporation
                               600 South Rockford Drive
                               Tempe, Arizona 85281
                               Telephone:     (480) 967-3565
                               Facsimile:     (480) 966-3639
                               Attention:     Mr. W. Gary Suttle

                      with a copy to:

                               Steptoe & Johnson LLP
                               201 E. Washington St., Suite 1600
                               Phoenix, Arizona 85004
                               Telephone:      (602) 257-5200
                               Facsimile:      (602)257-5299
                               Attention:      Kevin Olson, Esq.

                               If to the Transfer Agent:

                                  Equiserve Trust Company, N.A.
                                  1 North State Street, 11(th) Floor
                                  Chicago, Illinois 60602
                                           Telephone: (312) 499-7032
                                           Facsimile: (312) 499-7065
                                           Attention:  Tammie Marshall


                               If to the Warrant Agent:

                                    BNY Western Trust Company
                                    700 S. Flower Street - Suite 500
                                    Los Angeles, CA  90017
                                    Attention: Corporate Trust Administration
                                    Facsimile:  213-630-6298

If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

SECTION 13. AMENDMENTS. This Warrant and any term hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the Company and holders of a majority of Warrant Shares represented by all Warrants. Such amendment, change, waiver, discharge or termination shall be binding on the Company and all of the Warrant holder's assignees and transferees; provided, however, that no such action may increase the Exercise Price, including by a waiver of or an amendment to Section 9 of this Agreement, or decrease the number of shares or class of stock issuable upon exercise of any Warrants without the written consent of the holder of such Warrant. No waivers of any term, condition or provision of this Warrant in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

SECTION 14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. The corporate laws of the State of Arizona shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 15. Descriptive Headings. The headings of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of day and year first above written.

                                              "COMPANY"

                                              ROCKFORD CORPORATION

                                              By:
                                                   -----------------------------
                                              Its:
                                                   -----------------------------

                              EXHIBIT A TO WARRANT

                             FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase ______________ shares of Common Stock ("Warrant Shares") of Rockford Corporation, an Arizona corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:

                  ______    "Cash Exercise" with respect to ________ Warrant
                             Shares; and/or

                  ______ "Cashless Exercise" with respect to ______ Warrant Shares (to the extent permitted by the terms of the Warrant).

         2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. The holder of this warrant has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

         4. Private Placement Representations. The holder of this Warrant confirms the continuing validity of, and reaffirms as of the date hereof, its representations and warranties set forth in Section 7 of the Warrant.


Date: _______________, ____

_______________________________           ______________________________________
Name of Registered Holder                 Tax ID of Registered Holder
                                          (if applicable)


By:
      _______________________________
Its:
      _______________________________

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Exercise Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated ________ __, 2004 from the Company and acknowledged and agreed to by
____________________.

                                            ROCKFORD CORPORATION

                                            By:
                                                 _______________________________
                                            Its:
                                                 _______________________________

                              EXHIBIT B TO WARRANT

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of Rockford Corporation, an Arizona corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 200_
                                         _____________________________________




                                           By:

                                           Its:


                                           Taxpayer I.D. No. or Soc. Sec. No:

                                           _____________________________________
                                           Address:
                                                    ____________________________

                                           _____________________________________

                                           _____________________________________



Name in which new Warrant(s) should be registered:

Right to Purchase No. of Shares of Common Stock:  _________________

Name:  _________________________________________

Taxpayer I.D. No. or Soc. Sec. No:  ______________________

        Address: ______________________________________________________________

        ________________________________________________________________________

          The balance of the attached Warrant not so transferred shall be returned to the transferor in the form of a new Warrant reflecting such reduced amount.

                                    EXHIBIT D

                                SCHEDULE OF FEES

                                    EXHIBIT E

                      FORM OF REGISTRATION RIGHTS AGREEMENT

================================================================================

                              ROCKFORD CORPORATION,

                                 as the Company

                              PIPER JAFFRAY & CO.,

                                as PIPER JAFFRAY

                                       and

                                     BUYERS,

                                as defined herein

                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 10, 2004

================================================================================

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is entered into as of June 10, 2004, by and among Rockford Corporation, an Arizona corporation (the "Company"), Piper Jaffray & Co. ("Piper Jaffray") and the buyers listed on the Schedule of Buyers attached hereto as Exhibit A (each, a "Buyer" and, collectively, the "Buyers").

            THE PARTIES TO THIS AGREEMENT enter into this agreement on the basis of the following facts, intentions and understanding:

            A. The Company and the Buyers entered into that certain Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), and, upon the terms and subject to the conditions of the Securities Purchase Agreement, the Company has agreed (i) to issue and sell to the Buyers an aggregate of up to (A) Twelve Million Five Hundred Thousand United States Dollars ($12.5 million) of the Company's 4.5% Convertible Senior Subordinated Secured Notes due 2009 (such Convertible Senior Subordinated Secured Notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Notes"), which shall be convertible into shares of common stock, $0.01 par value per share (the "Common Stock") of the Company (as converted, the "Conversion Shares"), and (B) Warrants (such Warrants, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Buyer Warrants") to purchase up to five hundred ninety thousand seven hundred and thirty-seven (590,737) shares of Common Stock (as exercised collectively, the "Buyer Warrant Shares"), and (ii) to issue to Piper Jaffray Warrants (such Warrants, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Piper Jaffray Warrants" and, together with the Buyer Warrants, the "Warrants") to purchase the number of shares of Common Stock set forth on the Schedule of Fees attached as Exhibit D to the Securities Purchase Agreement (as exercised collectively, the "Piper Jaffray Warrant Shares" and, together with the Buyer Warrant Shares, the "Warrant Shares").

            B. To induce the Buyers to execute and deliver the Securities Purchase Agreement and to induce Piper Jaffray to act as the Company's exclusive placement agent, the Company has agreed to provide certain registration rights to the Buyers and Piper Jaffray under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

            NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Piper Jaffray and each of the Buyers hereby agree as follows:

            SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are required by law or executive order to remain closed.

            (b) "Commission" means the Securities and Exchange Commission.

            (c) "Investor" means Piper Jaffray and each Buyer and any transferee or assignee thereof to whom Piper Jaffray or a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement, and any subsequent transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement.

            (d) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and governmental or any department or agency thereof.

            (e) "register," "registered," and "registration" means a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statements by the Commission.

            (f) "Registrable Securities" means (i) the Notes, (ii) the Warrants,
(iii) the Conversion Shares issued or issuable upon conversion of the Notes,
(iv) the Warrant Shares issued or issuable upon exercise of the Warrants, (v) any shares of capital stock issued or issuable with respect to the Conversion Shares or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Notes or the exercise of the Warrants, and
(vi) any shares of capital stock of any entity issued in respect of the securities referenced in the immediately preceding clauses (i), (ii), (iii),
(iv) and (v) as a result of a merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction; provided, that any Registrable Securities that have been sold pursuant to a Registration Statement or Rule 144 promulgated under the Securities Act shall no longer be Registrable Securities.

            (g) "Registration Statement" means a registration statement or registration statements of the Company filed under the Securities Act and, subject to Section 4(b), covering all of the Registrable Securities.

            (h) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

            SECTION 2. REGISTRATION.

            (a) Mandatory Registration. The Company shall use its best efforts to prepare and, as soon as practicable but in no event later than 30 calendar days after the Closing Date (as that term is defined in the Securities Purchase Agreement) (the "Filing Deadline"), file with the Commission a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d) of this Agreement. The Registration Statement prepared pursuant hereto shall register the Registrable Securities for resale, including at least 105% of the number of shares of Common

Stock issuable upon conversion of the Notes and exercise of the Warrants by the Investors from time to time in accordance with the methods of distribution elected by such Investors or such other amount as required by Section 4(e) of the Securities Purchase Agreement. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but not later than 90 calendar days after the Closing Date (the "Effectiveness Deadline"); provided, however, that if the Commission reviews the Registration Statement and requires the Company to make modifications thereto, then the Effectiveness Deadline shall be extended to 120 calendar days after the Closing Date. In the event that, after the Closing Date and before the Registration Statement is declared effective, the offices of the Commission are closed due to acts of God, war or terror, the Effectiveness Deadline will be extended by a number of days equal to the days of any such closure.

            (b) Allocation of Registrable Securities. The initial number of Conversion Shares and Warrant Shares included in any Registration Statement and each increase in the number of Conversion Shares or Warrant Shares included therein shall be allocated pro rata among the Investors based on the number of Conversion Shares or Warrant Shares (determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or exercise of the Warrants) held by each Investor at the time the Registration Statement covering such initial number of Conversion Shares and Warrant Shares or increase thereof is declared effective by the Commission. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Investors holding at least a majority of the Conversion Shares or Warrant Shares, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or exercise of the Warrants.

            (c) Legal Counsel. Subject to Section 5 of this Agreement, the Investors holding at least a majority of the Conversion Shares or Warrant Shares, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or on the exercise of the Warrants, shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (the "Legal Counsel"), which the Investors agree shall be Gibson, Dunn & Crutcher LLP or such other counsel as is thereafter designated in writing by the holders of at least a majority of the Conversion Shares or Warrant Shares, determined as set forth above. Gibson, Dunn & Crutcher LLP, or any other counsel designated in writing by the holders of at least a majority of the Conversion Shares and Warrant Shares, shall not represent any Investor that sends such counsel written notice that such Investor does not wish such counsel to represent it in connection with the matters discussed in this Section 2(c). The Investors, other than any Investor that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Investors by Gibson, Dunn & Crutcher LLP in connection with the subject matter of this Agreement. The provision will not prohibit any other counsel to an Investor from reviewing and commenting on any registration filed pursuant to this Agreement at no cost to the Company.

            (d) Ineligibility for Form S-3. If Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder or the Company is not permitted by the Securities Act or the Commission to use Form S-3, then the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of at least a majority of the Conversion Shares or Warrant Shares, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or on the exercise of the Warrants and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided, however, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering all of the Registrable Securities has been declared effective by the Commission or, if earlier, until the end of the Registration Period (as defined in Section 3(a)).

            (e) Sufficient Number of Shares Registered. In the event the number of Conversion Shares or Warrant Shares registered under a Registration Statement filed pursuant to Section 2(a) of this Agreement is insufficient to cover all of the Conversion Shares or Warrant Shares or all of an Investor's allocated portion of the Conversion Shares or Warrant Shares pursuant to Section 2(b) of this Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least one hundred five percent (105%) of the number of such Conversion Shares or Warrant Shares as of the trading day immediately preceding the date of the filing of such amendment and/or new Registration Statement, in each case, as soon as practicable, but in no event later than fifteen (15) days after the necessity therefor arises. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. The calculation of the number of shares sufficient to cover all of the Conversion Shares or Warrant Shares shall be made without regard to any limitations on the conversion of the Notes or the exercise of the Warrants, and such calculation shall assume that all of the Notes are then convertible into, and all of the Warrants are then exercisable for, shares of Common Stock at the then prevailing Conversion Price (as defined in the Notes) or Exercise Price (as defined in the Warrants), as applicable. Notwithstanding anything herein to the contrary, if the amendment to the Registration Statement or new Registration Statement required by this Section 2(e) relates to a number of Conversion Shares or Warrant Shares equal to or greater than ten percent (10%) of the number of Conversion Shares or Warrant Shares as of the trading day immediately preceding the date of the filing of such amendment and/or new Registration Statement, such amendment or new Registration Statement shall be declared effective by the Commission not later than 90 calendar days after the filing date thereof; provided, however, that if the Commission reviews such amendment or new Registration Statement and requires the Company to make modifications thereto, then this deadline shall be extended to 120 calendar days after the filing date. In the event that, after the Closing Date and before the Registration Statement is declared effective, the offices of the Commission are closed due to acts of God, war or terror, this deadline will be extended by a number of days equal to the days of any such closure.

            (f) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to any elections made pursuant to Section 4(b), if (i) a Registration Statement covering all the Registrable Securities is not filed with the Commission on or before the Filing Deadline or is not declared effective by the Commission on or before the Effectiveness Deadline,
(ii) a Registration Statement covering all of the Registrable Securities required to be covered thereby, as described in Section 2(e) of this Agreement, is not filed with the Commission on or before the deadline described in Section 2(e) of this Agreement or is not declared effective by the Commission on or before the deadline described in Section 2(e) of this Agreement, (iii) on any day after such Registration Statement has been declared effective by the Commission, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made as a matter of law (other than during an Allowable Grace Period (as defined in Section 3(n) of this Agreement) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock), or (iv) a Grace Period (as defined in Section 3(n) of this Agreement) exceeds the length of an Allowable Grace Period (each of the items described in clauses (i), (ii), (iii) and (iv) above shall be referred to as a "Registration Delay"), then the Company shall pay (1) to each holder of the Notes or Conversion Shares an amount in cash equal to the product of (i) the initial principal amount paid for the Note held by such holder or the related Conversion Shares multiplied by (ii) the product of (I) the percentage determined by dividing (A) the Applicable Percentage by (B) 30, multiplied by (II) the sum of (x) the number of days (including any partial days) after the Filing Deadline or the deadline described in Section 2(e) of this Agreement, as applicable, that the Registration Statement is not filed with the Commission, plus (y) the number of days (including any partial days) after the Effectiveness Deadline or the deadline described in Section 2(e) of this Agreement that the Registration Statement is not declared effective by the Commission, plus (z) after the Registration Statement has been declared effective by the Commission, the number of days (including any partial days) that such Registration Statement is not available (other than during an Allowable Grace Period) for the sale of all the Registrable Securities and (2) to each holder of the Warrants or Warrant Shares an amount in cash equal to the product of (i) the aggregate Exercise Price for such Warrant or paid for the related Warrant Shares multiplied by (ii) the product of (I) the percentage determined by dividing (A) the Applicable Percentage by (B) 30, multiplied by (II) the sum of (x) the number of days (including any partial days) after the Filing Deadline or the deadline described in Section 2(e) of this Agreement, as applicable, that the Registration Statement is not filed with the Commission, plus (y) the number of days (including any partial days) after the Effectiveness Deadline or the deadline described in Section 2(e) of this Agreement, as applicable, that the Registration Statement is not declared effective by the Commission, plus (z) after the Registration Statement has been declared effective by the Commission, the number of days (including any partial days) that such Registration Statement is not available (other than during an Allowable Grace Period) for the sale of all Registrable Securities. The "Applicable Percentage" shall mean (A) for periods that only include days on or before the day that is 60 days after the commencement of a Registration Delay, eight-tenths percent (0.8%), (B) for periods that only include days after the date that is 60 days after the commencement of a Registration Delay, one and two-tenths percent (1.2%) and (C) for periods that include days both before and after the date that is 60 days after the commencement of a Registration Delay, a percentage equal to a fraction, the numerator of which shall be the sum of

(i) the number of days in such period that are on or before the date that is 60 days after the commencement of such Registration Delay multiplied by eight-tenths percent (0.8%) and (ii) the number of days in such period that are after the date that is 60 days after the commencement of such Registration Delay multiplied by one and two-tenths percent (1.2%) and the denominator of which shall be the total number of days comprising such period. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as "Registration Delay Payments." The Registration Delay Payments shall be paid in cash on the earlier of (A) the last day of the calendar month during which such Registration Delay Payments are incurred and (B) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and six-tenths percent (1.6%) per month (prorated for partial months) until paid in full.

            SECTION 3. RELATED OBLIGATIONS. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to
Section 2(a), 2(d) or 2(e) of this Agreement, the Company will use reasonable efforts to effect the registration of all of the Registrable Securities in accordance with the intended method of disposition thereof and, in connection with its obligations with respect to the Registration Statement, the Company shall have the following obligations:

            (a) The Company shall promptly prepare and file with the Commission a Registration Statement with respect to all of the Registrable Securities (but in no event later than the applicable Filing Deadline) and use reasonable efforts to cause such Registration Statement relating to all of the Registrable Securities required to be covered thereby to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). The Company shall, subject to the terms of this Agreement, keep each Registration Statement effective pursuant to Rule 415 at all times during the period from the date it is initially declared effective until the later of (i) the second anniversary of the date such Registration Statement is filed, (ii) the date as of which all of the Investors (other than any Investors who are "affiliates" of the Company as such term is used in Rule 144(k) promulgated under the Securities Act) may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) (or the successor rule thereto) promulgated under the Securities Act or (iii) the date on which all of the Investors shall have sold all of the Registrable Securities (the "Registration Period"), which Registration Statement, as of its filing and effective dates and each day thereafter (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading, and the prospectus contained in such Registration Statement, as of its filing date and each day thereafter (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (b) Subject to Section 3(n) of this Agreement, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 (or any successor rule thereto) promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act. In the case of amendments and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (the "Exchange Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement and prospectus.

            (c) The Company shall permit Legal Counsel, or if no Legal Counsel shall have been chosen by the Investors, the Investors and their respective legal counsel, to review and provide written comment upon each Registration Statement, prospectus and all amendments and supplements thereto at least three
(3) Business Days prior to their filing with the Commission. The Company shall furnish to the Investors and Legal Counsel, without charge, (i) promptly after receipt of such correspondence, copies of all correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to each Registration Statement, prospectus and all amendments and supplements thereto, (ii) promptly after the same is prepared and filed with the Commission, one (1) copy of each Registration Statement, prospectus and all amendments and supplements thereto, including all exhibits and financial statements related thereto, and (iii) promptly upon the effectiveness of each Registration Statement and each amendment and supplement thereto, one (1) copy of the prospectus included in each such Registration Statement and all amendments and supplements thereto. The Company agrees that it will, and it will cause its counsel to, consider in good faith any comments or objections from Legal Counsel, or if no Legal Counsel shall have been selected, the Investors and their respective legal counsel, as to the form or content of each Registration Statement, prospectus and all amendments or supplements thereto or any written communications with the Commission or the staff of the Commission concerning a Registration Statement, prospectus or any amendment or supplement thereto including, without limitation, a request for acceleration of the effectiveness of each Registration Statement, prospectus and all amendments or supplements thereto.

            (d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge to such Investor, (i) promptly after the same is prepared and filed with the Commission, at least one copy of such Registration Statement and all amendments and supplements thereto, including all exhibits and financial statements and each preliminary prospectus, (ii) upon the effectiveness of each Registration Statement, such number of copies of the prospectus included in such Registration Statement and all amendments and supplements thereto as such Investor may reasonably request, and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

            (e) Subject to Section 3(n) of this Agreement, and excluding any Registrable Securities held by Investors electing to exclude their Registrable Securities from the Registration

Statement under Section 4(b), the Company shall use reasonable efforts to (i) promptly register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities under such other securities or "blue sky" laws of all applicable jurisdictions in the United States as any holder of Registrable Securities reasonably requests in writing,
(ii) promptly prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) promptly take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) promptly take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such jurisdiction, except in such jurisdictions where the Company is subject to service of process. The Company shall promptly notify each Investor who holds Registrable Securities and Legal Counsel of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

            (f) Notwithstanding anything to the contrary set forth herein, as promptly as practicable after becoming aware of such event, the Company shall notify each Investor and Legal Counsel in writing of the happening of any event as a result of which (i) the Registration Statement or any amendment or supplement thereto, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus related to such Registration Statement or any amendment or supplement thereto includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 3(n) of this Agreement, promptly prepare a supplement or amendment to such Registration Statement and prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor and Legal Counsel as such Investor or Legal Counsel may reasonably request. The Company shall also promptly notify each Investor and Legal Counsel in writing (i) when a prospectus and each prospectus supplement or amendment thereto has been filed, and when a Registration Statement and each amendment (including post-effective amendments) and supplement thereto has been declared effective by the Commission (notification of such effectiveness shall be delivered to each Investor and Legal Counsel by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that an amendment (including any post-effective amendment) or supplement to a Registration Statement or prospectus would be appropriate (subject to Section 3(n) hereof).

            (g) Subject to Section 3(n) of this Agreement, the Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities and Legal Counsel of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

            (h) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with United States federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, prospectus or any amendment or supplement thereto, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, unless ordered or requested by the Commission or other governmental authority not to do so, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            (i) The Company shall use reasonable efforts to cause all the Conversion Shares or Warrant Shares to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Conversion Shares or Warrant Shares is then permitted under the rules of such exchange The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

            (j) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Registrable Securities, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

            (k) In connection with any sale or transfer of Registrable Securities pursuant to a Registration Statement, the Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and, registered in such names as the Investors may request.

            (l) If requested by an Investor, the Company shall (i) as soon as practicable, incorporate in each prospectus supplement or post-effective amendment to the Registration Statement such information as an Investor provides in writing and reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, and (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

            (m) The Company shall comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

            (n) Within two (2) Business Days after a Registration Statement is ordered effective by the Commission the Company will so notify the transfer agent for the Registrable Securities and the Investors whose Registrable Securities are included in the Registration Statement.

            (o) Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Board of Directors of the Company relying upon the opinion of counsel, in the best interests of the Company (a "Grace Period"); provided, however, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; provided further, that no single Grace Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five
(365) day period, the aggregate of all of the Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least ten (10) trading days after the last day of any prior Grace Period (each Grace Period complying with this provision being an "Allowable Grace Period"). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. The provisions of Section 3(g) of this Agreement shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) of this Agreement.

            SECTION 4. OBLIGATIONS OF THE INVESTORS.

            (a) At least three (3) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each

Investor shall promptly notify the Company of any material change with respect to such information previously provided to the Company by such Investor.

            (b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement, in which case, such Investor does not need to cooperate with the Company until it notifies the Company of its desire to include one or more shares of the Registrable Securities in such Registration Statement.

            (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(n) of this Agreement or the first sentence of Section 3(f) of this Agreement, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statements covering such Registrable Securities until such Investor's receipt of the copies of the amended or supplemented prospectus contemplated by Section 3(g) of this Agreement or the first sentence of Section 3(f) of this Agreement or receipt of notice that no amendment or supplement is required and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice (other than a single file copy, which such Investor may keep) in such Investor's possession.

            SECTION 5. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall pay all fees and disbursements relating to the qualification of the Indenture under the TIA. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to Ten Thousand United States Dollars ($10,000) for each Registration Statement. The Company shall pay all of the Investors' reasonable costs (including fees and disbursements of Legal Counsel) incurred in connection with the successful enforcement of the Investors' rights under this Agreement.

            SECTION 6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment (including post-effective amendments) or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if authorized for use by the Company prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if any) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any material violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6(c) of this Agreement, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a) and the agreement with respect to contribution contained in Section 7 of this Agreement: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or its legal counsel expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) of this Agreement; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

            (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a) of this Agreement, the Company, each of its directors, each of its officers who signs the Registration Statement, its agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party"), against any Claims or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or Indemnified Damages arise out of or are based upon any Violation (including for purposes of this paragraph, a material violation of this Agreement by the Investor), in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor or its legal counsel expressly for use in connection with such Registration Statement and, subject to Section 6(c) of this Agreement, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnification agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 of this Agreement shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, that the Investor shall be liable under this Section 6(b) for only that amount of the Claims and Indemnified Damages as does not exceed the net proceeds to such Investors as a result of the sale of Registrable Securities giving rise to such liability. Such indemnification agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            (c) Promptly after an Indemnified Person or Indemnified Party under this Section 6 has knowledge of any Claim as to which such Indemnified Person or Indemnified Party reasonably believes indemnity may be sought or promptly after such Indemnified Person or Indemnified Party receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of such Claim, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party. In the case of an Indemnified Person, the legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full release from all liability in respect to such Claim and action and proceeding. After indemnification as provided for under this Agreement, the rights of the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party as provided in this Agreement shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

            (d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

            (e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

            (f) The indemnification agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

            SECTION 7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 of this Agreement to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to Section 6 or this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. The provisions of this Section 7 shall remain in full force and effect, regardless of the investigation made by or on behalf of the beneficiaries of this Section 7 and shall survive the transfer of Registrable Securities by the Investors pursuant to Section 9 of this Agreement.

            SECTION 8. REPORTING.

            (a) Reports Under The Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company shall use reasonable efforts to:

                  (1) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (3) furnish to each Investor, so long as such Investor owns
            Registrable Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

            (b) Rule 144A Information. The Company shall, upon request of any Investor, make available to such Investor the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act.

            SECTION 9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the obligations of an Investor under this Agreement; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Indenture, the Notes, the Warrant Agent Agreement, and the Warrants; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.

            SECTION 10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least a majority of the Conversion Shares or Warrant Shares, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or on the exercise of the Warrants. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

            SECTION 11. MISCELLANEOUS.

            (a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

            (b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender's facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                If to the Company:

                          Rockford Corporation
                          600 South Rockford Drive
                          Tempe, Arizona 85281
                          Telephone:      (480) 967-3565
                          Facsimile:      (480) 966-3639
                          Attention:      Mr. W. Gary Suttle

                with a copy to:

                          Steptoe & Johnson LLP
                          201 E. Washington St., Suite 1600
                          Phoenix, Arizona 85004
                          Telephone:      (602) 257-5200
                          Facsimile:      (602)257-5299
                          Attention:      Kevin Olson, Esq.


                If to Piper Jaffray & Co.:

                          Piper Jaffray & Co.
                          345 California Street, Suite 2100
                          San Francisco, California  94104
                          Telephone:      (415) 277-1500
                          Facsimile:      (415) 984-5121
                          Attention:      Mr. Brendan Dyson

                with a copy to:

                          Gibson, Dunn & Crutcher LLP
                          1050 Connecticut Avenue NW
                          Washington, DC 20036
                          Telephone:  (202) 955-8500
                          Facsimile:  (202) 467-0539
                          Attention:  Brian Lane, Esq.

                If to Legal Counsel:

                          Gibson, Dunn & Crutcher LLP
                          1050 Connecticut Avenue NW
                          Washington, DC 20036
                          Telephone:  (202) 955-8500
                          Facsimile:  (202) 467-0539
                          Attention:  Brian Lane, Esq.

                If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto as Exhibit A, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (e) This Agreement, the Securities Purchase Agreement, the Indenture, the Notes, the Warrant Agent Agreement, the Warrants, the Security Agreement, the Intercreditor Agreement and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Indenture, the Notes, the Warrant Agent Agreement, the Warrants, the Security Agreement and the Intercreditor Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

            (f) Subject to the requirements of Section 9 of this Agreement, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

            (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (j) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least a majority of the Conversion Shares or Warrant Shares, determined as if all of the Notes held by Investors then outstanding have been converted into Conversion Shares and all Warrants then outstanding have been exercised for Warrant Shares without regard to any limitations on conversion of the Notes or on the exercise of the Warrants.

            (k) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

                                    "COMPANY"

                                    ROCKFORD CORPORATION

                                    By:
                                          ---------------------------
                                         Its:
                                              -----------------------


                                    "PIPER JAFFRAY "

                                    PIPER JAFFRAY & CO.


                                    By:
                                         ---------------------------
                                        Its:
                                             -----------------------

                    [Signatures of Buyers on Following Page]

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                    "BUYER"


                                    -------------------------------------------
                                      (print full legal name of Buyer)

                                    By:
                                       ----------------------------------------
                                       (signature of authorized representative)

                                    Name:
                                         --------------------------------------

                                    Its:
                                         --------------------------------------

                   EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT

                               SCHEDULE OF BUYERS

SECTION 1.   Definitions..........................................1

SECTION 2.   Registration.........................................2

SECTION 3.   Related Obligations..................................5

SECTION 4.   Obligations Of The Investors........................10

SECTION 5.   Expenses Of Registration............................11

SECTION 6.   Indemnification.....................................11

SECTION 7.   Contribution........................................14

SECTION 8.   Reporting...........................................14

SECTION 9.   Assignment of Registration Rights...................14

SECTION 10.  Amendment of Registration Rights....................15

SECTION 11.  Miscellaneous.......................................15


EXHIBIT A    Schedule of Buyers.................................A-1

                                    EXHIBIT F

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

      SECURITY AGREEMENT, dated as of June 10, 2004, among ROCKFORD CORPORATION, an Arizona corporation (the "Company"), and Audio Innovations, Inc., an Oklahoma corporation ("AII" and, together with the Company, the "Grantors" and each individually a "Grantor"), and BNY Western Trust Company, in its capacity as collateral agent (and any successor collateral agent, the "Agent") for the holders of the Notes (the "Holders").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Indenture dated as of the date hereof by and between Company and BNY Western Trust Company (the "Trustee"), as from time to time amended, restated, supplemented or otherwise modified (the "Indenture"), the Company has authorized issuance from time to time of 4.5% Convertible Senior Subordinated Secured Notes due 2009 (the "Notes");

            WHEREAS, the Grantors will receive substantial direct and indirect benefits from the Indenture and the Notes issued thereunder;

            WHEREAS, the Grantors have agreed to grant a continuing second priority Lien on the Collateral (as hereinafter defined) to secure the Obligations;

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. DEFINED TERMS. The following terms shall have the following respective meanings:

            "Accounts" shall mean all present and future rights of any Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit, charge or debit card along with all information contained on or for use with such card.

            "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five percent (5%) or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five percent (5%) or more of any class of Voting Stock or in which such Person beneficially owns or holds five percent (5%) or more of the equity interests and (c) any director or executive officer of such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

            "Agent's Commercial Judgment" means the commercially reasonable judgment of the Agent as to credit or, where applicable, other matters, in each case exercised in good faith.

            "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

            "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

            "Collateral" shall have the meaning set forth in Section 2 hereof.

            "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by each Grantor.

            "Direct Foreign Subsidiaries" shall mean, collectively, Rockford (Europe) Elektronik Vertriebs GmbH, a German GmbH, and Rockford Foreign Sales Corporation, a Barbados corporation, as the direct foreign Subsidiaries of the Company.

            "EBITDA" shall mean for any fiscal period, as applicable, of the Company, the sum of operating income of the Company and its Subsidiaries on a consolidated basis, excluding any non-recurring or special items, plus depreciation and amortization expense deducted therefrom, as calculated by the Company's chief financial officer consistent with the information presented in the financial statements of the Company filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act.

            "Equipment" mean all of each Grantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

            "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

            "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any Borrower's Subsidiary under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

            "Intellectual Property" shall mean all of each Grantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, service marks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

            "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by each Grantor.

            "Inventory" shall mean all of each Grantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Grantor as lessor; (b) are held by such Grantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Grantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

            "Lien" means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

            "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Notes, the Indenture, the Securities and all other obligations, liabilities and indebtedness of every kind, nature and description owing by the Company under the Securities, the Indenture, the Securities Purchase Agreement, the Registration Rights Agreement and the Warrant Agent Agreement, in each case whether now or hereafter existing, direct or indirect, absolute or contingent, due or not due, primary or secondary, liquidated or unliquidated, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

            "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Grantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

            "Real Property" shall mean all now owned and hereafter acquired real property of each Grantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

            "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Grantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; and (c) all payment intangibles of such Grantor and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to such Grantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Grantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Grantor) or otherwise associated with any Accounts, Inventory or general intangibles of such Grantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Grantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Grantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Grantor is a beneficiary).

            "Records" shall mean all of each Grantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Grantor with respect to the foregoing maintained with or by any other person).

            "Required Holders" means such Holder(s) as are entitled to take action or direct the Trustee pursuant to the terms of the Indenture.

            "Securities" shall have the meaning ascribed to it in the Securities Purchase Agreement.

            "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

            "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

            "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted "Revised Article 9" of the UCC on or after July 1, 2001.

            "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

            All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

      2. GRANT OF LIEN.

            As security for all Obligations, each Grantor hereby grants to the Agent, for the benefit of the Agent, the Trustee and the Holders, a continuing security interest in, lien on, assignment of and right of set-off against, all personal and real property and fixtures and interests in property and fixtures of such Grantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent, collectively, the "Collateral"), including:

      (a) all Accounts;

      (b) all general intangibles, including, without limitation, all Intellectual Property;

      (c) all goods, including, without limitation, Inventory and Equipment;

      (d) all Real Property and fixtures;

      (e) all chattel paper (including all tangible and electronic chattel paper);

      (f) all Instruments (including all promissory notes);

      (g) all Documents;

      (h) all deposit accounts;

      (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

      (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of such Grantor now or hereafter held or received by or in transit to Agent, any Holder or any of their respective Affiliates or at any other depository or other institution from or for the account of such Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

      (l) all commercial tort claims;

      (m) to the extent not otherwise described above, all Receivables;

      (n) all Records; and

      (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding the generality of the foregoing, one-third of the Capital Stock of each of the Direct Foreign Subsidiaries shall be excluded from "Collateral".

      3. PERFECTION AND PROTECTION OF SECURITY INTEREST.

            (a) Each of the Grantors shall, at their own expense, perform all steps reasonably requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) placing notations on such Grantor's books of account to disclose the Agent's security interest; and (iii) taking such other steps as are reasonably deemed necessary or desirable to maintain and protect the Agent's Liens; provided that on the anniversary of the Closing Date and within 30 days after the Agent's request therefor, the Company shall furnish the Agent an Opinion of Counsel pursuant to Section 17.4 of the Indenture, whether or not such Opinion of Counsel is required by the TIA. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

            (b) Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that
(i) accurately describe the Collateral and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

            (c) From time to time, each Grantor shall, upon the Agent's reasonable request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral, but any Grantor's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to any Grantor. Subject to Section 20(f), so long as the Indenture is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral.

            (d) Terminations, Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.

            4. LOCATION OF COLLATERAL. (a) Each of the Grantors represents and warrants to the Agent, the Trustee and the Holders that: (A) Schedule I is a correct and complete list of the location of its chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business. Each Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Grantor on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule I, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith.

            5. Jurisdiction of Organization. Schedule II hereto identifies each Grantor's name as of the Closing Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Grantor's state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which the such Grantor is incorporated or organized. Each Grantor has only one state of incorporation or organization.

            6. Title to, Liens on, and Sale and Use of Collateral. Each Grantor represents and warrants to the Agent, the Trustee and the Holders and agrees with the Agent, the Trustee and the Holders that: (a) such Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Liens securing the Senior Facility and all Liens permitted thereunder; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except as set forth in the Indenture; and (c) such Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

            7. Access and Examination. The Grantors shall permit representatives and independent contractors of Agent access to their properties and records from time to time upon the reasonable request of Agent.

            8. Collateral Reporting. Each Grantor shall provide the Agent with the following documents at the following times in form reasonably satisfactory to the Agent: (a) upon request, copies of invoices in connection with the Grantor's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Grantor's Accounts and for Inventory and Equipment acquired by such Grantor, purchase orders and invoices; (b) such other reports as to the Collateral of such Grantor as the Agent shall in the Agent's Commercial Judgment request from time to time; and (c) with the delivery of each of the foregoing, a certificate of such Grantor executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If either of the Grantor's records or reports of the Collateral of type required to be delivered hereunder are prepared by an accounting service or other agent, such Grantor hereby authorizes such service or agent to deliver such records, reports, and related documents (but only to the extent necessary to satisfy the foregoing reporting requirements) to the Agent, for distribution to the Trustee and the Holders.

            9. ACCOUNTS. Each Grantor hereby represents and warrants to the Agent, the Trustee and the Holders, with respect to such Grantor's Accounts, that each existing Account represents, and each future Account will represent, a bona fide sale or lease and shipment of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor's business.

      10. INVENTORY.

            Each Grantor represents and warrants to the Agent, the Trustee and the Holders and agrees with the Agent, the Trustee and the Holders that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor's business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business. Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. After and during the continuation of an Event of Default, each Grantor will conduct a physical count of the Inventory at such times as the Agent requests.

      11. EQUIPMENT.

            (a) Each Grantor represents and warrants to the Agent, the Trustee and the Holders and agrees with the Agent, the Trustee and the Holders that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor's business, and is and will be fit for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

            (b) Each Grantor shall promptly inform the Agent of any material additions to or deletions from the Equipment. No Grantor shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. No Grantor will, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Grantor's Equipment constituting Collateral.

            12. Documents, Instruments, and Chattel Paper. Each Grantor represents and warrants to the Agent and the Lenders that all Documents, Instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine in all material respects.

            13. Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Trustee (acting at the direction of the Required Holders), pay any amount or do any act required of any Grantor hereunder or under the Indenture or any other Security Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which any Grantor fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral; provided, however, that the Agent shall be under no obligation to take any action which in its sole discretion would subject the Agent to personal or financial liability. Any payment made or other action taken by the Agent under this Section 13 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

            14. LIMITED Power of Attorney. Each Grantor hereby appoints the Agent and the Agent's designee as such Grantor's attorney, with power: (a) to endorse such Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign such Grantor's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) so long as any Event of Default has occurred and is continuing, to send requests for verification of Accounts to customers; (e) to complete in such Grantor's name or the Agent's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Grantor's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials limited powers of attorney in such Grantor's name for such purpose; (g) to the extent that such Grantor's authorization given in
Section 3 of this Security Agreement is not sufficient, to file such financing statements with respect to this Security Agreement, with or without such Grantor's signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in such Grantor's name such financing statements and amendments thereto and continuation statements which may require such Grantor's signature; and (h) to do all things necessary to carry out the Indenture and this Security Agreement. Each Grantor ratifies and approves all acts of such attorney. None of Agent nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until the Indenture has been terminated and the Obligations have been fully satisfied.

      15. THE AGENT'S AND HOLDERS' RIGHTS, DUTIES AND LIABILITIES.

            (a) Each Holder hereby appoints BNY Western Trust Company to act as the Agent for such Person under this Security Agreement and the other Security Documents. Each Holder hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Security Agreement and the other Security Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and the Agent shall hold all Collateral, charges and collections received pursuant to this Security Agreement, for the ratable benefit of the Holders. The Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Security Agreement (including without limitation, collection of the Notes) the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Trustee or the Required Holders, and such instructions shall be binding; provided, however, that the Agent shall not be required to take any action which in the Agent's reasonable discretion exposes it to liability or which is contrary to this Security Agreement or the other Security Documents or applicable law unless the Agent is furnished with an indemnification reasonably acceptable to the Agent in its sole discretion with respect thereto and the Agent shall not be responsible for any misconduct or negligence on the part of any agents appointed with due care by the Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Security Agreement and the other Security Documents. The Agent shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or any of the other Security Documents. The Agent shall not have by reason of this Security Agreement a fiduciary relationship in respect of any Holder; and nothing in this Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Security Agreement except as expressly set forth herein.

            (b) The Grantors assume jointly and severally all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent, the Trustee or any Holder to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Holders shall, without notice to or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under the Indenture or any other agreement now or hereafter existing between the Agent and/or the Trustee or any Holder and any Grantor.

            (c) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. None of the Agent, the Trustee nor any Holder shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent, the Trustee or any Holder of any payment relating to any contract or license pursuant hereto. None of the Agent, the Trustee nor any Holder shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      16. COST AND EXPENSES; INDEMNIFICATION.

            (a) The Grantors agree to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, administration, enforcement, and termination of this Security Agreement or any of the other Security Documents, including: (a) all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Security Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Security Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Grantors under this Agreement that the Grantors fail to pay or take; and (f) costs and expenses of preserving and protecting the Collateral. The foregoing shall not be construed to limit any other directly contrary provisions of this Agreement regarding costs and expenses to be paid by any Grantor.

            (b) In any suit, proceeding or action brought by Agent, the Trustee or any Holder to enforce its rights with respect to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will jointly and severally save, indemnify and keep Agent, the Trustee and Holders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent, the Trustee or any Holder, to the extent such expense, loss, or damage is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of Agent, the Trustee or such Holder as finally determined by a court of competent jurisdiction. All such obligations of the Grantors shall be and remain enforceable against and only against each Grantor and shall not be enforceable against Agent, the Trustee or any Holder.

      17. REMEDIES; RIGHTS UPON DEFAULT.

            (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Indenture, and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, and subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent, the Trustee or any Holder shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent, the Trustee and Holders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on the Grantors' premises or elsewhere and shall have the right to use the Grantors' premises without charge for such time or times as Agent reasonably deems necessary or advisable.

            (b) Each Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at such Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent, the Trustee and Holders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided herein, in the Intercreditor Agreement and in the Indenture, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to the applicable Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent, the Trustee or any Holder arising out of the repossession, retention or sale of the Collateral except such as determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of Agent, the Trustee or such Holder. Each Grantor agrees that ten (10) days prior written notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys' fees or other out-of-pocket expenses actually incurred by Agent, the Trustee or any Holder to collect such deficiency.

            (c) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

            (d) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
(c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 17(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 17(d). Without limitation upon the foregoing, nothing contained in this Section 17(d) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 17(d).

            18. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Agent to exercise rights and remedies under Section 17 hereof (including, without limiting the terms of Section 17 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent, the Trustee and Holders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

            19. LIMITATION ON AGENT'S AND HOLDERS' DUTY IN RESPECT OF
COLLATERAL.

            (a) None of Agent, the Trustee or any Holder shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent, the Trustee or such Holder, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

            (b) The Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Agent in good faith.

            (c) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Grantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

      20. MISCELLANEOUS.

            (a) REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            (b) NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture; provided, however that notice to the Agent shall be delivered to the following address or such other address as notified by the Agent from time to time:

            BNY Western Trust Company
            Attention:  Corporate Trust Administration
            700 S. Flower Street - Suite 500
            Los Angeles, CA  90017

            Fax:  213-630-6298

            (c) SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Indenture and the other Security Documents which, taken together, set forth the complete understanding and agreement of Agent, the Trustee, the Holders and the Grantors with respect to the matters referred to herein and therein.

            (d) NO WAIVER; CUMULATIVE REMEDIES. Neither Agent, the Trustee nor any Holder shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, the Trustee or any Holder, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and the Grantors.

            (e) LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            (f) TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 20(a) hereof, this Security Agreement shall terminate upon the earlier of (i) payment or satisfaction in full of all other Obligations (other than indemnification Obligations as to which no claim has been asserted) or (ii) the Company's furnishing of an Officer's Certificate to the Agent certifying that the Company's average monthly EBITDA for any twelve consecutive months commencing with the month ending June 30, 2004 has been positive.

            (g) INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 10, 2004 (the "Intercreditor Agreement") among Congress Financial Corporation (Western) as Senior Agent, BNY Western Trust Company, as

Trustee, and the Grantors. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

            (h) SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors (including any debtor-in-possession on behalf of any Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent, the Trustee and Holders, hereunder, inure to the benefit of Agent, the Trustee and Holders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agent, the Trustee and Holders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

            (i) COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

            (j) GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, LOS ANGELES, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GRANTOR, AGENT, THE TRUSTEE AND HOLDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS; PROVIDED, THAT AGENT, THE TRUSTEE, HOLDERS AND THE GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, LOS ANGELES, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR

EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN SECTION 18.3 OF THE INDENTURE (SUCH NOTICE TO AII BEING DELIVERED TO THE COMPANY IN CARE OF AII AT THE COMPANY'S ADDRESS SET FORTH IN SECTION 18.3 OF THE INDENTURE) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            (k) WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

            (l) SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            (m) NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

            (n) BENEFIT OF HOLDERS. All Liens granted or contemplated hereby shall be for the benefit of Agent, the Trustee and Holders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Indenture.

            (o) INCORPORATION BY REFERENCE. All of the rights, protections, immunities and privileges granted to the Trustee under the Indenture are incorporated by reference herein and shall inure to the benefit of the Agent herein.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                       ROCKFORD CORPORATION, as a Grantor


                                       By:
                                            ------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                               ---------------------------------


                                       AUDIO INNOVATIONS, INC., as a Grantor


                                       By:
                                            ------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                               ---------------------------------


                                       BNY WESTERN TRUST COMPANY,
                                       as Agent

                                       By:
                                            ------------------------------------
                                       Name:
                                              ----------------------------------
                                       Title:
                                               ---------------------------------

                                   SCHEDULE I

                              ROCKFORD CORPORATION

1. The chief executive office of Rockford Corporation is located at the street address set forth below, which is in Maricopa County, in the State of Arizona.

      600 South Rockford Drive
      Tempe, Arizona 85281

2. The books and records of Rockford Corporation pertaining to accounts, contract rights, inventory, etc. are located at the following street address:

      600 South Rockford Drive
      Tempe, Arizona 85281

3. In addition to the chief executive office, Rockford Corporation has Collateral located at the addresses set forth below.

      a. Rockford Corporation
         600 South Rockford Drive
         Tempe, Arizona 85281

      b. Rockford Corporation
         2356 Turner Avenue
         Grand Rapids, Michigan 49544

      c. Rockford Corporation
         648 South River Drive
         Tempe, Arizona 85181

      d. Rockford Corporation
         609 Myrtle Street NW
         Grand Rapids, Michigan 49546

      e. Rockford Corporation
         636 South River Drive
         Tempe, Arizona 85281

      f. Rockford Corporation
         600 Webster Street NW
         Grand Rapids, Michigan 49504

      g. Rockford Corporation
         955 North Fiesta Boulevard, #4
         Gilbert, Arizona 85233

      h. Rockford Corporation
         3056 Walker Ridge Drive
         Walker, Michigan 49512

      i. Rockford Corporation
         546 South Rockford Drive
         Tempe, Arizona 85281

      j. Rockford Corporation
         6400 Goodyear Road
         Benecia, California

      k. Rockford Corporation
         2055 East 5th Street
         Tempe, Arizona 85281

      l. Rockford (Europe) Elektronik Vertriebs GmbH
         An Der Autobahn 26, 28876 Oyten
         Germany

      m. MB Quart GmbH
         Neckarstrasse 20, 74847 Obrigheim
         Germany

4. There are no other places of business or other locations of any assets used by Rockford Corporation.

      AUDIO INNOVATIONS, INC.

1. The chief executive office of Audio Innovations, Inc. is located at the street address set forth below, which is in Payne County, in the State of Oklahoma.

      2805 East Sixth Street
      Stillwater, Oklahoma 74074

2. The books and records of Audio Innovations, Inc. pertaining to accounts, contract rights, inventory, etc. are located at the following street address:

      2805 East Sixth Street
      Stillwater, Oklahoma 74074

3. In addition to the chief executive office, Audio Innovations, Inc. has Collateral located at the addresses set forth below.

      a. 3324 N. Park Drive
         Stillwater, Oklahoma 74074

      b. 2811 East Sixth St.
         Stillwater, Oklahoma 74074

      c. 2723 East Sixth St.
         Stillwater, Oklahoma 74074

      d. 2805 East Sixth St.
         Stillwater, Oklahoma 74074

      e. 2817 East Sixth St.
         Stillwater, Oklahoma 74074

4. There are no other places of business or other locations of any assets used by Audio Innovations, Inc.

                                   SCHEDULE II

                                                 Organizational      Jurisdiction of
Name of Entity               Type of Entity         ID Number         Incorporation
--------------               --------------         ---------         -------------
Rockford Corporation           Corporation          0131298-2             Arizona

Audio Innovations, Inc.        Corporation         1900386865             Oklahoma

                                    EXHIBIT G

                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

June 10, 2004


VIA FEDERAL EXPRESS

Equiserve Trust Company, N.A.
1 North State Street, 11th Floor
Chicago, Illinois  60602
Attn:  Tammie Marshall

            Re: Reservation of Shares of Common Stock Pursuant to Sale by Rockford Corporation of up to $12,500,000 in Aggregate Principal Amount of 4.5% Convertible Senior Subordinated Secured Notes due 2009 and Warrants to Purchase up to 3,012,759 Shares of Common Stock

Ladies and Gentlemen:

            Rockford Corporation, an Arizona corporation (the "Company"), has agreed (i) to sell to the buyers listed on Schedule A hereto (the "Buyers"), on the date hereof, twelve million five hundred thousand ($12,500,000) in aggregate principal amount of 4.5% Convertible Senior Subordinated Secured Notes due 2009 (the "Notes"), convertible into shares of the common stock, $0.01 par value per share (the "Common Stock") of the Company, and warrants (the "Buyer Warrants") to purchase 590,737 shares of Common Stock, pursuant to that certain Securities Purchase Agreement dated as of June 10, 2004, by and among the Company and each Buyer (the "Securities Purchase Agreement"), and (ii) to issue to Piper Jaffray & Co. ("Piper Jaffray") a warrant to purchase the number of shares of Common Stock set forth in the Schedule of Fees attached as Exhibit D to the Securities Purchase Agreement (the "Piper Jaffray Warrant" and, together with the Buyer Warrants, the "Warrants"). Capitalized terms used herein without definition have the meanings assigned to them in the Securities Purchase Agreement.

            You are hereby instructed to:

            Establish as of the date of this letter a reserve of 2,481,096 shares of Common Stock for issuance to holders of Notes upon conversion of their Notes (the "Conversion Share Reserve"). The Conversion Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof.

            Establish as of the date of this letter a reserve of 682,301 shares of Common Stock for issuance to holders of Warrants upon exercise of their Warrants (the "Warrant Share Reserve"). The Warrant Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof.

            A registration statement on Form S-3 to register the Common Stock issuable out of the Conversion Share Reserve and the Warrant Share Reserve (the "Registration Statement") will be filed with the Securities and Exchange Commission (the "Commission") on or before July 10, 2004. We will forward to you copies of the filing promptly after it is declared or deemed effective by the Commission.

            Until the Registration Statement is declared effective by the Commission, the certificates evidencing the shares of Common Stock issued out of the Conversion Share Reserve or the Warrant Share Reserve will bear the restrictive legend set forth below:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

            Until the Registration Statement is declared effective by the Commission, certificates evidencing shares of Common Stock held by or transferred to an "affiliate" (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company will bear the restrictive legend set forth below:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

      THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

            So long as you have previously received (i) an opinion of the Company's outside counsel (which the Company shall direct be delivered to you by such outside counsel upon the effectiveness of the Registration Statement covering the resales of the Common Stock) stating that a Registration Statement covering the resales of the Common Stock has been declared effective by the Commission under the Securities Act (the "Opinion"), (ii) a certification from the clearing broker for the Buyers as to the fact that the sale of the Common Stock was made in compliance with the Plan of Distribution set forth in the Registration Statement (the "Broker Certification"), (iii) a copy of the Registration Statement and (iv) confirmation from the Company that sales are permitted under the Registration Statement at that time, the certificates representing the Common Stock sold pursuant to the Registration Statement shall not bear any legend restricting transfer of the Common Stock thereby and should not be subject to any stop-transfer restriction.

            We enclose the following additional documents:

            1.    A copy of the Securities Purchase Agreement; and

            2. A capitalization table listing the Buyers and Piper Jaffray and their respective beneficial ownership interests in the shares of Common Stock.

            Please be advised that the Buyers have relied upon this instruction letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each of the Buyers is a third party beneficiary to these instructions.

            Please sign in the space provided below to evidence your acceptance and acknowledgment of your responsibilities under this letter. Please call me at
(480) 967-3565 if you require any further information. Thank you for your assistance.

                                       Very truly yours,

                                       ROCKFORD CORPORATION

                                        By:
                                           -------------------------------------

                                       Its:
                                           -------------------------------------

Acknowledged and Agreed:


Equiserve Trust Company, N.A.


By:
    -----------------------------------
Its:

cc:      Mr. David J. Fullerton (w/o encl.)

Enclosures

                                    EXHIBIT H

                         FORM OF COMPANY COUNSEL OPINION

      The Company is a corporation validly existing in good standing under the laws of the State of Arizona, with all requisite corporate power and authority to own, lease and operate its properties and assets, to conduct its business as described in the Confidential Private Placement Memorandum, and to enter into and perform its obligations under the Transaction Documents.

      The Subsidiaries are corporations validly existing in good standing under the laws of their respective jurisdictions of incorporation, with all requisite corporate power and authority to own, lease and operate its properties and assets, to conduct their businesses as described in the Confidential Private Placement Memorandum.

      The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and the Transaction Documents have been duly executed and delivered by the Company.

      The Transaction Documents constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as rights to indemnification and contribution may be limited by federal or state securities laws and policies underlying such laws and (ii) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

      The execution and delivery by the Company of the Transaction Documents do not, and the Company performance of its obligations under the Transaction Documents will not, (i) violate the Company's Articles of Incorporation or By-Laws, (ii) violate, breach or result in a default under, any existing obligation of or restrictions on the Company under any other agreement listed in an exhibit to the Company's most recent annual report on Form 10-K or any quarterly report on Form 10-Q filed since such annual report, (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any state or federal court or governmental authority binding on the Company, and known to us, or (iv) to our knowledge, violate any current Arizona or New York federal statute, rule or regulation that we have recognized as applicable to the Company or to transactions of the type contemplated by the Transaction Documents.

      The Notes have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Notes in accordance with the Securities Purchase Agreement, to our knowledge will be made and issued free of preemptive or similar rights.

      The Warrants have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Warrants in accordance with the

Securities Purchase Agreement, the Warrants will be validly issued, fully paid, and nonassessable and to our knowledge, free of preemptive or similar rights.

      The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Notes by all necessary corporate action on the part of the Company and, upon conversion of the Notes and delivery of the Conversion Shares in accordance with the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and to our knowledge, free of preemptive or similar rights.

      The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants by all necessary corporate action on the part of the Company and, upon payment of the exercise price upon exercise of the Warrants and delivery of the Warrant Shares in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid, and nonassessable and to our knowledge, free of preemptive or similar rights.

      Each of the Company and AII has granted a valid security interest in favor of the Trustee for the benefit of the Investors in the Collateral described in the Security Agreement securing the performance of the obligations purported to be secured thereby, to the extent a security interest can be created therein by the filing of UCC-1 financing statement under Article 9 of the NYUCC. Under the choice of law provisions of Article 9 of the NYUCC, the local law of the State of Arizona and the State of Oklahoma govern the perfection of a security interest in Collateral of the Company and AII, respectively, by filing of financing statements (except for fixture filings). Upon the filing of financing statements with the governmental offices indicated on Schedule A, such security interest in the UCC Collateral of the Company and AII will be perfected to the extent security interests therein can be perfected by the filing of UCC-1 financing statements under Article 9 of the Arizona UCC and the Oklahoma UCC, respectively.

      No order, consent, permit or approval of any Arizona, New York or federal governmental authority that we have recognized as applicable and material to the Company or to the transactions of the type contemplated by the Transaction Documents is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Transaction Documents except as may be required under applicable state and federal securities laws and regulations applicable to the offer and sale of the Securities and by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

      Assuming the accuracy of your representations in Section 2 of the Securities Purchase Agreement and the representations made by Piper Jaffray in the Placement Agent Certificate, no registration under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act, is required for the purchase and sale of the Notes and the Warrants or the issuance to Piper Jaffray of the Piper Jaffray Warrants in the manner contemplated by the Securities Purchase Agreement and the Confidential Private Placement Memorandum. Assuming that the exemption provided by Section 3(a)(9) of the Securities Act of 1933 would be available, no registration under the Securities Act will be required for the issuance of the Conversion Shares and the Warrant Shares in the manner contemplated by the Notes and the Warrants, respectively.

      We do not know of any contract or other document of a character required to be filed as an SEC Document which is not filed as required.

      The SEC Documents incorporated by reference in the Confidential Private Placement Memorandum, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q, Form 8-K and Schedule 14-A, except that we express no opinion concerning the financial statements and other financial or statistical information contained or incorporated by reference therein or the exhibits thereto.

      In the course of acting as counsel for the Company in connection with the preparation by the Company of the Confidential Private Placement Memorandum, we have participated in conferences with officers and representatives of the Company, the independent accountants of the Company, and representatives of Piper Jaffray and their counsel, at which time the contents of the Confidential Private Placement Memorandum and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Confidential Private Placement Memorandum, based on such participation, no facts have come to our attention that would lead us to believe that the Confidential Private Placement Memorandum (except that we express no view with respect to the financial statements, including the notes thereto, and schedules or other financial data included therein or the exhibits contained in the SEC Documents) as of the date thereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   SCHEDULE A
                        TO THE OPINION OF COMPANY COUNSEL

GOVERNMENTAL OFFICES

                                  SCHEDULE 3(A)

                                  SUBSIDIARIES

1.    Audio Innovations, Inc., an Oklahoma corporation

2.    MB Quart GmbH, a German GmbH

3.    MB Quart Shanghai, Inc., an Arizona corporation

4.    SimpleDevices, Inc., a Delaware corporation

5.    Rockford (Europe) Elektronik Vertriebs GmbH, a German GmbH

6.    Rockford Foreign Sales Corporation, a Barbados corporation

7.    Rockford Sales.Com, Inc., an Arizona corporation

8.    Rockford Singapore Corporation, an Arizona corporation

Note: Rockford Corporation owns, directly or indirectly through another subsidiary, 100% of the equity of each listed subsidiary except for SimpleDevices. Rockford owns 51% of the fully diluted equity of SimpleDevices

                                   SCHEDULE A

                            COMPANY WIRE INSTRUCTIONS

Please send all wires to Arizona Escrow & Financial Corporation as follows:

                                  SCHEDULE 4(P)

                     BUYERS ELECTING SECTION 4(P) TREATMENT

SECTION 1.Purchase and Sale of Notes and Warrants..............................2

SECTION 2.Buyer's Representations and Warranties...............................2

SECTION 3.Representations and Warranties of the Company........................6

SECTION 4.Covenants...........................................................13

SECTION 5.Transfer Agent Instructions.........................................17

SECTION 6.Conditions to the Company's Obligation to Close.....................18

SECTION 7.Conditions to Each Buyer's Obligation to Purchase...................18

SECTION 8.Indemnification.....................................................20

SECTION 9.Miscellaneous.......................................................21


                                    SCHEDULES

Schedule 3(a)....................Subsidiaries

Schedule A.......................Company Wire Instructions

Schedule 4(p)....................Buyers Electing Section 4(p) Treatment


                                    EXHIBITS

Exhibit A........................Schedule of Buyers

Exhibit B........................Form of Indenture

Exhibit C........................Form of Warrant Agent Agreement

Exhibit D........................Schedule of Fees

Exhibit E........................Form of Registration Rights Agreement

Exhibit F........................Form of Security Agreement

Exhibit G........................Form of Irrevocable Transfer Agent Instructions

Exhibit H........................Form of Company Counsel Opinion